                                                                 EXHIBIT (b)(4)

                              FACILITIES AGREEMENT

                                      for

                       L.3,625,000,000 CREDIT FACILITIES




                         TU FINANCE (NO. 1) LIMITED                         (1)


                         TU FINANCE (NO. 2) LIMITED                         (2)
                              TU ACQUISITIONS PLC

                             CHASE MANHATTAN PLC                            (3)
                         LEHMAN BROTHERS INTERNATIONAL
                       MERRILL LYNCH CAPITAL CORPORATION
                            as Joint Lead Arrangers

                          THE CHASE MANHATTAN BANK                          (4)
                          LEHMAN COMMERCIAL PAPER INC.
                       MERRILL LYNCH CAPITAL CORPORATION
                                as Underwriters

                          THE CHASE MANHATTAN BANK                          (5)
                               as Issuing Bank

                    CHASE MANHATTAN INTERNATIONAL LIMITED                   (6)
                              as Facility Agent

                    CHASE MANHATTAN INTERNATIONAL LIMITED                   (7)
                              as Security Agent





  FOR THE PRIMARY BORROWER                            FOR THE FACILITY AGENT
        NORTON ROSE                                    LOVELL WHITE DURRANT
          London                                             London

                                    CONTENTS


1.       PURPOSE AND DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.       THE COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

3.       THE CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

4.       ADVANCES UNDER THE FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

5.       INTEREST AND INTEREST PERIODS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

6.       REPAYMENT, PREPAYMENT, CANCELLATION AND REDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

7.       FEES AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

8.       PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

9.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

10.      POSITIVE UNDERTAKINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

11.      NEGATIVE UNDERTAKINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

12.      EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

13.      INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

14.      UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES  . . . . . . . . . . . . . . . . . . . . . . . . .  78

15.      SET-OFF AND PRO-RATA PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

16.      ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

17.      FACILITY AGENT AND SECURITY AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

18.      POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

19.      DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

20.      EXONERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

21.      ENFORCEMENT AND RECOVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

22.      DETERMINATION OF MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

23.      BASIS OF DECISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105

24.      MATTERS CONCERNING THE BORROWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

25.      NOTICES AND OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

26.      GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

SCHEDULE 1

THE BANKS AND THEIR COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

SCHEDULE 2

FORMS OF DRAWDOWN NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116

SCHEDULE 3

CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

SCHEDULE 4

CALCULATION OF ADDITIONAL COST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125

SCHEDULE 5

FORM OF SUBSTITUTION CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127

SCHEDULE 6

FORM OF ACCESSION CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131

SCHEDULE 7

TERMS OF BORROWERS' INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 133

SCHEDULE 8

TERMS OF INTERBANK GUARANTEE AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136

THIS AGREEMENT is made the 2nd day of March 1998

BETWEEN:

(1) TU FINANCE (NO. 1) LIMITED (a company registered in England and Wales with company number 3505836) as Primary Borrower and the initial Permitted Borrower;

(2) TU FINANCE (NO. 2) LIMITED a company registered in England and Wales with company number 3514100 ("Finco 2") and TU ACQUISITIONS PLC, a company registered in England and Wales with company number 3455523 ("BIDCO");

(3) CHASE MANHATTAN PLC, LEHMAN BROTHERS INTERNATIONAL AND MERRILL LYNCH CAPITAL CORPORATION as joint lead arrangers (the "Arrangers");

(4) THE CHASE MANHATTAN BANK, LEHMAN COMMERCIAL PAPER INC. AND MERRILL LYNCH CAPITAL CORPORATION as the original Banks (the "Underwriters");

(5)      THE CHASE MANHATTAN BANK as the initial Issuing Bank;

(6)      CHASE MANHATTAN INTERNATIONAL LIMITED as the initial Facility Agent;
         and

(7)      CHASE MANHATTAN INTERNATIONAL LIMITED as the initial Security Agent.


IT IS AGREED as follows:


1.       PURPOSE AND DEFINITIONS

1.1      PURPOSE

         This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available:

         (a)     Acquisition Facility and Interim Facility

                 to the Primary Borrower, an Acquisition Facility in Sterling of up to L.1,775,000,000 and an Interim Facility in Sterling of up to L.1,150,000,000, each to be used for the purposes of on-lending to Finco 2 by way of debt bearing interest at a rate at least equivalent to the Facilities, to be, in turn, on- lent to Bidco in order to assist Bidco in the financing or refinancing of the following (but only after the Offer is declared or becomes unconditional in all respects as permitted by this Agreement):

                 (i) any consideration payable by Bidco to shareholders of the Target in respect of open market purchases of Target Shares;

                 (ii) the acquisition of Target Shares by Bidco pursuant to the Offer;

                 (iii) fees and expenses of the Primary Borrower and Bidco in relation to the Offer, and/or out of pocket expenses of the Parent (up to an amount reasonably satisfactory to the Arrangers), in relation to the Offer;

                 (iv) the consideration payable pursuant to the operation by Bidco of the procedures contained in sections 428 430 of the Companies Act 1985;

                 (v) the consideration payable to share option holders in the Target pursuant to any relevant offer to them by Bidco to purchase or cancel such share options; and

                 (vi) in payment to the Parent of the Excess Equity Funding (if any);

                 (vii) paying amounts due to Loan Note holders if the Loan Note Facility comes into existence or in funding the Loan Note Collateral Account with the principal amount of the Loan Note Obligation if the Loan Note Facility does not come into existence;

         (b)     Revolving Credit Facility

                 to the Primary Borrower and (subject to accession to this Agreement under clause 24) the Permitted Borrowers, a Revolving Credit Facility in Sterling (and in the case of Letters of Credit, such other currencies as are permitted by this Agreement) of up to L.700,000,000 to be used for the purpose of refinancing the Target Group's Borrowed Money, for the Target Group's general corporate purposes, to the Primary Borrower for payment of interest on the Advances drawn by the Primary Borrower falling due not more than 6 months after the Unconditional Date, for the issue of Letters of Credit by the Issuing Bank and, in part, for the REC's general corporate purposes as provided in clause 24.5. For the avoidance of doubt, the Revolving Credit Facility will not be available for the financing or refinancing of the Acquisition.

         No amounts borrowed under any of the Facilities may be used, directly or indirectly, to repay or refinance the minimum equity contribution referred to in paragraph (c) of Part B of Schedule 3 or otherwise make payments to the Parent or any of its Affiliates (except the Primary Borrower and its Subsidiaries), other than (i) to pay certain out of pocket expenses of the Parent in accordance with clause 1.1(a)(iii) above and (ii) as contemplated in clause 1.1(a)(vi) above.

1.2      DEFINITIONS

         In this Agreement, unless the context otherwise requires:

         "ACCESSION CERTIFICATE" means an accession certificate (by way of deed) in the form or substantially the form of schedule 6 and entered into or to be entered into by a Permitted Borrower as an acceding Borrower and the Facility Agent;

         "ACQUISITION" means the acquisition by Bidco of the Target Shares whether pursuant to the Offer or pursuant to the procedures contained in Part XIIIA of the Act or by way of open market purchases (and includes where the context admits payments by Bidco to the Target's share option holders to purchase or cancel the benefit of such options);

         "ACQUISITION ADVANCE" means each borrowing under the Acquisition Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

         "ACQUISITION FACILITY" means the facility granted by the Banks under clause 2.1(a);

         "ACQUISITION FACILITY REPAYMENT DATE" means each of the scheduled repayment dates for the Acquisition Facility referred to in clause 6.1;

         "ACT" means the Companies Act 1985;

         "ACTING IN CONCERT" has the meaning given to that term in the Code;

         "ADDITIONAL COST" means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

         "ADJUSTED SHARE CAPITAL AND RESERVES" means the aggregate of the following items namely:

         (a) the nominal amount of the share capital of Finco 2 for the time being issued and paid up or credited as paid up;

         (b) the amounts standing to the credit of the consolidated reserves of the Group (including any share premium account and capital redemption reserve),

         but adjusted, to the extent that the following items have not already been added, deducted or excluded in arriving at the figures referred to in (a) or (b) above:

         (c) by deducting the amounts standing to the debit of the consolidated reserves of the Group;

         (d) by deducting any amounts attributable to interests of non-Group members in Group Subsidiaries;

         (e)     by deducting any reserves set aside for deferred taxation;

         (f) by deducting the amount by which the net book value of any fixed asset has been written up after the date of this Agreement (or, in the case of a person becoming a member of the Group after that date, the date on which it becomes a member of the Group) by way of revaluation or on its transfer from one member of the Group to another (but no such deduction shall be made in respect of (a) the amount of goodwill arising upon and in respect of the acquisition of shares in the Target or (b) any other amount if supported by, and not exceeding the amount shown by, an independent written valuation);

         (g) by deducting any amounts attributable to the consolidation of the assets and liabilities of Project Finance Subsidiaries or, if the value of such Project Finance Subsidiaries is represented by 'investment in subsidiaries' (or other investments) in the books of their relevant holding companies, deducting the amount of such investment;

         (h) by deducting the amount of any loan to Project Finance Subsidiaries (to the extent not deducted under paragraph (g) above);

         but so that no amount to be added, deducted or excluded as a result of any of the foregoing shall be added, deducted or excluded more than once in the same calculation and, where the calculation is being made as at the end of a Test Period, each such amount shall be determined by reference to the most recent financial statements and compliance certificates delivered hereunder as adjusted pursuant to the provisions of clause 10.3(c);

         "ADVANCE" means any Acquisition Advance, Interim Advance or Revolving Advance and, as the context requires, includes the making of any of the same or the amount of the same which is outstanding at any relevant time;

         "AFFECTED BANK" has the meaning given to it in clause 14.4;

         "AFFILIATE" means, in relation to any person, any Subsidiary or subsidiary undertaking (as defined in section 258 of the Act) of that person, any holding company of that person and any other Subsidiary or subsidiary undertaking of that holding company;

         "AGREED PROJECTIONS" means the projections for the Group dated 2 March 1998 as amended by the supplemental projections of 3 March 1998, both in the agreed form;

         "APPLICABLE FEES RATE" means at any time in respect of:

         (a) the Acquisition Facility and the Interim Facility, 0.5 per cent per annum at all times and on the Loan Note Facility, 0.5 per cent per annum at all times;

         (b)     the Revolving Credit Facility, 0.375 per cent. per annum;

         (c) if the Stand-alone facility referred to in Clause 24.5 is executed, the figures for the Applicable Fees Rate for the Revolving Credit Facility shall be 0.5 per cent per annum.

         "APPLICABLE MARGIN" means, at any time, 1.25% per annum or if the most recent determination of the Leverage Ratio under clause 10.3 shows that the Leverage Ratio is less than 65%, the rate per annum determined as follows:

                 LEVERAGE RATIO            AND NOT LESS THAN:       APPLICABLE MARGIN IS:
                 IS LESS THAN:
                 65%                               60%                       1%
                 60%                                -                     0.75%

         (a) any reduction in the Applicable Margin shall have effect 5 Banking Days following the date of delivery of any set of audited or management accounts for a Quarter under clause 10.1(b)(i) and (ii), together with the financial covenant compliance certificate by the Primary Borrower referred to in clause 10.1(b)(iii), until (but excluding) the effective date for any subsequent change in the Applicable Margin in accordance with this definition;

         (b) during the continuance of any Default, any margin reduction under this definition will not apply, and the Applicable Margin shall be 1.25%;

         (c) until Target has become a wholly-owned Subsidiary of Bidco and no amount is outstanding under the Interim Facility, there shall be no reduction in the Applicable Margin below 1.25%;

         "APPROPRIATE ACCOUNTING PRINCIPLES" means (i) the accounting principles, policies, standards, practices and bases (being generally accepted in the United Kingdom), as adopted in the last audited consolidated accounts of Target published prior to 1 February 1998 or
         (ii) where any change has been agreed under clause 10.3(c), such accounting principles, standards, practices and bases as have been so agreed;

         "ARRANGERS" means Chase Manhattan plc, Lehman Brothers International and Merrill Lynch Capital Corporation;

         "AUDITORS" means Deloitte & Touche L.L.P. or such other internationally recognised firm of chartered accountants as may be auditors to the Group for the time being;

         "AVAILABLE COMMITMENT" means, in relation to a Bank and save as otherwise provided herein:

         (a) in respect of the Acquisition Facility at any time, its Commitment in respect of such Facility at such time less its Contribution to all outstanding Acquisition Advances at such time;

         (b) in respect of the Interim Facility at any time, its Commitment in respect of such Facility at such time less its Contribution to all outstanding Interim Advances at such time;

         (c) in respect of the Revolving Credit Facility at any time, its Commitment in respect of such Facility at such time less:

                 (i) its Contribution to all outstanding Revolving Advances at such time;

                 (ii) its Proportion of the Sterling Amount at that time of the Outstanding Contingent Liabilities under all Letters of Credit then outstanding; and

                 (iii) its proportion of any amount paid out by the Issuing Bank under a Letter of Credit and not yet reimbursed;

         "AVAILABLE COMMITMENT TERMINATION DATE" means save as otherwise provided herein:

         (a) in relation to the Revolving Credit Facility, the Final Repayment Date;

         (b)     in relation to the Loan Note Facility, the Final Repayment
                 Date; and

         (c) in relation to the balance of the Acquisition Facility and the Interim Facility, the date falling ten months after the date of this Agreement;

         "AVAILABLE FACILITY AMOUNT" means, at any time and in respect of any Facility, the aggregate of the Available Commitments of all the Banks in respect of such Facility at such time;

         "BANKING DAY" means a day (other than Saturday or Sunday) on which banks are open for business in London and in New York;

         "BANKS" means the original banks listed in schedule 1 and includes their successors in title, assignees and Substitutes;

         "BIDCO" means TU Acquisitions PLC (company no.  3455523);

         "BORROWED MONEY" includes any Indebtedness of a person in respect of (without double counting):

         (a)     borrowed money of that person;  or

         (b) the principal amount outstanding in respect of any debentures (within the meaning of Section 744 of the Act) of that person (notwithstanding that the same are or were issued in whole or in part for a consideration other than cash) which are not beneficially owned by another member of the Group; or

         (c) the principal amount raised by that person by acceptances (not being an acceptance in relation to the purchase or sale of goods in the ordinary course of trading) or under any acceptance credit opened by any bank or accepting house on behalf of that person; or

         (d) receivables sold or discounted to the extent of any potential or contingent recourse save for recourse for disputed or ineligible debts or similar rights of recourse typical in a securitisation transaction; or

         (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the party liable where the deferred payment is not normal trade credit, is deferred for a period of more than 90 days or is arranged primarily as a method of raising finance or financing the acquisition of that asset from or through a bank or financial institution, except that, if the deferred payment is amortising, only the amount which remains to be paid shall be taken into account; or

         (f) the nominal amount of any share capital and the principal amount of any debentures or other indebtedness of any other person, the redemption or repayment of which is guaranteed or secured by or is the subject of an indemnity given by that person; or

         (g) any fixed or minimum premium payable on final redemption or repayment of any debenture, share capital or other borrowed moneys falling to be taken into account under the other paragraphs of this definition; or

         (h)     any net liability under any Derivative Transactions;  or

         (i)     the capital element of any Finance Leases; or

         (j) any amount raised under any other transaction having the commercial effect of a borrowing or entered into primarily as a means of raising finance including the "Existing Facilities" and "Existing Public Debt" as defined in clause 10.6;

         but does not include:

         (i) items of the type described in paragraphs (a) to (j) (inclusive) above which are owed by one wholly- owned member of the Group to another wholly-owned member of the Group; or

         (ii)    Project Finance Borrowings of Project Finance Subsidiaries;

         "BORROWERS" means the Primary Borrower as the borrower of the Acquisition Facility and the Interim Facility, and the Revolving Credit Facility Borrowers, and "BORROWER" means any one of them;

         "CANCELLATION DATE" means the earliest of:

         (a) the date on which the Offer lapses or is withdrawn, or is referred as provided for in paragraph c of Appendix 1 of the Press Release;

         (b) the date falling six months after the Posting Date, if the Offer has not become or been declared unconditional in all respects at that date; and

         (c) the seventh day after the date of this Agreement, if the Offer has not by then been announced;

         "CAPITALISATION" means at any time the aggregate of Adjusted Share Capital and Reserves and Consolidated Net Borrowings:

         "CERTAIN FUNDS PERIOD" means, in respect of the Acquisition Facility, the period from the date of this Agreement and ending on the earliest of:

         (a)     the Cancellation Date;

         (b) the date falling fifteen days after the Closing Date, or if prior to such fifteenth day the procedures under sections 428-430 of the Act have been implemented, the date which they are completed and all payments thereunder have been made; and

         (c) the date falling seven months after the date of this Agreement;

         "CHANGE IN CONTROL" shall be deemed to have occurred if:

         (a) any person or group of related persons (other than the Parent, any Subsidiary of the Parent, or any pension, savings or other employee benefit plan for the benefit of employees of the Parent and/or any Subsidiary of the Parent) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Parent Acquisition Date and the date on which any tender offer for Voting Shares of the Parent was commenced, by a majority of the Disinterested Directors of the Parent; or

         (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Parent (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the board of directors of the Parent;

         "CHARGED ASSETS" means any property, assets and/or rights over which security is granted and/or created under any of the Security Documents;

         "CLOSING DATE" means the effective date on which the Offer is finally closed in accordance with the Code;

         "COALCO" means, collectively, Citizens Power LLC, a limited liability company organised in the State of Delaware, Gold Fields Mining Corporation, a Delaware corporation, Peabody Holding Company Inc, a New York corporation, Darex Capital Inc, a company incorporated in the Republic of Panama and Peabody Australia Ltd, a private limited company incorporated in England and Wales;

         "COALCO DISPOSAL AGREEMENT" means the agreement for the sale of Coalco dated 2 March 1998 entered into between the Target and P&L Coal Holdings Corporation, a Delaware corporation, in the agreed form;

         "COAL PROCEEDS" means L.1,313,950,000;

         "CODE" means the City Code on Takeovers and Mergers;

         "COMMITMENT" means, in relation to a Bank and in respect of any Facility at any relevant time, the amount set opposite its name in relation to the relevant Facility in schedule 1 and/or, in the case of a Substitute, the amount novated in relation to the relevant Facility as specified in the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement;

         "CONSOLIDATED NET BORROWINGS" means, at any time, in respect of the Group, the aggregate of the Borrowed Money of the Group, as shown in the then latest audited or unaudited consolidated balance sheet of the Primary

         Borrower then most recently delivered to the Facility Agent pursuant to clause 10.1 (the "RELEVANT BALANCE SHEET"), less the aggregate book value (as included in the relevant balance sheet) of:

         (a) all Liquid Assets which are freely transferable to the United Kingdom and which are owned by wholly- owned members of the Group or (in the case of the Liquid Assets of a member of the Group which is a partly-owned Subsidiary) the proportion of the total amount for the time being of Liquid Assets owned by such member which corresponds to the proportion of the total nominal amount of the issued equity share capital of such Subsidiary or subsidiary undertaking which is beneficially owned directly or indirectly by the Primary Borrower (exclusive of Liquid Assets constituting or representing obligations of any member or members of the Group); and

         (b) in the case of a member of the Group which is a partly-owned Subsidiary, the proportion of total amounts for the time being outstanding of Borrowed Money owing by such Subsidiary otherwise than to the Primary Borrower or another member of the Group which corresponds to the proportion of the total nominal amount of the issued equity share capital of such Subsidiary not beneficially owned directly or indirectly by the Primary Borrower (the "MINORITY PROPORTION");

         but adding the aggregate book value (as included in the relevant balance sheet) of the Minority Proportion of the total amount, if any, for the time being outstanding of Borrowed Money owing to a partly-owned Subsidiary by any other member of the Group, and excluding Borrowed Money arising from the Derivatives Transactions provided for in clause 11.1(b)(x);

         "CONTRIBUTION" means, in relation to a Bank, the principal amount of any or all (as the context requires) of the Acquisition Advances, the Interim Advances and/or the Revolving Advances owing to such Bank at any relevant time;

         "DEBENTURE" means a composite guarantee and debenture in the agreed form creating first fixed and floating charges over all its assets to be entered into by the Primary Borrower, Finco 2 and Bidco in favour of the Security Agent;

         "DEFAULT" means any Event of Default or any event or circumstance which in the reasonable opinion of the Majority Banks would reasonably be expected, upon the giving of a notice by the Facility Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 12.1), to constitute an Event of Default;

         "DERIVATIVES TRANSACTION" means a contract, agreement or transaction which is:

         (a) a rate swap, basis swap, forward rate transaction, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

         (b)     any combination of such transactions,

         in each case, whether on-exchange or otherwise;

         "DIRECTOR GENERAL" means the person appointed from time to time by the Secretary of State to hold office as the Director General of Electricity Supply for the purposes of the Electricity Act;

         "DIRECTOR GENERAL OF GAS SUPPLY" means the person appointed from time to time by the Secretary of State to hold office as the Director General of Gas Supply for the purposes of the Gas Acts 1986 and 1995;

         "DISINTERESTED DIRECTOR" shall mean any member of the Board of Directors of the Parent who:

         (a) is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than the Parent, any Subsidiary of the Parent, or any pension, savings or other employee benefit plan for the benefit of employees of the Parent and/or any Subsidiary of the Parent) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); and

         (b) either was a member of the board of directors of the Parent prior to the Parent Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Parent Acquisition Date;

         "DISTRIBUTION BUSINESS" means the business of REC, or any successor undertaking to that business within the Group, in or ancillary to the distribution (whether for its own account or that of any other party) of electricity through the Group's distribution system and includes any business of providing connections to the Group's distribution system;

         "DOUBLE TAXATION TREATY" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains;

         "DRAWDOWN DATE" means the date on which an Advance is, or is to be, made;

         "DRAWDOWN NOTICE" means, in respect of a Facility, a notice substantially in the terms of the relevant Part of schedule 2;

         "EBITDA" means, in respect of any Test Period, the total operating profit of the Group for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations before taking into account (a) interest payable and interest receivable, (b) all amounts provided for depreciation, goodwill and amortisation, (c) all extraordinary items, (d) all Taxes, (e) the deduction of any Offer costs in each case, and (f) any share of consolidated profits or losses which is attributable to Project Finance Subsidiaries, for that Test Period (calculated on a consolidated basis disregarding any portion of any item taken into account in that calculation which is attributable to any minority interests in Subsidiaries, other than the minority interest in Finco 2) all as determined by reference to the most recent financial statements and compliance certificates delivered under clause 10.1(b), as adjusted pursuant to clause 10.3(c);

         "ELECTRICITY ACT" means the Electricity Act 1989;

         "ENFORCEMENT DATE" means the date of the first declaration made by the Facility Agent pursuant to clause 12.2;

         "ENVIRONMENTAL CLAIM" means any claim, prosecution, demand, action, official warning, abatement, penalty or other order (conditional or otherwise) arising as a result of or in connection with any Environmental Matter against any member or former member of the Group or associated company and including any formal written notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

         "ENVIRONMENTAL LAWS" means all or any laws, statutes, rules, regulations, treaties, directives, by-laws, statutory codes of practices, circulars, guidance notes, orders, notices and demands, decisions of the courts or anything like any of the foregoing of any Government Entity or any other body whatsoever in any jurisdiction or the European Union relating to Environmental Matters and includes the Environmental Protection Act 1990 and the Environment Act 1995;

         "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

         "ENVIRONMENTAL MATTERS" means:

         (a) the generation, deposit, disposal, escape, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any "waste" (as defined in the Environmental Protection Act 1990 or in any other Environmental Laws), or any Relevant Substance which gives rise to a risk of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare;

         (b)     nuisance, noise, health and safety at work or elsewhere; and

         (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

         "ESCROW AGREEMENT" means the escrow agreement made between the parties to the Coalco Disposal Agreement, in the agreed form;

         "EURO" means the single currency of participating member states (so described in any legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency);

         "EVENT OF DEFAULT" means any of the events or circumstances described in clause 12.1;

         "EXCESS EQUITY FUNDING" means an amount (which shall not exceed the amount required to be subscribed in cash under paragraph (c) of Part B of Schedule 3), which shall be equal to the aggregate price (which would have been payable by Bidco to persons accepting the Offer in cash) of Target Shares acquired by Bidco pursuant to the Share Alternative and the terms of the Investment Agreement;

         "EXPIRY DATE" means the date stated in a Letter of Credit to be its expiry date or (if later) the latest date on which demand may be made under it;

         "FACILITIES" means all or any (as the context requires) of the Acquisition Facility and the Revolving Credit Facility and (as the context requires) "FACILITY" means any of them;

         "FACILITY AGENT" means Chase Manhattan International Limited of 125 London Wall, London EC2Y 5AJ or such other person as may be appointed Facility Agent for the Banks pursuant to clause 17;

         "FACILITY OFFICE" means, in relation to the Facility Agent, Security Agent or any Bank, the office identified in Schedule 1 (or, in the case of a Substitute, at the end of the Substitution Certificate to which it is a party as a Substitute) or such other office as it may from time to time select provided written notice thereof has been given by the Facility Agent, Security Agent or such Bank to the Primary Borrower;

         "FEE LETTERS" means the fee letters referred to in clause 7.1, in the agreed form, and "FEE LETTER" shall mean any one of them;

         "FEE PAYMENT DATE" means each of the dates falling at three monthly intervals after the date of this Agreement;

         "FINAL REPAYMENT DATE" means the fifth anniversary of the date of this Agreement;

         "FINANCE DOCUMENTS" means this Agreement, any L/C-Related Document, each Drawdown Notice, each Accession Certificate, the Fee Letters, the Syndication Letter and the Security Documents;

         "FINANCE LEASE" means any lease under which a member of the Group is the lessee which is or should be treated as a finance or capital lease under the Appropriate Accounting Principles (and includes any hire purchase contract or other arrangement which is or should be similarly treated);

         "FINANCE PARTIES" means the Facility Agent, the Issuing Bank, the Arrangers, the Banks, and the Security Agent and (as the context requires) "FINANCE PARTY" means any one of them;

         "FINANCE PERIOD" means the period from the date of this Agreement until the date on which the Facility Agent confirms that none of the Finance Parties and none of the Obligors has any actual or contingent liabilities or obligations under any of the Finance Documents;

         "FINANCIAL COVENANTS" means the financial undertakings in clauses 10.3(a) and (b);

         "FINANCIAL DEFINITIONS" means the definitions of Adjusted Share Capital and Reserves, Capitalisation, Consolidated Net Borrowings, EBITDA, Leverage Ratio, Net Interest Costs and Test Period;

         "GAS FRAMEWORK AGREEMENT" means the agreement dated 1st March 1996 between British Gas Transco and Eastern Natural Gas (Retail) Limited;

         "GENERATION BUSINESS" means the business of the Group in or ancillary to the generation of electricity (whether for its own account or that of any other party);

         "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) any supra-national, national or local government authority, regulatory body, central bank, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member of or whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant and (if the context requires) which, in relation to Environmental Matters, has regulatory or administrative authority under Environmental Laws;

         "GROUP" means the Primary Borrower and all its Subsidiaries for the time being (except Project Finance Subsidiaries) save that where the reference to "Group" is used in respect of the Financial Definitions used in calculating the Leverage Ratio, "Group" shall mean Finco 2 and all its Subsidiaries for the time being (except Project Finance Subsidiaries);

         "GUARANTEES" means any guarantees issued by members of the Target Group under clause 10.6 or Part B of Schedule 3;

         "INDEBTEDNESS" means any obligation of a person for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

         "INTEREST PAYMENT DATE" means the last day of an Interest Period;

         "INTEREST PERIOD" means in relation to any Acquisition Advance, each period for the calculation of interest in respect of such Advance ascertained in accordance with clause 5.2 (or otherwise in this Agreement);

         "INTERIM ADVANCE" means each borrowing under the Interim Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

         "INTERIM FACILITY" means the facility granted by the Banks under 2.1(b);

         "INVESTMENT AGREEMENT" means the Investment Agreement in the agreed form dated on or about the date of this Agreement between the Parent, Texas Utilities Services Inc, the Primary Borrower, Finco 2 and Bidco;

         "ISSUE" means with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED", "ISSUING" and "ISSUANCE" have corresponding meanings;

         "ISSUE DATE" means in relation to a Letter of Credit, the date on which that Letter of Credit was Issued, or, as the context requires, is to be Issued under clause 4.3 (Issue of Letters of Credit);

         "ISSUING BANK" means The Chase Manhattan Bank or any alternative Bank which has been notified to the Primary Borrower by the Facility Agent as the issuer of any Letter of Credit in accordance with the terms of this Agreement;

         "L/C-RELATED DOCUMENTS" means each Letter of Credit, any Drawdown Notice or other application for a Letter of Credit and any other document relating to any Letter of Credit;

         "LETTER OF CREDIT" means a letter of credit or a bank guarantee (as the case may be) Issued or to be Issued by the Issuing Bank on the terms of this Agreement;

         "LEVERAGE RATIO" means, at any relevant date, the percentage that Consolidated Net Borrowings is of Capitalisation of the Group;

         "LIBOR" means, in relation to any Advance or unpaid sum, the rate per annum determined by the Facility Agent to be equal to:

         (a) the offered rate (if any) appearing on page 3750 of the Telerate screen, or such other pages as may replace such page of the Telerate screen, which displays "BBA LIBOR" for deposits in Sterling and for the specified period (where "specified period" means the Interest Period or Maturity Period of such Advance or, as the case may be, the period for which LIBOR falls to be determined in relation to such unpaid sum); or

         (b) if the Telerate screen is generally inaccessible or if the relevant rate does not appear on page 3750 or such other page as may replace such page of the Telerate screen, the arithmetic mean (rounded upwards, if not already such a multiple, to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to leading banks in the London inter- bank market deposits in Sterling and for the specified period, in each case at or about 11.00 am on the Quotation Date for such period;

         "LICENCE UNDERTAKING" means any and each undertaking or assurance given in connection with the Offer by any one or more of the Parent, the Primary Borrower, Finco 2, Bidco or the Target or any Affiliate of any of them to the Director General, the Director General of Gas Supply or the Secretary of State concerning the management and/or ownership of and/or other matters concerning the Licensee once the Target has become a Subsidiary of the Primary Borrower;

         "LICENCES" means those licences granted by the Secretary of State:

         (a) under section 6 of the Electricity Act authorising the relevant Licensee to carry on the Distribution Business and supply of electricity and the Generation Business and any activities ancillary thereto;

         (b)     under section 7 of the Gas Act 1986; or

         (c) being replacement Licence or Licences granted from time to time to REC or any member of the Group (or, if more than one, the most recent such replacement), as amended and/or extended from time to time;

         "LICENSEE" means REC or such other member of the Group which, at any time, is the licensee under a Licence;

         "LIQUID ASSETS" means as at any date, the aggregate (calculated on a consolidated basis) of:

         (a) cash at bank and in hand in a jurisdiction where such amounts are transferable out of that jurisdiction and convertible into currencies dealt in on the London foreign exchange market;

         (b)     short term deposits and money at call;

         (c) certificates of deposit the term of which has twelve months or less remaining to maturity;

         (d) gilts the term of which has twelve months or less remaining to maturity;

         (e) deposits made with the Commissioners of Inland Revenue in respect of which certificates of tax deposit have been issued by Her Majesty's Treasury;

         (f) Sterling bills of exchange eligible for rediscount at the Bank of England;

         (g) any other negotiable money market instrument with a maximum maturity of 12 months or less excluding commercial paper issued by any person other than a state entity;

         provided that:

         (i) where Liquid Assets are deposited subject to restrictions in order that they are held as security for a liability or can be offset against a liability, such Liquid Assets shall be taken into account only to the extent that such liability is taken into account under Consolidated Net Borrowings; and

         (ii) when the aggregate amount of Liquid Assets required to be taken into account for the purposes of this definition on any particular day is being ascertained, any such Liquid Assets denominated or repayable or in respect of which monies are payable in a currency other than Sterling shall be converted for the purposes of calculating the Sterling equivalent at the rate of exchange prevailing on that day in London by taking the Facility Agent's spot rates as of 11.00 a.m. on such date for the purchase of such currency with Sterling;

         "LOAN NOTE ALTERNATIVE" means the option made available to holders of Target Shares in the Offer Document to elect to receive loan notes of Bidco in place of the cash consideration otherwise payable;

         "LOAN NOTE COLLATERAL ACCOUNT" means an account with the Security Agent into which:

         (a) amounts drawn down under the Loan Note Facility which, by reason of the requirements for Advances to be of a minimum amount, are greater than the amounts immediately required to satisfy Loan Note Obligations, are to be paid; or

         (b) if the Loan Note Facility does not come into existence, all amounts drawn down from the Acquisition Facility or the Interim Facility for the purpose of funding Loan Note Obligations are to be paid;

         "LOAN NOTE FACILITY" means if the aggregate Loan Note Obligations equal or exceed L.50,000,000, a facility converted from an equal amount of the Acquisition Facility and/or the Interim Facility with a sub-limit equal to the nominal amount of Loan Notes issued pursuant to the Loan Note Alternative;

         "LOAN NOTE HOLDERS" means the holders from time to time of the Loan Notes;

         "LOAN NOTE INSTRUMENT" means the agreed form deed or instrument constituting the Loan Notes dated on or about the date of this Agreement and any certificates evidencing issued Loan Notes;

         "LOAN NOTE OBLIGATIONS" means the obligations of Bidco to make the payments required to be made from time to time to the Loan Note Holders;

         "LOAN NOTES" means the loan notes issued or to be issued by Bidco to accepting shareholders in the Target under the Loan Note Alternative;

         "MAJORITY BANKS" means subject to clause 23.2 at any relevant time
         Banks:

         (a) the aggregate of whose Contributions to all the Facilities exceeds 66 2/3 per cent. of the Total Contributions in respect of all the Facilities; or

         (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments in respect of all the Facilities exceeds 66 2/3 per cent. of the Total Commitments in respect of all the Facilities but so that if at such time the Total Commitments in respect of any Facility have been reduced to zero references to a Bank's Commitment in relation to such Facility shall be construed as amongst the Finance Parties (and not so as to give any rights to any other person) as a reference to that Bank's Commitment in relation to such Facility immediately prior to such reduction to zero;

         "MAJOR DEFAULT" means, any one or more of the events set out below (whether or not caused by any reason outside the control of any Relevant Offeror Company):

         (a) any Relevant Offeror Company is deemed pursuant to applicable law unable to pay its debts as they fall due or commences negotiations with its creditors with a view to a general re-scheduling of indebtedness;

         (b) any administrative or other receiver or any manager is appointed over any Relevant Offeror Company or any material part of the assets, business and/or undertaking of any such company;

         (c) a winding-up order or an administration order is made in relation to any Relevant Offeror Company;

         (d) any Relevant Offeror Company threatens to pass or passes a resolution for (or petitions for) its winding-up or administration;

         (e) any event occurs in any jurisdiction which corresponds with, or has an effect equivalent to, any of (a) to (d) above in any country or territory in relation to a Relevant Offeror Company;

         (f)     an event falling within clause 12.1(w) occurs;

         (g) a breach of any of clauses 10.4(a)(iii), (iv), (v) or (vi), 10.4(b), 10.4(c) or 10.4(d) occurs;

(g) any of the representations and warranties in clauses 9.1 or 9.2(a) being incorrect in any material respect in relation to a Relevant Offeror Company; or

(h) any other Default occurs which is within the power of a Relevant Offeror Company to remedy within 7 days of receiving notice of the Default, but which it chooses not to remedy having been given at least 7 days' prior written notice by the Facility Agent requesting it to do so;

(i) so far only as concerns an Offer Advance falling within paragraph (ii) of that definition, any of the matters referred to in paragraphs (a), (b), (c), or
(d) of this definition occurs in relation to the Target, one of its Principal Subsidiaries or any Licensee;

         "MATERIAL ADVERSE EFFECT" is a reference to:

         (a) something having a material adverse effect on the ability of any Borrower to perform its payment or Financial Covenant obligations under any of the Finance Documents; or

         (b) something (other than the Reservations) which results in any of the Finance Documents not being legal, valid and binding on, or enforceable in accordance with their terms against, any of the Obligors in a manner and to an extent reasonably considered by the Majority Banks to be materially adverse to the interests of the Banks;

         "MATURITY DATE" means, in relation to any Revolving Advance, the last day of the period for which that Revolving Advance is drawn down;

         "MATURITY PERIOD" means, in relation to any Revolving Advance, the period beginning on its Drawdown Date and ending on its Maturity Date;

         "MONTH" or "MONTHS" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and
         (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "MONTHLY" shall be construed accordingly;

         "NET INTEREST COSTS" means, in respect of any period, the aggregate accruing during such period (whether or not paid or payable within such period) of:

         (a) interest, guarantee and other ancillary facility fees, letter of credit commission and fronting fees and commitment fees incurred by the Group (disregarding any portion attributable to any minority interests in Subsidiaries, other than the minority interest in Finco 2) (including any agency fees or arrangement fees or other costs associated with the Acquisition or the financing thereof charged and amortised under FRS4, and including the interest element of Finance Leases); and

         (b) net amounts payable (or reduced by net amounts receivable) in respect of interest rate hedging for the Facilities;

         and deducting credit interest receivable (on an accruals basis) in cash during such period which would be shown as interest receivable in the relevant accounts delivered under clause 10.1(b)(i) and (ii), as adjusted pursuant to clause 10.3(c);

         "NON CASH SHARES" means Target Shares acquired pursuant to the Share Alternative or the Loan Note Alternative;

         "OBLIGOR" means a member of the Group party to a Finance Document;

         "OFFER" means the offer proposed to be made by and on behalf of Bidco, in the agreed form and on terms and conditions set out in the Press Release, to acquire the whole of the ordinary share capital (whether in issue or falling to be allotted) of the Target not already owned by Bidco, as such offer may from time to time be amended, added to, revised, renewed or waived in accordance with clause 10.4;

         "OFFER ADVANCE" means an Advance made or to be made under the Acquisition Facility or the Interim Facility (i) for the purpose of meeting the obligations of Bidco in respect of the Offer or (ii) for financing payments by Bidco required under the procedures in sections 428-430 of the Act;

         "OFFER DOCUMENTS" means each of the documents issued, or to be issued, by Bidco to the shareholders of the Target in respect of the Offer (including the forms of acceptance), in the agreed form;

         "OUTSTANDING CONTINGENT LIABILITIES" at any time under a Letter of Credit means the face value of that Letter of Credit at that time in accordance with its express provisions less:

         (a) the aggregate amount of any cash cover (not including any cash cover lodged by any Bank) held in relation to that Letter of Credit at that time; and

         (b) (save to the extent that this is taken into account in the express provisions of that Letter of Credit or unless the context otherwise requires) the aggregate of all payments made by the Issuing Bank, pursuant to demands made under that Letter of Credit on or prior to such time, for which it has been reimbursed by the relevant Borrower;

         or such lesser amount as the Facility Agent and the Issuing Bank may agree in good faith represents the maximum liability of the Issuing Bank in respect thereof;

         "PARENT" means Texas Utilities Company whose principal place of business is at 1601 Bryan Street, Dallas, Texas, 15201;

         "PARENT ACQUISITION DATE" shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder);

         "PERMITTED BORROWER" means any of the Target and the other members of the Target Group, except the REC;

         "PERMITTED CAPITAL MARKET INSTRUMENT" means a capital market instrument which is for a term expiring after the Final Repayment Date and has no option on the part of the holders of such instrument to request earlier repayment other than on the occurrence of events of default which are reasonably standard for capital market instruments;

         "PERMITTED SECURITY INTEREST" means a Security Interest created by any member of the Target Group being any of the following, namely:

         (a) any lien arising solely by operation of law in the ordinary course of business and securing amounts not more than 90 days overdue or which are being contested with due diligence and in good faith, and other liens agreed to in writing by the Majority Banks;

         (b) any Security Interest existing on or over the assets of any member of the Target Group as at the Unconditional Date (or which any such member is obliged to create under a contract existing at such date), but only if:

                 (i) the Security Interest was not created in contemplation of such member becoming a member of the Group;

                 (ii) the maximum principal amount of the indebtedness secured by the Security Interest is not increased after the Unconditional Date; and

                 (iii) any such Security Interest which is created between the date of this Agreement and the Unconditional Date is discharged within 180 days after the Unconditional Date (unless the Security Interest was created pursuant to an obligation existing as at the date of this Agreement);

         (c) any Security Interest existing on or over the assets of such member at the time it becomes a member of the Target Group after the date the Target becomes a member of the Group, but only if:

                 (i) the Security Interest was not created in contemplation of the company becoming a member of the Target Group; and

                 (ii) the maximum principal amount of the indebtedness secured by the Security Interest is not subsequently increased;

                 (iii) such Security Interest is discharged within 180 days after the date such member became a member of the Group;

         (d) any Security Interest existing on or over an asset acquired by a member of the Target Group after the date of this Agreement, but only if:

                 (i) the Security Interest was not created in contemplation of the acquisition; and

                 (ii) the maximum principal amount of the indebtedness secured by the Security Interest is not subsequently increased;

                 (iii) such Security Interest is discharged within 180 days after the date such member became a member of the Group;

         (e) any Security Interest over any asset acquired by a member of the Target Group after the date of this Agreement as security for Indebtedness incurred to finance or refinance (within 6 months of the acquisition) all or part of the consideration for the acquisition of that asset, provided that the Indebtedness secured by Security Interests under this subclause (e) shall not exceed L.1,000,000 in aggregate at any time;

         (f)     any Security Interest arising over

                 (i) accounts with any bank or financial institution as a result of netting and set-off arrangements existing with such person to the extent that such arrangements are in support of net overdraft facilities extended by such person or

                 (ii) documents of title to goods and insurances under trade finance facilities provided to any member of the Target Group as part of the Target Group's normal day to day banking business;

         (g) any Security Interest over goods purchased in the ordinary course of business arising by virtue of the supplier's retention of title clause in its standard conditions of supply to secure only the purchase price of the goods;

         (h) any Security Interest created by a Project Finance Subsidiary to secure Project Finance Borrowings, or over the shares or other investment in a Project Finance Subsidiary provided that it is entirely without recourse to any member of the Group beyond enforcement of such Security Interest;

         (i) so far as they relate to netting, settlement or pooling arrangements or as required by the regulatory framework or arrangements in which the relevant business operates, any Security Interest arising under the Relevant Arrangements;

         (j) any Security Interest arising under the terms of Derivatives Transactions or as a result of trading of shares or other securities where such Security Interest arises under the rules of the relevant exchange or clearing system;

         (k) any Security Interest constituted by a Finance Lease if the capital value of such Finance Lease would be permitted under this Agreement as Borrowed Money under clause 11.1(b); and

         (l) any Security Interests (other than any Security Interest permitted by sub-paragraphs (a) to (k) above) securing indebtedness not exceeding in aggregate L.50,000,000 or its equivalent in other currencies at any time;

         "POOLING AND SETTLEMENT AGREEMENT" means the pooling and settlement agreement dated 30 March 1990 made between REC and the National Grid Company Plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system in England and Wales;

         "POSTING DATE" means the date on which the Offer is posted;

         "PRESS RELEASE" means the press announcement in the agreed form proposed to be released in connection with the Offer;

         "PRINCIPAL SUBSIDIARY" means:

         (a) any member of the Group whose unconsolidated net assets or pre-tax profit, at any time after the date of this Agreement, equals or exceeds 10 per cent of the net assets or pre-tax profit of the Group at that time, and for the purpose of the above:

                 (i) the net assets or pre-tax profit of the Group shall be ascertained by reference to the latest audited consolidated accounts of the Group or the latest management accounts delivered to the Facility Agent in accordance with clause 10.1(b)(ii); and

                 (ii) the net assets or pre-tax profit of any such member shall be ascertained by reference to the latest audited accounts of that Subsidiary or the latest management accounts delivered to the Facility Agent in accordance with clause 10.1(b)(ii), for the purposes of the above, "NET ASSETS" in respect of the Group or any such member means the fixed assets and current assets of the Group or that member (as the case may be) but excluding investments in any Subsidiary and any loan to another member of the Group; or

         (b) a member of the Group to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or a material part of the business, undertaking or assets of a Subsidiary which immediately prior to those transactions was a Principal Subsidiary;

         (c) any member of the Group which is a holding company, directly or indirectly, of a Principal Subsidiary;

         Provided that if at any time members of the Group which are not Principal Subsidiaries have in aggregate unconsolidated net assets or pre-tax profits at any time equal to or exceeding 20% of the net assets or pre-tax profits of the Group at that time, one or more of such other members of the Group (beginning with the companies with the greatest net assets or pre-tax profits as the case may be) shall also be treated as Principal Subsidiaries until the 20% threshold for members of the Group which are not Principal Subsidiaries is no longer exceeded;

         "PROJECT FINANCE BORROWINGS" means any Indebtedness of a type referred to in any of paragraphs (a) to (j) of the definition of "Borrowed Money" which is owed otherwise than to a member of the Group and finances the acquisition, construction, development, ownership and/or operation of an asset:

         (a)     which is incurred by a Project Finance Subsidiary; and

         (b) in respect of which the person or persons to whom such Borrowed Money is or may be owed by the relevant Project Finance Subsidiary has or have no recourse whatsoever to any member of the Group for the repayment thereof (save for enforcement of a Permitted Security Interest under (h) of the definition thereof);

         "PROJECT FINANCE SUBSIDIARY" means any Subsidiary of the Target:

         (a) which is a company that is either (i) not an existing Subsidiary of the Target as at the date of this Agreement or
                 (ii) has no Subsidiaries of its own (other than Subsidiaries which are Project Finance Subsidiaries), and whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset or assets whether directly or indirectly;

         (b) none of whose Borrowed Money or Indebtedness in respect of the financing of the ownership, acquisition, development and/or operation of such assets, or other arrangements, benefits from any recourse whatsoever to any other member of the Group (including as shareholder in an unlimited company) in respect of the repayment thereof, and none of whose activities, business or undertaking will under any applicable law or regulation result in any member of the Group having any material risk of a liability which might reasonably be expected to have a Material Adverse Effect; and

         (c) which has been designated as such by the Facility Agent after the Primary Borrower has given written notice to the Facility Agent requiring such designation to be made;

         or any Subsidiary of a company falling within (a), (b) and (c) above;

         "PROPORTION" means, in relation to a Bank, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero);

         "QUALIFYING BANK" means:

         (a)     a person which:

                 (i) is a bank within the meaning of Section 840A of the Income and Corporation Taxes Act 1988;

                 (ii) will be beneficially entitled to any interest to be paid to it (as a Bank) under this Agreement; and

                 (iii) is within the charge to United Kingdom corporation tax as respects such interest,

                 except that, if Section 349 or Section 840A of the Income and Corporation Taxes Act 1988 is repealed, modified, extended or re-enacted, the Facility Agent may at any time and from time to time (after consultation with the Primary Borrower and the Banks) amend this paragraph (a) in such manner as it may determine acting reasonably to be appropriate by giving notice of the amended paragraph (a) to the Primary Borrower and the Banks and, so far as practicable to put the Banks in the same position as they would otherwise have been in; or

         (b)     a Treaty Lender;

         "QUARTER" means each three-month period ending on the last Banking Day in March, June, September and December in each year;

         "QUARTER DATE" means 31 March, 30 June, 30 September and 31 December;

         "QUOTATION DATE" means, in relation to an Interest Period, Maturity Period or other period for which LIBOR is to be determined, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in Sterling for delivery on the first day of that Interest Period, Maturity Period or other period;

         "REC" means Eastern Electricity plc (company no. 2366906);

         "REC GROUP" means REC and its Subsidiaries (except for any Project Finance Subsidiaries);

         "RECEIVER" has the meaning given to that term in the Debenture;

         "RECOVERING BANK" has the meaning given to that term in clause 15.2;

         "REFERENCE BANKS" means The Chase Manhattan Bank and any two other banks selected by the Facility Agent with the consent of the Primary Borrower (which is not to be unreasonably withheld), or if any of them cease to so act, such other bank or banks selected by the Facility Agent in accordance with clause 23.7;

         "RELATED PERSONS" each of the Facility Agent, the Security Agent, the Issuing Bank, any successor Facility Agent, Security Agent or Issuing Bank arising under clause 17, the Arrangers and the Underwriters, together with their respective Affiliates and the officers, directors, employees, agents, trustees and attorneys-in-fact of such persons and Affiliates;

         "RELEVANT ARRANGEMENTS" means any arrangements under or in connection with any pooling and settlement or onshore transportation arrangements or agreements of the electricity distribution, supply or generation, or gas transportation, distribution and/or supply industry or energy trading (including (but without limitation) the Pooling and Settlement Agreement or the Gas Framework Agreement) or telecommunications or water industry or energy or energy-related business or in connection with any transactions or arrangements entered into in the ordinary course of its business in a form usual in any such industry or business;

         "RELEVANT COMPANY" means any of the Primary Borrower, Finco 2, Bidco, the Target and the Principal Subsidiaries;

         "RELEVANT OFFEROR COMPANY" means any of the Primary Borrower, Finco 2 and Bidco;

         "RELEVANT SUBSTANCE" means any radioactive emissions, radiation, noise, any natural or artificial substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) and includes, without limitation, "WASTE" (as defined in the Environmental Protection Act 1990 or in any equivalent legislation or regulation in force in any jurisdiction in which any member of the Group is incorporated, owns property or assets or carries on any business or operations);

         "RESERVATIONS" means (a) the principle that equitable remedies may be granted or refused at the discretion of the court, (b) the limitation on enforcement by laws of general application relating to insolvency, liquidation, reorganisation, court schemes or administration, (c) the time barring of claims under the Limitation Act 1980 and (d) the possibility that an undertaking to assume liability for or to indemnify against non-payment of UK stamp duty may be void;

         "REVOLVING ADVANCE" means each borrowing made or to be made by way of an advance under the Revolving Credit Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

         "REVOLVING CREDIT FACILITY" means the facility granted by the Banks to the Borrowers in accordance with clause 2.1(b);

         "REVOLVING CREDIT FACILITY BORROWERS" means the Primary Borrower and any Permitted Borrower which accedes to this Agreement as a Revolving Credit Facility Borrower pursuant to clause 24;

         "SECRETARY OF STATE" means the Secretary of State for Trade and Industry from time to time or such other person as may for the time being be fulfilling the functions of the Secretary of State under the Electricity Act or the Gas Acts;

         "SECURITY AGENT" means Chase Manhattan International Limited or such other person as may be appointed security agent and trustee pursuant to clause 17 of this Agreement;

         "SECURITY DOCUMENTS" means the Debenture, the Guarantees, the Share Charge and any further guarantees or security provided to the Security Agent from time to time under or in connection with this Agreement;

         "SECURITY INTEREST" means any mortgage, pledge, lien, charge, assignment, right of set-off, arrangement for retention of title, hypothecation or security interest, or any other agreement or arrangement having the effect of conferring security or a security interest, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is acquired or reacquired by any member of the Group;

         "SHARE ALTERNATIVE" means the limited option made available to holders of Target Shares in the Offer Documents to elect to receive common stock of the Parent in place of the cash consideration otherwise payable;

         "SHARE CHARGE" means the share charge, in the agreed form, dated on or about the date hereof granted by Texas Utilities Services Inc. in favour of the Security Agent over its shares in Finco 2;

         "SHARE VALUE" means, at any time until Bidco has acquired shares carrying the right to vote 75% of the votes of each class of shares at a general meeting, the value of the Target Shares acquired pursuant to the Offer and effectively charged in favour of the Security Agent, which shall at all times be deemed to be calculated by reference to the price per share contained in the Offer;

         "SPOT RATE" means, in respect of any sum denominated in any currency other than Sterling at any date, the Facility Agent's spot rate of exchange for purchase of that sum in that currency in the London foreign exchange market with Sterling at or about 11.00 am on that date for delivery of such sum two Banking Days thereafter;

         "STERLING" and "L." mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

         "STERLING AMOUNT" means in respect of Outstanding Contingent Liabilities, the sum of the amount in Sterling of the Outstanding Contingent Liabilities under Letters of Credit denominated in Sterling and the amount of Sterling required to purchase the currency amount of the Outstanding Contingent Liabilities under Letters of Credit denominated in each other currency at the Spot Rate at that time and so that such Sterling Amount shall be recalculated by the Facility
         Agent:

         (a)     in any event, on every Quarter Date; and

         (b) on each date on which the Majority Banks request the Facility Agent to do so in accordance with the provisions of clause
                 4.11 (Currency Fluctuations),

         and the recalculated amount shall thereupon and until the next recalculation required by this Agreement constitute the Sterling Amount of Outstanding Contingent Liabilities under any Letters of Credit for all purposes of this Agreement;

         "SUBSIDIARY" means:

         (a)     a subsidiary within the meaning of section 736 of the Act; and

         (b) for the purposes of the definition of "Affiliate" and "Group" and clauses 10.1(a), 10.3, 20.7 and schedule 6 only, a subsidiary undertaking within the meaning of section 258 of the Act;

         "SUBSTITUTE" has the meaning given to that term in clause 16.3;

         "SUBSTITUTION CERTIFICATE" means a certificate substantially in the terms of schedule 5;

         "SYNDICATION DATE" means the date as determined by the Arrangers and notified by them to the Primary Borrower on which syndication of the Facilities has been fully completed;

         "SYNDICATION LETTER" means the syndication letter from the Arrangers and the Underwriters to the Primary Borrower dated on or about the date of this Agreement, in the agreed form;

         "TAKEOVER OPERATIVE DATE" means the date falling 120 days after the Unconditional Date;

         "TARGET" means The Energy Group PLC (company no. 3257256);

         "TARGET GROUP" means the Target and its Subsidiaries from time to time (except any Project Finance Subsidiary);

         "TARGET PES SUBSIDIARIES" means any Subsidiary of the Target which holds a Licence;

         "TARGET SHARES" means the issued and to be issued shares in the capital of the Target (including the Target's American Depositary Shares) which are the subject of the Offer;

         "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature including without limitation any interest or penalties payable in connection with any failure or delay in paying any of the same and "TAXATION" shall be construed accordingly;

         "TEST PERIOD" means:

         (a) each twelve-month period ending on the last day of each Quarter beginning with the last day of the second complete Quarter following the Unconditional Date; and

         (b) each Accounting Reference Period of the Primary Borrower ending on 31 December in each year;

         "TOTAL COMMITMENTS" means, in respect of a Facility or (as the context requires) the Facilities at any relevant time, and save as otherwise provided herein, the total of the Commitments of all the Banks in respect of such Facility or Facilities (as appropriate) at such time;

         "TOTAL CONTRIBUTIONS" means, in respect of any Facility or (as the context requires) the Facilities at any relevant time, the total of the Contributions of all the Banks in respect of such Facility or Facilities (as appropriate) at such time;

         "TREATY LENDER" means a person which is resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has a double taxation treaty giving residents of that country complete exemption from the imposition of any withholding or deduction for or on account of United Kingdom Taxes on interest (and which does not carry on business in the United Kingdom through a permanent establishment with which the Indebtedness under this Agreement in respect of which the interest is paid is effectively connected);

         "TRUST PERIOD" means the period ending on the last day of the period of 80 years from the date of this Agreement, which period (and no other) shall be the applicable perpetuity period;

         "TRUST PROPERTY" means all or any part of the rights, titles, interests, assets and income that may now or hereafter be mortgaged, charged, assigned or granted or the subject of a Security Interest in favour of the Security Agent or the Finance Parties by or pursuant to the Finance Documents and the proceeds of any such security;

         "UNCONDITIONAL DATE" means the date the Offer becomes or is declared unconditional in all respects;

         "UTILISATION" means the making of an Advance or the Issue of a Letter of Credit; and

         "VOTING SHARES" means outstanding shares of capital stock of any class of the Parent entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

1.3      HEADINGS

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4      CONSTRUCTION OF CERTAIN TERMS

         In this Agreement, unless the context otherwise requires:

         (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

         (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement (including any Accession Certificate and Substitution Certificate), that provision or that document as in force for the time being and as from time to time amended, novated or supplemented in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent;

         (c) references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any Government Entity;

         (d) references to an "AUTHORISATION" mean and include any consent, authorisation, licence, approval and permit;

         (e) words importing the plural shall include the singular and vice versa;

         (f)     references to a time of day are to London time;

         (g) references to a "PERSON" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

         (h) references to "ASSETS" include all or part of any business, undertaking, real property, personal property, shareholdings, assets, revenues, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

         (i) references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery, as conclusively determined by the Facility Agent (with the relevant exchange rate of any such purchase being the "SPOT RATE");

         (j) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

         (k) references to documents being in the "AGREED FORM" mean documents initialled by both Lovell White Durrant (on behalf of the Facility Agent and the Arrangers) and Norton Rose (on behalf of the Borrowers), or otherwise in the form required by the Facility Agent;

         (l) references to "VAT" are to be construed as including references to any similar Tax;

         (m) "INCLUDING" and "IN PARTICULAR" shall not be construed restrictively but shall mean "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

         (n) obligations of more than one Obligor under this Agreement are joint and several;

         (o) references to documents being "CERTIFIED COPIES" mean copies certified as being true, complete and up- to-date copies as of a date no earlier than the date of this Agreement by an officer of the Primary Borrower who is at such time duly authorised to execute or certify such documents on behalf of the Primary Borrower;

         (p) "ARMS LENGTH TERMS" means on terms which are fair and reasonable to the relevant member of the Group and no more or less favourable to the other party to the relevant transaction than could reasonably be expected to be obtained in a comparable transaction with a person unconnected with the Group;

         (q) references to "HOLDING COMPANY", save as otherwise defined, shall bear the same meaning as in section 736 of the Act, as if extended to bodies corporate wherever incorporated;

         (r)     a Letter of Credit being "REPAID" or "PREPAID" is effected by:

                 (i) providing the Issuing Bank with cash cover in the currency in which that Letter of Credit is denominated;

                 (ii) reducing (in accordance with the terms of this Agreement and the relevant Letter of Credit) the amount that may be demanded under that Letter of Credit (or by such amount automatically reducing in accordance with the terms of the relevant Letter of Credit); or

                 (iii) cancelling that Letter of Credit by returning the original to the Issuing Bank together with written confirmation (in form and substance satisfactory to the Issuing Bank) from the beneficiary that the Issuing Bank has no further liability under that Letter of Credit.

2.       THE COMMITMENTS

2.1      THE FACILITIES

         The Banks, relying upon each of the representations and warranties in clause 9 and upon and subject to the conditions hereof, agree to make available:

         (a) to the Primary Borrower, the Acquisition Facility in the principal sum of L.1,775,000,000;

         (b) to the Primary Borrower, the Interim Facility in the principal sum of L.1,150,000,000;

         (c) to the Revolving Credit Facility Borrowers, the Revolving Credit Facility in the principal sum of L.700,000,000 (including the stand-alone facility for REC provided for in clause 24.5).

         The obligations of each Bank under this Agreement shall be to participate in each Advance in the proportion which its Commitment in respect of the relevant Facility bears to the Total Commitments in respect of the relevant Facility but so that no Bank shall be under any obligation to participate in an Advance if and to the extent its Commitment in respect of the relevant Facility would thereby be exceeded.

2.2      FINANCE PARTIES' OBLIGATIONS SEVERAL

         The obligations of each Finance Party under this Agreement are several; the failure of any Finance Party to perform such obligations shall not relieve any other Finance Party or any Borrower of any of their respective obligations or liabilities under this Agreement nor shall any Finance Party be responsible for the obligations of any other Finance Party under this Agreement.

2.3      FINANCE PARTIES' INTERESTS SEVERAL

         Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Finance Parties are several and the amount due to each of the Finance Parties (for its own account) is a separate and independent debt. Without prejudice to any other provision of this Agreement (including any requirement for action to be approved or instigated by, or with the consent or approval of, the Majority Banks) each of the Finance Parties shall have the right to protect and enforce its rights to amounts which have become due and payable to it under this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.


3.       THE CONDITIONS

3.1      DOCUMENTS AND EVIDENCE

         No Advance may be made until the Unconditional Date and until the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Parts A and B of
         Schedule 3, in each case in form and substance satisfactory to the Facility Agent which the Facility Agent shall, once it is so satisfied, confirm in writing to the Primary Borrower.

3.2      GENERAL CONDITIONS PRECEDENT

         Subject to clause 3.3, in respect of each Facility, the obligation of each Bank to contribute to an Advance is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date:

         (a) the applicable representations and warranties set out in clause 9 are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

         (b) no Default shall have occurred and be continuing or would result from the making of such Advance,

         but this clause 3.2(b) shall not prevent the rollover of an existing Revolving Credit Advance (without increasing the amount thereof) for a Maturity Period of no more than one month at any time when no Event of Default has occurred and is continuing.

3.3      CONDITIONS RELATING TO OFFER ADVANCES DURING CERTAIN FUNDS PERIOD

         To ensure that the Primary Borrower has resources available to advance to Finco 2 funds to on-lend to Bidco funds to enable Bidco to fulfil its obligations in respect of the Offer, the Banks agree that, in relation to each Offer Advance requested and to be advanced during the Certain Funds Period, clause 3.2 shall not be applicable and subject to satisfying the requirements of clause 3.1 and to providing the appropriate Drawdown Notice at the appropriate time in accordance with this Agreement, the only further condition to the obligations of the Banks to make such Offer Advance is that at the date of each Drawdown Notice and on each Drawdown Date no Major Default shall have occurred and be continuing or would result from the making of such Offer Advance.

         It is further confirmed, for the avoidance of doubt, that the commitment in this clause 3.3 operates notwithstanding any contrary provisions of the Finance Documents and that no Bank shall be entitled to rescind this Agreement or to fail to contribute to an Offer Advance where the conditions in clause 3.3 are fulfilled.

3.4      WAIVER OF CONDITIONS PRECEDENT

         The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of the Majority Banks in respect of any Advance.


4.       ADVANCES UNDER THE FACILITIES

4.1      THE ACQUISITION FACILITY

         (a)     Drawdown

                 Subject to the terms and conditions of this Agreement, Acquisition Advances shall be made to the Primary Borrower following receipt by the Facility Agent from the Primary Borrower of an appropriately completed Drawdown Notice relating to the Acquisition Facility not later than 11 a.m. two Banking Days before the proposed Drawdown Date.

         (b)     Amount

                 Each Drawdown Notice delivered pursuant to clause 4.1(a) shall be irrevocable and specify:

                 (i) the proposed Drawdown Date, which shall be a Banking Day prior to the relevant Available Commitment Termination Date;

                 (ii) the amount of the proposed Advance, which shall be of L.10,000,000 (or any larger sum which is an integral multiple of L.5,000,000) or, if less, the Available Facility Amount in respect of the Acquisition Facility or the Interim Facility (as the case may be) on the relevant Drawdown Date;

                 (iii) subject to clause 4.1(c), the first Interest Period relating to the Advance in question (in the case of the Acquisition Facility, (being a period of 1, 2, 3 or 6 months or such other duration as the Primary Borrower and the Banks may agree, and in the case of the Interim Facility being one month) will begin on the proposed Drawdown Date and end on a Banking Day which is or precedes the Final Repayment Date (and in the case of Interim Advances, the relevant Available Commitment Termination Date); and

                 (iv) the account to which the proceeds of the proposed Advance are to be paid.

                 There shall be no more than 10 Acquisition Advances and 10 Interim Advances outstanding at any time and not more than one Acquisition Advance and/or Interim Advance may be made in any period of 5 consecutive Banking Days.

         (c)     Interest Periods at time of syndication

                 The Primary Borrower shall until the Syndication Date select one month Interest Periods or such other periods as the Facility Agent and the Primary Borrower agree as being necessary to effect the transfer of participations following syndication.

         (d)     Acquisition Facility

                 No Interim Advances shall be made unless and until the Acquisition Facility has been drawn down in full.

         (e)     Loan Note Obligations

                 If the Loan Note Obligations as at the Available Commitment Termination Date for the Acquisition Facility are in excess of L.50,000,000, the Loan Note Facility shall be available until the Final Repayment Date and Advances may be drawn down by the Primary Borrower from time to time under the Loan Note Facility to be on-lent to Finco 2 to be used by it to on-lend to Bidco to be used to fund Loan Note Obligations. To the extent that, by reason of the minimum drawdown requirements set out above, an Advance drawn down under the Loan Note Facility exceeds the then outstanding Loan Note Obligations, any excess shall be retained by the Primary Borrower and paid into the Loan Note Collateral Account which shall be a blocked account maintained by the Security Agent. To the extent that the aggregate Loan Note Obligations as at the Available Commitment Termination Date for the Acquisition Facility are not in excess of L.50,000,000 the Loan Note Facility shall not come into existence, but Advances may be drawn down by the Primary Borrower under the Acquisition Facility or if there is no further available Commitment under that Facility, under the Interim Facility to be on-lent to Finco 2 to be used by it to on-lend to Bidco to be used to fund Loan Note Obligations.
                 Any Advance drawn down under the Acquisition Facility or Interim Facility shall be drawn down by the Primary Borrower and paid into the Loan Note Collateral Account. The Security Agent shall permit the Primary Borrower to draw amounts from the Loan Note Collateral Account from time to time:

                 (i) to the extent of Loan Note Obligations then due, to be on-lent to Finco 2 to be used by it to on-lend to Bidco to be used by Bidco to fund such Loan Note Obligations; provided that

                 (ii) at the relevant time, no Event of Default shall have occurred which has not been remedied or waived to the reasonable satisfaction of the Security Agent.

                 The Loan Note Collateral Account shall not be a trust account and sums standing to its credit from time to time shall be charged by way of fixed charge under the Debenture and available to the Security Agent by way of security.

         (f)     Cancellation on Available Commitment Termination Date

                 If there is any Available Facility Amount outstanding in relation to the Acquisition Facility or the Interim Facility on the Available Commitment Termination Date in respect of such Facility, such Available Facility Amount (other than the Loan Note Facility as at such date) shall thereupon be automatically cancelled and no further Advance may be made under the Acquisition Facility or the Interim Facility other than the Loan Note Facility. If a Loan Note Facility has not been established, the Primary Borrower may draw down on the Acquisition Facility or, if it has been drawn down in full the Interim Facility on the day before the relevant Available Commitment Termination Date to fund the Loan Note Collateral Account with sufficient funds to meet its actual or contingent Loan Note Obligations as at such date.

4.2      THE REVOLVING CREDIT FACILITY

         (a)     Drawdown

                 Subject to the terms and conditions of this Agreement, and to the prior delivery of a notice of cancellation of the agreement dated 5th August 1996 between the Target and Citibank International plc as agent, Barclays Bank PLC and Midland Bank plc so that it is no longer available for drawing, Revolving Advances shall be made to the relevant Revolving Credit Facility Borrower following receipt by the Facility Agent from such Borrower of an appropriately completed Drawdown Notice relating to the Revolving Credit Facility not later than 11 a.m. two Banking Days before the proposed Drawdown Date (which, in respect of the first Revolving Advance to be made for the purpose of refinancing certain Target Group Borrowed Money will be the Unconditional
                 Date).

         (b)     Amount

                 Each Drawdown Notice delivered to the Facility Agent pursuant to clause 4.2(a) shall be irrevocable and shall specify:

                 (i) the proposed Drawdown Date, which shall be a Banking Day falling prior to the Available Commitment Termination Date;

                 (ii) the amount of the Revolving Advance, which shall be of L.10,000,000 or any larger sum which is an integral multiple of L.5,000,000 or, if less, the Available Facility Amount in respect of the Revolving Credit Facility on the relevant Drawdown Date;

                 (iii) the Maturity Period which shall be of 1, 2, 3 or 6 months (or such other period as the Facility Agent, acting on the instructions of the Majority Banks, shall agree) ending not later than the Final Repayment Date;

                 (iv) the account to which the proceeds of the proposed Advance are to be paid.

         (c)     Number of Advances

                 There shall be no more than 10 Revolving Advances outstanding at any time, and not more than one Revolving Advance may be made in any period of 5 consecutive Banking Days.

         (d)     First drawdown

                 No Revolving Advance may be made unless and until the first Acquisition Advance could have been drawn down (but for the delayed settlement of acceptances of the Offer).

         (e)     Calculation of Available Commitment

                 For the purpose of calculating the Available Commitment, the Outstanding Contingent Liabilities under a Letter of Credit will initially be its Sterling Amount on the Issue Date, subject to recalculation by the Facility Agent in accordance with the definition of "Sterling Amount" and clause 4.11 (Currency Fluctuations).

         (f)     Cancellation on the Available Commitment Termination Date

                 Without prejudice to any other provision of this Agreement, the Total Commitments under the Revolving Credit Facility shall in any event be reduced to zero on the Available Commitment Termination Date in respect of such Facility and no Advance may be drawn by the Revolving Credit Facility Borrowers under the Revolving Credit Facility thereafter.

4.3      ISSUE OF LETTERS OF CREDIT

         Subject to the provisions of this Agreement, the Issuing Bank will Issue a Letter of Credit specified in a Drawdown Notice at the request of a Revolving Credit Facility Borrower, if the Agent has received the Drawdown Notice for a Letter of Credit in the form set out in Part C of Schedule 2 (Letters of Credit) signed on behalf of that Borrower not later than 11.00 am five Banking Days prior to the proposed Issue
         Date: and

         (a) the proposed Issue Date is a Banking Day on or before the Final Repayment Date;

         (b) the face value of each Letter of Credit is a minimum Sterling Amount of L.1,000,000;

         (c) the Expiry Date falls on or before the earlier of 12 months from the Issue Date and the Final Repayment Date;

         (d) the Issuing Bank and (if different) the Facility Agent has agreed its terms;

         (e) the Sterling Amount of the Letter of Credit requested does not exceed the Available Facility Amount in respect of the Revolving Credit Facility;

         (f) after such Issue, there will be no more than ten Letters of Credit outstanding;

         (g) no order, judgment or decree of any Governmental Entity or arbitrator shall be outstanding which by its terms purports to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, nor shall any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Entity with jurisdiction over the Issuing Bank prohibit, or request that the Issuing Bank refrain from, the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder and which is not in effect on the date of this Agreement), or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Bank in good faith deems material to it;

         (h) the currency in which the relevant Letter of Credit is to be denominated is, in the opinion of the Issuing Bank, not likely to be subject to undue fluctuation against Sterling and is likely to be freely convertible and available in sufficient amounts to enable the Issuing Bank to discharge its obligations as they fall due;

         (i) the Issuing Bank has approved (and been approved by) the relevant beneficiary; and

         (j) the total Sterling Amount of all Outstanding Contingent Liabilities under all Letters of Credit then outstanding would not exceed L.250,000,000.

4.4      ADVANCES GENERALLY

         (a) A Drawdown Notice (or notice purporting to be such) shall only be effective if it complies with this Agreement and only upon actual receipt by the Facility Agent and, once given, shall be irrevocable.

         (b) As soon as practicable after receipt of each Drawdown Notice complying with this Agreement the Facility Agent shall notify each Bank of such receipt and of the date on which the proposed Advance is to be made and of the relevant Interest Period or, as the case may be, the relevant Maturity Period and each Bank shall on such Drawdown Date or, the case may be, on the first day of the relevant Interest Period participate in such Advance by making available to the Facility Agent its portion of such Advance in accordance with clause 8.2.

4.5      APPLICATION OF PROCEEDS

         Without prejudice to the Borrowers' obligations under clause 10.2(a), none of the Finance Parties shall have any responsibility for the application of the proceeds of any Advance by any Borrower.

4.6      LETTERS OF CREDIT

         (a) Issuing Bank as principal: the Issuing Bank will act as principal of each Letter of Credit Issued by it and each Bank will counter-indemnify the Issuing Bank in respect of the Outstanding Contingent Liabilities thereunder in the relevant Proportion;

         (b) Borrowers' Authorisation and Indemnity: each Borrower unconditionally and irrevocably:

                 (i) authorises the Issuing Bank to comply with any demand which appears to be duly made by a third party in respect of a Letter of Credit without any further reference to the relevant Borrower on the terms set out in Schedule 7 (Terms of Borrowers' Indemnity);

                 (ii) agrees that its authorisation under clause 4.6(b)(i) and its indemnity under clause 4.6(b)(iv) shall remain in full force and effect and shall not be discharged until such date as the Facility Agent (acting on the instructions of the Issuing Bank) shall notify the relevant Borrower that it is satisfied (acting reasonably) that the Issuing Bank remains under no liability (actual or contingent) in respect of any Letter of Credit;

                 (iii) agrees that each Letter of Credit is Issued subject to and with the benefit of the provisions of Schedule 7 (Terms of Borrowers' Indemnity); and

                 (iv) if a Finance Party suffers any liabilities, damages, costs, expenses, losses and charges whatsoever in relation to or arising out of any Letter of Credit Issued or clause 4.7 (Banks' Guarantee and Indemnity), the benefit of Schedule 7 (Terms of Borrowers' Indemnity) shall extend to such Finance Party. A Borrower may finance a payment under such indemnity by drawing down a Revolving Advance if it is then entitled to do so in accordance with the terms of this Agreement.

4.7      BANKS' GUARANTEE AND INDEMNITY

         Each Bank hereby irrevocably and unconditionally:

         (a) subject to clause 4.7(b), guarantees to and indemnifies on the terms set out in Schedule 8 (Terms of Interbank Guarantee and Indemnity) the Issuing Bank severally in its Proportion and on demand by the Issuing Bank, the due and punctual performance by any relevant Borrower of all its obligations in respect of each Letter of Credit Issued by the Issuing Bank;

         (b) if it is not permitted by its constitutional documents or any applicable law to grant guarantees, agrees that, upon any failure of a relevant Borrower to make timely payment of any amount due in respect of a Letter of Credit, such Bank shall take (and upon the occurrence of an Event of Default specified in clauses 12.1(e) to (n) (Events of Default) (or any event occurs which under the applicable law of any relevant jurisdiction has an analogous, similar or equivalent effect to any such events) shall be deemed to have taken without any further action, as of the Issue Date of each outstanding Letter of Credit), an undivided participating interest from the Issuing Bank in each Letter of Credit outstanding at such time in a proportion equal to such Bank's Proportion. Each Bank shall hold the Issuing Bank harmless and indemnify the Issuing Bank for such Bank's proportionate share of any drawing under any Letter of Credit in which it has taken an undivided participating interest under this clause 4.7;

         (c) as a separate and independent stipulation agrees that any sum of money intended to be the subject of the guarantee in clause 4.7(a), and subject to clause 4.7(b) and Schedule 8 (Terms of Interbank Guarantee and Indemnity), shall be recoverable from it (in its Proportion) as sole principal debtor even if such sum would not be recoverable from any relevant Borrower by reason of any legal limitation, disability or incapacity or liquidation of any of them or any other fact or circumstance (whether known to the Issuing Bank or not) but which would have been recoverable from such Bank if it were the sole or principal debtor in respect of such liability in place of any such Borrower;

         (d) if it ceases to have the Minimum Rating as defined in clause 16.5, to lodge forthwith with the Security Agent cash cover as security for its indemnity obligations in the same amount as if it had been, on that date, a Substitute.

4.8      CALCULATION OF INTEREST IF BANK MAKES A GUARANTEE OR INDEMNITY PAYMENT

         Any payment made or to be made by a Bank pursuant to clause 4.7 (Banks' Guarantee and Indemnity) and any unreimbursed amount on the part of the Issuing Bank shall (for the purpose of calculating interest thereon which is due from the relevant Borrower) be deemed to have been made available to that Borrower by way of a Revolving Advance on the date such payment is made or is to be made (or reimbursed) and accordingly is subject to the terms and conditions hereof and, after the earliest date on which a Revolving Advance could have been drawn down to fund such liability, such amount shall be treated as if it were an overdue sum with an initial term of one month but (for all other purposes) shall be immediately due and payable by the relevant Borrower.

4.9      DEFAULTING BANKS

         If a Bank (a "DEFAULTING BANK") fails to make payment on its due date of any amount (an "OVERDUE AMOUNT") due from it for the account of the Issuing Bank pursuant to clause 4.7 (Banks' Guarantee and Indemnity) then until the Issuing Bank (or the Agent on its behalf) has received payment of such overdue amount in full (and without prejudice to any other rights or remedies of the Issuing Bank in respect of such failure):

         (a) the Issuing Bank shall be entitled to receive any remuneration which such Defaulting Bank would otherwise have been entitled to receive in respect of the Revolving Credit Facility; and

         (b) the overdue amount shall bear interest at the rate of one per cent per annum over LIBOR plus the Additional Cost for the time being from the due date until the date of payment and any such interest which accrues shall be compounded monthly.

4.10     SUBROGATION OF BANKS MAKING GUARANTEE PAYMENTS

         (a) Each Obligor agrees that if any Bank makes any payment under clause 4.7 (Banks' Guarantee and Indemnity) it will immediately be subrogated to any rights that the Issuing Bank may then have against the relevant Borrower in respect of the amount paid and such subrogation will be subject to the terms set out in Schedule 7 (Terms of Borrowers' Indemnity).

         (b) Each Obligor agrees to indemnify the Bank making such a payment in respect of such payment and all costs and expenses properly incurred by the Bank in recovering or attempting to recover any amount pursuant to such rights of subrogation.

4.11     CURRENCY FLUCTUATIONS

         In addition and without prejudice to the Banks' other rights hereunder, the Facility Agent shall on every Quarter Date (and at any other time at which it is requested to do so by the Majority Banks) calculate the aggregate of the Sterling Amounts of all Outstanding Contingent Liabilities under all Letters of Credit then outstanding.

4.12     CLAWBACK

         If the Facility Agent at any time issues a certificate addressed to the Primary Borrower that in its opinion the aggregate of the Sterling Amounts of Outstanding Contingent Liabilities under all Letters of Credit then outstanding is equal to or exceeds 105% of the aggregate amount of the Banks' Commitments under the Revolving Credit Facility less the amount of all outstanding Revolving Advances at that time, the Agent may give notice to the Primary Borrower requiring it within five Banking Days either to:

         (a) make arrangements to repay Revolving Advances and/or reduce the amount of the Letters of Credit outstanding so as to bring the Sterling Amount of all such Outstanding Contingent Liabilities to an amount equal to or below 100% of that aggregate amount; or

         (b) provide the Issuing Bank with cash cover in the currency in which any Letter of Credit is denominated of such amount as would cause the requirements of this clause 4.12 to be satisfied.

4.13     CASH COVER

         Where cash cover is provided by an Obligor under clause 4.12 (Clawback) or otherwise under this Agreement, the Issuing Bank or other recipient Bank undertakes to place the relevant cash deposit in an account with it (subject to such security arrangements as the Facility Agent may specify) bearing interest at a rate and on the standard terms (other than as to the security arrangements) applicable to corporate customers of such Bank making deposits of an equivalent size and for an equivalent duration (or on such other terms as such Bank and the relevant Obligor may agree). Interest accruing on cash deposited as cash cover shall be for the account of and paid to such Obligor but shall not be paid to any Obligor during the continuance of an Event of Default.



5.       INTEREST AND INTEREST PERIODS

5.1      INTEREST ON THE ACQUISITION ADVANCES AND INTERIM ADVANCES

         The Primary Borrower shall pay interest on each Acquisition Advance and Interim Advance in respect of each Interest Period on the relevant Interest Payment Date (or, in the case of Interest Periods of more than six months, by instalments, every six months from the commencement of the relevant Interest Period and on the relevant Interest Payment Date) at the rate per annum determined by the Facility Agent to be the aggregate of (a) the Applicable Margin, (b) the Additional Cost and (c) LIBOR.

5.2      INTEREST PERIODS FOR THE ACQUISITION ADVANCES AND INTERIM ADVANCES

         (a) The Primary Borrower may by notice received by the Facility Agent not later than 11 a.m. on the second Banking Day before the beginning of each Interest Period in respect of each Acquisition Advance specify whether such Interest Period shall have a duration of 1, 2, 3 or 6 months (or such other period as the Facility Agent, acting on the instructions of the Majority Banks, may agree). All Interest Periods for the Interim Facility shall have a duration of one month, save as provided in (b) below.

         (b) Every Interest Period in respect of each Acquisition Advance and Interim Advance shall be of the duration specified by the Primary Borrower pursuant to clause 5.2(a) but so that:

                 (i) the initial Interest Period in respect of each such Advance will commence on the relevant Drawdown Date and each subsequent Interest Period in respect of each such Advance shall commence on the date of the expiry of the previous Interest Period, and until the Syndication Date the provisions of clause 4.1(c) shall apply to the selection of Interest Periods;

                 (ii) if otherwise there would be more than 10 Acquisition Advances or 10 Interim Advances outstanding with different Interest Payment Dates, the Primary Borrower shall select Interest Periods for such Advances ending on the same day as the then current Interest Period for another such Advance and on the last day of such Interest Period, such Advances shall be consolidated into and shall thereafter constitute a single Advance;

                 (iii) if any Interest Period in respect of an Acquisition Advance would otherwise overrun the Final Repayment Date or the date the First Repayment is due, such Interest Period shall end on such date;

                 (iv) if any Interest Period in respect of an Interim Advance would otherwise overrun the Available Commitment Termination Date for the Interim Facility, it shall end on such Available Commitment Termination Date; and

                 (v) if the Primary Borrower fails to select the duration of an Interest Period in respect of an Advance in accordance with the provisions of clause 5.2(a) and this clause 5.2(b) such Interest Period shall have a duration of 3 months or such other period as shall comply with this clause 5.2(b) selected at the Facility Agent's sole discretion.

5.3      INTEREST UNDER THE REVOLVING CREDIT FACILITY

         The relevant Revolving Credit Facility Borrower shall pay interest on each Revolving Advance on its Maturity Date (or, in the case of a Revolving Advance having a Maturity Period of more than six months, by instalments, every six months from the relevant Drawdown Date and on the relevant Maturity Date) at the rate per annum determined by the Facility Agent to be the aggregate of (i) the Applicable Margin, (ii) the Additional Cost and (iii) LIBOR.

5.4      INTEREST ON UNPAID SUMS

         (a) If any Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.4) on its due date for payment under this Agreement such Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Facility Agent pursuant to this clause 5.4.

         (b) The period beginning on the due date for payment and ending on the date of actual payment shall be divided into successive periods of not more than three months as selected by the Facility Agent (after consultation with the Banks so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period but so that if the unpaid sum is an amount of principal which shall have become due and payable prior to the next succeeding Interest Payment Date relating thereto or, as the case may be, prior to the relevant Maturity Date, then the first such period selected by the Facility Agent shall end on such Interest Payment Date or, as the case may be, such Maturity Date.

         (c) The rate of interest applicable to each period referred to in clause 5.4(b) shall (subject to clause 5.6) be the aggregate (as determined by the Facility Agent) of (i) one per cent per annum, (ii) the Applicable Margin (iii) the Additional Cost and (iv) LIBOR but so that if the unpaid sum is an amount of principal (as referred to in clause 5.4(b)) interest shall be payable on such unpaid sum during the first period determined pursuant to clause 5.4(b) at a rate one per cent above the rate applicable thereto immediately before it fell due.

         (d) Interest under this clause 5.4 shall be due and payable on the last day of each period determined by the Facility Agent pursuant to this clause 5.4 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid or on such date or other dates which the Facility Agent may specify by written notice to the Primary Borrower (but not more frequently than once a month). Any interest payable under this clause 5.4 which is not paid when due shall be deemed an unpaid sum and shall itself bear interest accordingly.

5.5      NOTIFICATION OF INTEREST PERIODS AND INTEREST RATE

         The Facility Agent shall notify the Primary Borrower (who shall notify any other relevant Borrower) and the Banks promptly of the duration of each Interest Period, Maturity Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this clause 5.

5.6      ALTERNATIVE INTEREST RATES

         If:

         (a) in attempting to calculate LIBOR under paragraph (b) of the definition of LIBOR for a specified period the Facility Agent determines at 11.00 a.m. (London time) on the Quotation Date that it is unable to obtain quotations for LIBOR from any of the Reference Banks in respect of the relevant Advance or unpaid sum for the specified period; or

         (b) before its close of business on such day, the Facility Agent has been notified in writing by a Bank or group of Banks to which 35% or more of the relevant Advance or unpaid sum is (or, if the relevant Advance were made, would then be) owed that LIBOR calculated in accordance with its definition in this Agreement does not accurately reflect the cost to them of funding their participation; or

         (c) the Facility Agent, acting reasonably, determines that, by reason of circumstances affecting the London inter-bank market, adequate and fair means do not or will not exist for determining the rate of interest applicable to the specified period, then:

                 (i) the Facility Agent shall promptly notify in writing the Primary Borrower and the Banks of such event or circumstance;

                 (ii) the Facility Agent (on behalf of and after consultation with the Banks) shall, within three Banking Days of such notice, negotiate with the Primary Borrower with a view to agreeing a substitute basis on which the relevant part of the Facility may be maintained;

                 (iii) any substitute basis agreed in writing by the Facility Agent (on behalf of and with the consent of all the Banks) and the Primary Borrower within 30 days of such notice shall take effect in accordance with its terms and interest shall be calculated as if the substitute basis had come into effect from the beginning of the relevant specific period;

                 (iv) in default of agreement within 30 days, each Bank's participation in the Advance or unpaid sum (if any) shall during that specific period bear interest at the annual rate equal to the cost to that Bank (as certified by it to the Primary Borrower within ten days of the end of that 30 day period and expressed as a percentage rate per annum) of funding its participation during that specific period by whatever means that Bank determines to be most appropriate plus the Applicable Margin and the Additional Cost and if clause 5.4 (Interest on unpaid sums) applies, a further one per cent.

6.       REPAYMENT, PREPAYMENT, CANCELLATION AND REDUCTIONS

6.1      REPAYMENT OF THE ACQUISITION AND INTERIM ADVANCES

         The Primary Borrower shall repay in full:

         (a)     Acquisition Advances

                 all outstanding Acquisition Advances on the following dates and in the following amounts:

                 DATE                                 AMOUNT (L.)

                 Second anniversary of the date       600,000,000 (less
                 of this Agreement                    voluntary prepayments
                                                      previously made)
                                                      (the "First Repayment")

                 Final Repayment Date                 All remaining Acquisition
                                                      Advances outstanding
                                                      (the "Final Repayment")

         (b)     Interim Advances

                 all outstanding Interim Advances on the Available Commitment Termination Date of the Interim Facility.

6.2      MANDATORY REPAYMENT EQUAL TO COAL PROCEEDS

         (a) On the Available Commitment Termination Date of the Interim Facility the Primary Borrower shall prepay outstanding Acquisition Advances in an amount equal to the product of the Coal Proceeds and the fraction of the share capital of the Target acquired by Bidco at such date less the amount of the Interim Advances repaid under clause 6.1(b).

         (b)     Amounts repaid and/or prepaid in accordance with this clause
                 6.2 shall be applied in accordance with clause 6.6(c).

6.3      REPAYMENT OF REVOLVING ADVANCES

         The relevant Revolving Credit Facility Borrower shall repay each Revolving Advance in full on its Maturity Date but, subject to the terms of this Agreement, amounts repaid may be reborrowed.

         On the Final Repayment Date the balance of all outstanding Revolving Advances shall in any event be repaid in full and may not be reborrowed.

6.4      OPTIONAL PREPAYMENT OF ALL THE BANKS

         The relevant Borrower may, subject to clause 6.6, prepay:

         (a) an Acquisition Advance or an Interim Advance in whole or part (if in part, being L.10,000,000 or any larger sum which is an integral multiple of L.5,000,000) on the next succeeding Interest Payment Date in respect of such Advance or, together with any relevant amounts payable pursuant to clause 13.1, any other Banking Day, Provided that in prepaying such Advance, the Banks to whom such Advance is owing are prepaid on a pro rata basis;

         (b) Revolving Advances in whole (but not in part) together with any relevant amounts payable pursuant to clause 13.1.

6.5      AFFECTED BANKS

         (a) The relevant Borrower may and, where required under this Agreement shall prepay (in whole but not in part only), without premium or penalty, subject to clause 6.6, the whole of the Contributions to all the Facilities of any Affected Bank. Upon any such notice of such prepayment being given, or as provided for in clause 14.1, the Commitments of the relevant Bank to all the relevant Facilities shall be reduced to zero and the undrawn amount of the Total Commitments in respect of all the Facilities shall be reduced accordingly.

         (b) Instead of or, in addition to, its rights under clause 6.5(a) the relevant Borrower may on payment of the fee under clause 16.5, without prejudice to clause 14.4, require the Affected Bank to transfer pursuant to clause 16.5 at par all of its Commitments and Contributions to a Qualifying Bank nominated by the Borrower provided that the relevant Qualifying Bank agrees (in its absolute discretion) to accept the transfer to it and, in the case of clause 14.1, that Bank is lawfully able to do so and the transfer is to take effect prior to the prepayment date specified by the Facility Agent thereunder.

6.6      PREPAYMENTS GENERALLY

         (a) No prepayment may be made pursuant to clauses 6.2, 6.4 or 6.5 unless the Primary Borrower shall have given the Facility Agent 5 Banking Days prior notice (or in the case of a prepayment pursuant to clause 14.1 such notice as is required under clause 14.1) specifying the proposed date of the prepayment and the amount to be prepaid. Every such notice shall be effective only on actual receipt by the Facility Agent, shall be irrevocable and shall oblige the relevant Borrower to make the relevant prepayment on the date specified.

         (b) No amount of the Acquisition Facility or the Interim Facility which is repaid or prepaid may be reborrowed.

         (c) Prepayments (other than under clause 6.5) shall be applied in the following order:

                 (i)      against outstanding Interim Advances;

                 (ii) against outstanding Acquisition Advances, in inverse order of maturity save that:

                          (aa) prepayments of Coal Proceeds under Clause 6.2(a) shall be applied against the First Repayment and thereafter against the Final Repayment; and

                          (bb) voluntary prepayments shall be applied first against the First Repayment and thereafter against the Final Repayment;

                 (iii) in repayment of outstanding Revolving Advances and in permanent reduction of the Revolving Credit Facility;

                 (iv) to provide cash cover for the Outstanding Contingent Liabilities under the Revolving Credit Facility.

         (d) All prepayments shall be made together with (to the extent these relate to the amounts prepaid) (i) accrued interest to the date of prepayment; (ii) any additional amount payable under clauses 8.5 or 14.2; and (iii) all other sums payable by the Borrower to the relevant Banks under this Agreement including, without limitation, any accrued commitment commission payable under clause 7.2, any Letter of Credit commission and fees under clause 7.3, expenses under clause
                 7.4 and any amounts payable under clause 13.1.

         (e) No Borrower shall prepay all or any part of an Advance outstanding hereunder except at the times and in the manner expressly provided herein.

6.7      CANCELLATION OF THE FACILITIES

         The Primary Borrower may at any time prior to the Available Commitment Termination Date in respect of the relevant Facility by notice to the Facility Agent (effective only on actual receipt) cancel with effect from a date not less than 10 Banking Days after the receipt by the Facility Agent of such notice the whole or any part (if in part, being L.10,000,000 or any larger sum which is an integral multiple of L.5,000,000) of the Available Facility Amount of the relevant Facility, in each case which is not the subject of a Drawdown Notice at such time. Such notice shall specify the Facility to which it refers, the date upon which such cancellation is to be made and the amount of such cancellation. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitments of the Banks in respect of the relevant Facility shall be reduced accordingly (pro-rata their respective Commitments in respect of the relevant Facility).

6.8      TERMINATION

         The Commitment of each Bank shall be automatically cancelled and reduced to zero at the close of business in London on the relevant Available Commitment Termination Date or, if it occurs, the Cancellation Date.


7.       FEES AND EXPENSES

7.1      ARRANGEMENT, UNDERWRITING, PARTICIPATION AND AGENCY FEES

         The Primary Borrower shall pay to the Facility Agent or shall procure that there is paid, whether or not any part of the Commitments is ever advanced:

         (a) on the date of this Agreement, for the account of the Arrangers, fees of an amount agreed between the Primary Borrower and the Arrangers in a letter dated on or about the date of this Agreement;

         (b) on the date of this Agreement and on each anniversary thereof until the end of the Finance Period, for the account of the Facility Agent, an agency fee and for the account of the Security Agent, a security agency fee, in each case of an amount agreed between the Primary Borrower and the Facility Agent in a letter dated on or about the date of this Agreement.

         7.2     COMMITMENT FEES

         The Primary Borrower shall pay to the Facility Agent, whether or not any part of the Commitments is ever advanced, from the date of this Agreement on each Fee Payment Date after the date of this Agreement and on the Available Commitment Termination Date in respect of each Facility (or the Cancellation Date if earlier), for the account of each of the Banks (pro-rata their respective Commitments for the relevant Facility), commitment commission computed in arrears at the Applicable Fees Rate on the daily amount by which the Total

         Commitments in respect of the relevant Facility exceeds the aggregate of the Contributions in respect of the relevant Facility. Accrued commitment commission will also be payable on the amount of any Commitment when cancelled on the date of its cancellation.

7.3      LETTER OF CREDIT FEES

         (a) Each relevant Borrower shall (on the dates set out in clause 7.3(c)) pay commission in Sterling to the Facility Agent for the account of the Banks (in their respective Proportions) on the Issue of any Letter of Credit requested by such Borrower in Sterling at a percentage rate per annum equal to the Applicable Margin on the Sterling Amount of the Outstanding Contingent Liabilities under such Letter of Credit calculated in each case on the date of Issue and recalculated on each Quarter Date from the Issue Date of such Letter of Credit until the earlier of its Expiry Date or such date as the Issuing Bank and the Banks have ceased to be under any liability (actual or contingent) in respect thereof, and on the basis of a 365 day year. If the relevant Borrower has provided cash cover for any Letter of Credit, the percentage rate per annum payable on cash covered amounts shall instead be 0.25%.

         (b) Each relevant Borrower shall pay a fronting fee to the Facility Agent for the account of the Issuing Bank on the Issue of any Letter of Credit at a rate of 0.2% per annum on the Sterling Amount of the face amount of the relevant Letter of Credit payable in advance on the date of Issue and on each Quarter Date thereafter.

         (c) The commission and fronting fee payable under clauses 7.3(a) and 7.3(b) in respect of each Letter of Credit shall be paid in advance on the relevant Issue Date and on each Quarter Date in each year during the continuance of such Letter of Credit (or if such day is not a Banking Day, on the preceding Banking
                 Day) commencing on the first Quarter Date falling on or after the Issue of the relevant Letter of Credit. If a Letter of Credit is terminated leaving no Outstanding Contingent Liabilities before a Quarter Date, any commission paid in advance for the period from the date of cancellation until the next Quarter Date shall be repaid to the Borrower which made the advance commission payment by set-off against any amounts then due from the Borrower to any Finance Party or, if no such amounts are due, by payment in cash.

         (d) For the avoidance of doubt, the Issuing Bank's Proportion of the commission at the rate and calculated in the manner specified in clause 7.3(a) shall be payable to the Issuing Bank in respect of its residual liability in its capacity as a Bank, notwithstanding that it does not purport to guarantee itself in its capacity as Issuing Bank.

         (e) The Borrowers shall pay interest on the amount demanded and outstanding under the indemnity given by them in respect of Letters of Credit in accordance with clause 4.8 (Calculation of Interest if Bank makes a Guarantee or Indemnity Payment) in addition to the commission and other fees payable under this Agreement in respect of the Revolving Credit Facility.

         7.4     EXPENSES

         The Primary Borrower shall reimburse the Arrangers, the Banks, the Security Agent and the Facility Agent from time to time within three Banking Days of demand:

         (a) all reasonable costs and expenses (including without limitation legal, printing and out-of-pocket expenses) together with any VAT thereon incurred by the Facility Agent and the Arrangers in connection with the negotiation, preparation and execution of the Finance Documents and the completion and syndication of the transactions therein contemplated, and the negotiation, preparation and execution of any amendment or extension of, or the granting of any waiver or consent under, any of the Finance Documents; and

         (b) without prejudice to the generality of (c) below, all expenses and costs (including without limitation the fees and expenses of lawyers, accountants, surveyors, valuers, environmental consultants and other professional advisers and out-of-pocket expenses) incurred by the Facility Agent in connection with the obtaining of reports and/or advice and/or the undertaking of investigations by or on behalf of the Facility Agent into or concerning the Primary Borrower or the Group following the occurrence of a Default and whilst it is continuing (or where the Majority Banks' reasonable opinion is that a Default may have occurred) and the Primary Borrower undertakes to give, and to procure that its Subsidiaries give, all such reasonable assistance (including, without limitation, access to its and/or their properties and financial and other records) at all times as the Facility Agent shall reasonably require for the purpose of enabling such reports or advice to be prepared or such investigations to be undertaken; and

         (c) after a Default has occurred, all costs and expenses (including without limitation legal and out-of- pocket expenses) incurred by any of the Finance Parties in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, any of the Finance Documents, or otherwise in respect of the recovery, or attempted recovery, of moneys owing under the same, together with interest at the rate referred to in clause 5.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.5      VALUE ADDED TAX

         All fees, costs and expenses payable pursuant to this clause 7 shall be paid together with an amount equal to any VAT thereon payable by any of the Finance Parties in respect of such fees and expenses.

7.6      STAMP AND OTHER DUTIES

         The Primary Borrower shall pay all stamp, documentary, registration, notarisation or other duties or Taxes (including any duties or Taxes payable by, or assessed on, the Finance Parties) imposed on or in connection with the negotiation, preparation, and execution of any of the Finance Documents and the syndication of the Facilities and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Primary Borrower to pay such duties or Taxes.


8.       PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

8.1      NO SET-OFF OR COUNTERCLAIM; DISTRIBUTION TO THE BANKS

         All payments to be made by any Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.5, free and clear of any deductions or withholdings, in Sterling (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Facility Agent at such bank as the Facility Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the account of a particular Finance Party or Finance Parties, in which case the Facility Agent shall distribute the relevant payment to the relevant Finance Party or Finance Parties concerned, payments to be made by any Borrower under this Agreement shall be for the account of all the Banks and the Facility Agent shall forthwith distribute such payments in like funds as are received by the Facility Agent to the Banks rateably for the account of such Banks' respective Facility Offices in accordance with their Commitments or Contributions, as the case may be.

8.2      PAYMENTS BY THE BANKS

         All sums to be advanced by the Banks to any Borrower under this Agreement shall be remitted in Sterling in immediately available funds not later than 11 a.m. on the relevant Drawdown Date or, as the case may be, the first day of the relevant Interest Period to the account of the Facility Agent at such bank as the Facility Agent may have notified to the Banks and shall be paid by the Facility Agent on such date to the account of the relevant Borrower in England specified in the relevant Drawdown Notice.

8.3      NON-BANKING DAYS

         When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month, in which case payment shall be made on the immediately preceding Banking Day.

8.4      FACILITY AGENT MAY ASSUME RECEIPT

         Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Facility Agent, then the person to whom such sum was so made available shall on request refund such sum to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available such sum up to (and/or, as the case may be, the cost to the relevant other person of not receiving such sum until) the date of such repayment and the person by whom such sum was payable shall indemnify the Facility Agent (or the relevant other person) for any and all loss or expense which the Facility Agent (or the relevant other person) may sustain or incur as a consequence of such sum not having been paid on its due date together with any interest, expenses and penalties payable or incurred in connection therewith.

8.5      GROSSING-UP FOR TAXES

         If at any time any Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any Finance Document for the account of any Finance Party (or if the Facility Agent, or as the case may be, the Security Agent is required to make any such deduction or withholding from a payment to a Finance Party), the sum due from the relevant Borrower in respect of such payment shall, subject to clause 8.6, be increased to the extent necessary to ensure that, after the making of such deduction or withholding (and any further deduction and withholding which may be levied on the additional amounts paid by reason of this clause), each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made and (without prejudice to the foregoing provisions of this clause 8.5) each Borrower shall indemnify each Finance Party on demand by the Facility Agent against any losses or costs incurred by any of them together with any interest, expenses and penalties payable or incurred in connection therewith by reason of any failure of such Borrower to make any such deduction or withholding.

         Each Borrower shall promptly deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

8.6     QUALIFYING BANK

        (a)      If:

        (i)      any Bank is not or ceases to be a Qualifying Bank; and

                 (ii) as a result an Obligor is required to deduct or withhold United Kingdom income tax in respect of payments of interest to be made by such Obligor to that Bank under any Finance Document or would otherwise have been required to make an indemnity payment or a greater indemnity payment under clause
                          8.5 or 14.2,

                 then such Obligor shall (as the case may be) not be liable to pay under clause 8.5 in respect of any such payment of interest any amount in excess of the amount it would have been obliged to pay if such Bank were a Qualifying Bank, nor shall it be liable to make an indemnity payment or a greater indemnity payment under clause 8.5 or, as the case may be, Clause 14.2 than would have been required if the aforesaid Bank had been or had not ceased to be a Qualifying Bank Provided that this Clause 8.6 shall not apply, and such Obligor shall be obliged to comply with its obligations under clause 8.5, or as the case may be 14.2, if on or after the date hereof:

                 (aa) there shall have been any change in, or in the official interpretation or application of, any relevant law or the practice of the United Kingdom Inland Revenue (or, in the case of a Treaty Lender, any Government Entity in the country in which it is resident for the purpose of the relevant double taxation treaty) and as a result thereof the Bank is not or ceases to be a Qualifying Bank, or

                 (bb) the Bank referred to in clause 8.6(a) has transferred its Facility Office in respect of any Facility outside the United Kingdom or has become a Bank hereunder with a Facility Office outside the United Kingdom in respect of any Facility, in each case, with the consent of the Primary Borrower if and insofar as required under this Agreement.

         (b) A person intending to make a claim pursuant to clause 8.5 shall, promptly after such person becomes aware of the circumstances giving rise to such claim and the amount of such claim, deliver to the Primary Borrower through the Facility Agent a certificate to that effect specifying the amount of such claim and setting out in reasonable detail the basis of such claim, provided that nothing shall require such person to disclose any confidential information relating to the organisation of its affairs.

         (c) If at any time after the date of this Agreement any Bank is aware that it is not or will cease to be a Qualifying Bank (for whatever reason), it shall promptly notify the Primary Borrower.

         (d) A Treaty Lender will submit such claim to the appropriate authorities (together with such forms, papers, other documents and/or evidence as necessary) as may be required for the Obligors to make payment of interest to such Treaty Lender on its Advances free of withholding or deduction on account of United Kingdom Tax. No Obligor will be liable to pay any additional amount under clause 8.5 in respect of the withholding or deduction on account of United Kingdom income tax from any such interest unless such claim has been submitted to those authorities promptly after that Treaty Leader became a party to this Agreement as a Treaty Lender or the proviso to clause 8.6(a) applies.

8.7      CLAW-BACK OF TAX BENEFIT

         If following any such deduction or withholding as is referred to in clause 8.5 any Finance Party determines in its sole discretion that it has received or been granted a credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Borrower having made any increased payment in accordance with clause
         8.5 and subject to there not being any Default which is continuing, and to the extent that such Finance Party can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Borrower with such amount as such Finance Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Borrower as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such credit or remission has been received by it, provided that the Finance Party shall be the sole judge of the amount of any such benefit and of the date on which it was received. Nothing contained in this Agreement shall interfere with the right of any Finance Party to arrange its tax affairs in whatever manner it thinks fit nor oblige any Finance Party to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, no Borrower shall, by virtue of this clause 8.7, be entitled to enquire about any Finance Party's tax affairs or computations. The Finance Parties are under no obligation to investigate whether any tax credit is available or to claim any tax credit. Any amount paid by any Finance Party to a Borrower under this clause shall be conclusive evidence of the amount payable and will be accepted by the Borrower in full and final settlement of its claim.

8.8      BANK ACCOUNTS

         Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Facility Agent shall maintain a control account showing the utilisation of the Facilities and other sums owing by each Borrower under this Agreement and all payments in respect thereof made by each Borrower from time to time. In any legal action arising out of or in connection with the Finance Documents the entries made in the accounts maintained pursuant to this clause 8.8 shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by each Borrower under this Agreement.

8.9      PARTIAL PAYMENTS

         If:

         (a) on any date on which a payment is due to be made by any Borrower under this Agreement, the amount received by the Facility Agent from such Borrower falls short of the total amount of the payment due to be made by such Borrower on such date; or

         (b) on any date on which the Facility Agent receives any payment from the Security Agent or otherwise receives any amount representing proceeds of realisations or other recoveries under any of the Security Documents, the amount of such payment or other receipt falls short of the total amount owing to the Finance Parties under this Agreement on such date then (in any such case), without prejudice to any rights or remedies available to the Finance Parties under any of the Finance Documents, the Facility Agent shall apply the amount actually received by it in or towards discharge of the obligations of such Borrower under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by such Borrower:

                 (i) first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Facility Agent, Security Agent or the Arrangers under this Agreement;

                 (ii) secondly, in or towards payment to the Banks, on a pro-rata basis, of any amount owing to the Banks under clause 20.2;

                 (iii) thirdly, in or towards payment to the Arrangers, on a pro-rata basis, of any portion of the fees payable under clause 7.1(a) which remains unpaid;

                 (iv) fourthly, in or towards payment to the Facility Agent and the Security Agent, on a pro-rata basis, of any portion of the fees payable under clause 7.1(b) which remains unpaid;

                 (v) fifthly, in or towards payment to the Banks, on a pro-rata basis, of any accrued commitment commission payable under clause 7.2 which shall have become due but remains unpaid;

                 (vi) sixthly, in or towards payment to the Banks, on a pro-rata basis, of any accrued interest, Letter of Credit commission and (in the case of the Issuing
                          Bank) Letter of Credit fronting fees or commission which shall have become due but remain unpaid, but so that any amount payable by virtue of clause 8.5 shall be excluded;

                 (vii) seventhly, in or towards payment to the Banks, on a pro-rata basis, of any principal which shall have become due but remains unpaid;

                 (viii) eighthly, in or towards payment to any such Banks, on a pro-rata basis, of any amount payable to any Banks by virtue of clause 8.5 which remains unpaid; and

                 (ix) ninthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro-rata basis).

         Each reference in clause 8.9(i) to (ix) (inclusive) to a category of unpaid sums shall include interest thereon payable in accordance with this Agreement (including, without limitation, default interest under clause 5.4). Accordingly, clause 8.9(vi) shall be construed as referring to interest on principal and accrued interest thereon which remain unpaid to the extent due.

         The order of application set out in this clause 8.9(v) to 8.9(ix) shall be varied by the Facility Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.

8.10     CALCULATIONS

         All interest and other payments of an annual nature under this Agreement or any of the Security Documents shall accrue from day to day and be calculated on the basis of the actual number of days elapsed, and in the case of Sterling a 365 day year and in the case of
         other currencies a 360 day year.   In calculating the actual number of
         days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

         Where the Applicable Margin or Additional Cost changes during any period, interest and commitment fees shall be calculated on the rate prevailing from day to day.

8.11     CERTIFICATES CONCLUSIVE

         Any certificate of, or determination by, a Finance Party as to any rate of interest or any other amount payable under this Agreement or any of the Security Documents shall, in the absence of manifest error, be conclusive and binding evidence of such rate or amount on each Borrower and (in the case of a certificate of or determination by the Facility Agent) on the Banks.

8.12     EFFECT OF MONETARY UNION

         If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in economic and monetary union in accordance with Article 109J of the Treaty on European Union, then:

         (a) any amount expressed to be payable under this Agreement in that national currency shall (until the end of the transitional period) be made in that national currency or in Euros as the Facility Agent may, by not less than two Banking Days' notice to the Primary Borrower and the Banks to that effect, require;

         (b) any amount so required under clause 8.12(a) to be paid in Euros shall be converted from that national currency at the rate stipulated pursuant to Article 109L(4) of the Treaty on European Union and payment of the amount in Euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount; and

         (c) after consultation with the Primary Borrower and the Banks and notwithstanding clause 22, the Facility Agent shall be entitled to make from time to time such amendments to this Agreement as it may determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever).

         Any amendment so made to this Agreement by the Facility Agent shall be promptly notified to the other Finance Parties and the Primary Borrower by the Facility Agent and shall be binding on all the other Finance Parties and any Borrower and any other party to this Agreement.


9.       REPRESENTATIONS AND WARRANTIES

9.1      REPEATED REPRESENTATIONS AND WARRANTIES

         Each Obligor party hereto represents and warrants to each Finance Party that (subject to clause 9.5):

         (a) Due incorporation: it and the other members of the Group from time to time are duly incorporated and validly existing under the laws of England as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

         (b) Corporate Power: it and the other Obligors have power to execute, deliver and perform their respective obligations under each of the Finance Documents to which they are parties and to borrow the Commitments; all necessary corporate, shareholder and other action has been taken to authorise the making of the Offer and the issue of the Press Release and the Offer Documents, and the execution, delivery and performance of the same and no limitation on the powers of any Obligor to borrow will be exceeded as a result of any Advance under any of the Finance Documents and no limitation on any of their respective powers to give guarantees and/or to create security will be exceeded as a result of the execution and delivery of any of the Security Documents;

         (c) Binding obligations: (subject, in the case of the Security Documents, to registration under section 395 Companies Act
                 1985) (i) each of the Finance Documents when executed and delivered by any Obligor will (subject to the Reservations) constitute, valid, legally binding and enforceable obligations of it in accordance with their respective terms and (ii) it is not necessary, to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the United Kingdom or elsewhere or that any stamp, registration or similar tax or charge be paid in the United Kingdom or elsewhere on or in relation to any Finance Documents;

         (d) No conflict with other obligations: the execution and delivery of, the exercise of its rights and the performance of its obligations under, and compliance with the provisions of, the Finance Documents by it and all other Obligors will not
                 (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of them are subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under any of the Licences or the Pooling and Settlement Agreement, or under any other agreement or other instrument to which any of them are a party or are subject or by which any of their property is bound to an extent which is reasonably likely in the reasonable opinion of the Majority Banks to have a Material Adverse Effect, (iii) contravene or conflict with any provision of their respective Memorandum or Articles of Association or (iv) result, other than pursuant to the provisions of any of the Finance Documents, in the creation or imposition of, or oblige any member of the Group to create, any Security Interest (save in favour of the Finance Parties) on any member of the Group's, assets, rights or revenues; and

         (e) Pari passu: in the case of each Borrower, its obligations under this Agreement are its direct, general and unconditional obligations and rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract.

9.2      NON-REPEATING REPRESENTATIONS AND WARRANTIES

         Each Obligor party hereto further represents and warrants to each of the Finance Parties that (subject to clause 9.5):

         (a) Clean company: (other than as may result from entry into the Finance Documents, the Offer Documents and the documents ancillary thereto, copies of which have been provided to the Arrangers) prior to the date of this Agreement neither the Primary Borrower nor Finco 2 nor Bidco has undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent other than liabilities for professional fees and any liability which would arise if the relevant company were wound up;

         (b) Winding Up: no meeting has been convened for the winding up or administration of the Primary Borrower, Finco 2, Bidco or (so far as the Primary Borrower is aware) any other member of the Group and so far as the Primary Borrower is aware, no such step is intended by any of them and no petition, application or the like is outstanding for the winding up or administration of any of them;

         (c) Full Disclosure: so far as the Primary Borrower, Finco 2 and Bidco are aware, the written factual information supplied by or on behalf of the Primary Borrower, Finco 2, Bidco or the Parent, to any of the Finance Parties in connection with this Agreement, the Parent and its Subsidiaries, the Offer and/or the Target Group (including but not limited to the Press Release and the Offer Document and any other information concerning the Borrowed Monies, cash balances and Security Interests of the Target Group) was and remains (except insofar as superseded by later material supplied to the Finance Parties by the Primary Borrower prior to the date of this Agreement) true and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Finance Parties and which might reasonably be expected to have a Material Adverse Effect, or which might reasonably be expected to be material to a bidder in the context of whether to make an offer or whether the offer is correctly priced;

         (d) Agreed Projections: the Agreed Projections delivered to the Arrangers prior to the date of this Agreement in the agreed form were arrived at after careful consideration, were fair and were based on assumptions which were reasonable having regard to the state of knowledge of the officers of the Primary Borrower, Finco 2 and Bidco;

         (e)     No Default: no Default has occurred and is continuing;

         (f) Existing Security: no Security Interest exists on or over any member of the Group's assets except as permitted by clause 11.1(a); and

         (g)     Litigation:

                 (i) no litigation, alternative dispute resolution, arbitration or administration proceeding is taking place, pending or, to the knowledge of the officers of the Primary Borrower, Finco 2 or Bidco, threatened against the Primary Borrower, Finco 2 or Bidco; and

                 (ii) so far as it is aware, no litigation, alternative dispute resolution, arbitration or administration proceeding is taking place, pending or threatened against any other member of the Group which is reasonably likely (in the reasonable opinion of the Majority Banks) in either case to have a Material Adverse Effect.

9.3      REPRESENTATIONS ON AND FROM THE TAKEOVER OPERATIVE DATE

         Each Obligor party hereto represents and warrants to each Finance Party that on the Takeover Operative Date:

         (a)     Compliance with Environmental Laws:  each member of the Group:

                 (i)      as at the Takeover Operative Date complies; and

                 (ii) has (to the extent that non-compliance would be reasonably likely to give rise to a material liability as at the Takeover Operative Date) at all times complied,

                 in all material respects with all Environmental Laws, where non-compliance, in each case, would be reasonably likely to have a Material Adverse Effect;

         (b)     No Environmental Claims:

                 (i) no Environmental Claim is pending or has been made or threatened against any member of the Group or any of their respective officers in their capacity as such; and

                 (ii) no member of the Group is aware of any circumstances or situation which would be reasonably likely to result in it having any liability in relation to Environmental Matters,

                 which, in either case, would be reasonably likely to have a Material Adverse Effect;

         (c)     The Licensees:

                 (i) each relevant Licensee has been duly authorised by the Secretary of State under Section 6 of the Electricity Act to generate, and/or distribute and/or supply electricity and/or, as the case may be, section 7 of the Gas Act 1986 to supply and transport gas; and

                 (ii)     no Licensee is in contravention of:

                          (A)     any term or condition of any Licence;  or

                          (B) any requirement of the Electricity Act or Gas Acts or any regulations made thereunder; or

                          (C) any other statutory requirement or any final order or confirmed provisional order made under the Electricity Act or Gas Acts; or

                          (D) any undertaking given by it to the Director General, Director General of Gas Supply or the Secretary of State in relation to the conduct of its business as a generator of electricity or, as the case may be, as a public electricity supplier or (as the case may be) public gas supplier or transporter;

                          the contravention or consequence of which is reasonably likely to have a Material Adverse Effect;

         (d)     The Licences:

                 (i) each Licence is in full force and effect and neither the Director General nor the Director General of Gas Supply nor the Secretary of State has given notice to revoke a Licence;

                 (ii) no amendment of any of the terms of a Licence has been made or proposed;

                 (iii) no other material licence, consent, undertaking or authorisation necessary for the carrying on by any member of the Group of its business substantially as it is currently carried on has been terminated or breached or not obtained or is otherwise not in full force and effect;

                 which in either case is reasonably likely to have a Material Adverse Effect.

9.4      REPETITION

         The representations and warranties in clauses 9.1 and 9.3 shall be deemed to be repeated on and as of the first Drawdown Date (or in the case of clause 9.3, the Takeover Operative Date), each subsequent Drawdown Date and each Interest Payment Date, as if made with reference to the facts and circumstances existing on each such date, and shall, after the first set of financial statements have been delivered under clauses 10.1(b)(i) and (ii), be deemed to include a representation that the then latest financial statements delivered to the Banks under clauses 10.1(b)(i) and (ii) have been prepared in accordance with the Appropriate Accounting Principles which have been consistently applied and give a true and fair view of (or in the case of unaudited accounts, present with reasonable accuracy) the financial position of the Primary Borrower and the consolidated financial position of the Group respectively as at the date to which such financial statements were made up and the results of the operations of the Primary Borrower and the results of the operations of the Group respectively for the relevant period, and in the case of audited accounts are not subject to any qualifications save of a technical and non- adverse nature.

9.5      APPLICATION TO TARGET GROUP

         Each representation or warranty given in respect of Target or any member of the Target Group on any date up to (but not including) the Takeover Operative Date shall be given only by the Primary Borrower, Finco 2 and Bidco and only on a qualified basis, namely that the representation and warranty is true and accurate with regard to the Target and the Target Group so far as the Primary Borrower, Finco 2 and Bidco are aware as at the date of this Agreement.

9.6      OBLIGORS' ACKNOWLEDGEMENT

         Each Obligor party hereto acknowledges that the Finance Parties are relying on the representations and warranties but not on any other information contradictory to them or varying them of which the Finance Parties or any of them or their respective agents or advisers may have actual or constructive knowledge.


10.      POSITIVE UNDERTAKINGS

10.1     INFORMATION UNDERTAKINGS

         Each Obligor party hereto undertakes with each of the Finance Parties that, throughout the Finance Period (but subject to clause 11.2):

         (a)     Preparation of financial statements: it will:

                 (i) Annual audited financial statements: beginning with the financial year ending 31 December 1998, prepare financial statements in respect of itself and consolidated financial statements in respect of the Group and consolidated financial statements of Finco 2 in accordance with the Appropriate Accounting Principles (consistently applied) in respect of each financial year and cause the same to be reported on by the Auditors; and

                 (ii) Quarterly financial statements: after the Unconditional Date, prepare unaudited consolidated financial statements of the Group and the consolidated financial statements of Finco 2 in respect of each Quarter in each financial year in accordance with the Appropriate Accounting Principles (consistently applied);

         (b) Delivery of financial statements: it will deliver to the Facility Agent, for distribution to the Banks, sufficient copies for all the Banks of each of the following documents:

                 (i) Annual audited financial statements: at the time of issue thereof to the shareholders of the Primary Borrower and Finco 2, but in any event not later than 120 days after the end of the financial year to which they relate, the audited financial statements referred to in clause 10.1(a)(i) for each financial year together, in each case, with the report of the Auditors thereon, the notes thereto, the directors' report thereon and the certificate referred to in clause 10.1(b)(iii);

                 (ii) Unaudited management accounts: within 45 days after the end of each Quarter in each financial year, consolidated management accounts for the Group and for Finco 2 in respect of such Quarter prepared in accordance with the requirements of clause 10.1(a)(ii) together with the certificate referred to in clause 10.1(b)(iii);

                 (iii) Compliance with Financial Undertakings: with each set of accounts delivered by it under clauses 10.1(b)(i) and (ii) above (except the first Quarter's accounts under clause 10.1(b)(ii)), the Primary Borrower will deliver to the Facility Agent a certificate signed by a director of the Primary Borrower:

                          (aa) confirming compliance with the financial undertakings in clause 10.3(a) as at the end of the relevant Test Period; and

                          (bb) setting out in reasonable detail and in a form satisfactory to the Facility Agent the computations necessary to demonstrate such compliance;

                 (iv) Regulatory Accounts: at the time of their issue to the relevant Government Entity or regulator, all accounts and other financial statements or information required under any law or regulation to be provided to any Government Entity, industry regulator or similar body or person;

                 (v) Reports and notices to shareholders and creditors: at the time of issue thereof every report, circular, notice or like document issued by the Primary Borrower, Finco 2 and/or Bidco to its shareholders or creditors generally and every notice convening a meeting of its shareholders or any class of its shareholders; and

                 (vi) Further information: promptly upon request, such further information concerning the financial position of the Group (or any member of it) as the Facility Agent shall reasonably require;

         (c) Notice of Default: it will promptly upon becoming aware of the same inform the Facility Agent of any Default;

         (d) Notice of litigation: it will, upon becoming aware that the same is threatened or pending and in any case promptly after the commencement thereof, give to the Facility Agent notice in writing of any litigation, alternative dispute resolution, arbitration or administrative proceedings or any dispute affecting any member of the Group or any of their respective assets, rights or revenues which if determined against it could reasonably be expected to result in a liability (including costs) of more than L.10,000,000 or otherwise have a Material Adverse Effect; and

         (e) Environmental Claims: promptly upon receipt of formal written notice of the same inform the Facility Agent of any material Environmental Claim.

         10.2    GENERAL UNDERTAKINGS

                 Each Obligor party hereto undertakes with each of the Finance Parties that, throughout the Finance Period but subject to clause 11.2:

         (a) Use of proceeds: it will procure that the proceeds of Advances under the Facilities are used exclusively for their respective purposes specified in clause 1.1;

         (b) Consents etc relating to the Finance Documents: it will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of any Government Entity or consents required by it in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Finance Documents and do, or cause to be done, all other acts and things, which may from time to time be necessary under applicable law for the continued due performance of all its (or its Subsidiaries) obligations under the Finance Documents;

         (c) Pari passu: it will ensure that its obligations, and those of each other Obligor, under each of the Finance Documents shall, at all times be direct, general and unconditional obligations and rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

         (d)     Licences and Environmental Laws:

                 (i) it will obtain and maintain and procure that each member of the Group obtains and maintains in full force and effect each Licence required for the carrying on of their respective businesses; and

                 (ii) it will obtain and maintain and procure that each member of the Group obtains and maintains in full force and effect all other material Environmental Licences and ensures that its business and the business of each of its Subsidiaries complies in all respects with all material Environmental Laws and all other material Environmental Licences;

         (e) Clear Market: from the date of this Agreement until the Syndication Date it will not and will procure that no member of the Group will, except with the prior written consent of the Arrangers or in relation to the refinancing in full of the Facilities, mandate or place in the syndicated or bilateral loan markets any Borrowed Money, or issue any floating rate notes, other than the Facilities;

         (f) Hedging Transactions: within 90 days of the date of this Agreement the Primary Borrower shall enter into one or more hedging agreements so as to swap the floating element of interest on the Facilities to a fixed rate in respect of at least 50% of the aggregate Facilities, such hedging agreements to be:

                 (i) with a counterparty having a credit rating with Standard & Poors of at least A; and

                 (ii) for a period or periods such that the average maturity of the hedging agreements is at least 2 years after the date on which the hedging agreements are entered into;

         (g)     Upstreaming:

                 (i) it will take all steps available to it to ensure that sufficient funds are lawfully (and subject to compliance with applicable regulations including the Licences) upstreamed (directly or indirectly) to it by the Target Group, Finco 2 and Bidco (by way of dividend or otherwise) to ensure that it is able to meet its obligations under this Agreement;

                 (ii) in particular, it will take all steps available to it to ensure that an amount equal to the proceeds of the Coalco Disposal Agreement (or as much of such proceeds as it is or can be made lawful and in compliance with regulations as are referred to in (i) above to upstream) are lawfully upstreamed (directly or indirectly) from the Target to the Primary Borrower (and not to any minority shareholder in Finco 2, unless such minority shareholder makes a simultaneous equity investment of an equal amount into the Primary Borrower, the proceeds of which are applied in immediate prepayment of the Facilities in accordance with clause 6) as soon as is practicable following the Unconditional Date, provided that the Primary Borrower may refrain from requiring the upstreaming of such proceeds for so long as:

                          (aa) it does not own 100% of the issued share capital of Target; and

                          (bb) the Offer is still open for acceptance, and/or Bidco is still entitled to implement or is in the course of implementing the procedures in Section 428-30 of the Companies Act;

                 (h) Insurance: it will procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent that is usual for companies carrying on a business such as that carried on by such member of the Group;

                 (i) Investment Agreement: the Primary Borrower, Finco 2 and Bidco will comply with their obligations under the Investment Agreement save if and insofar as they conflict with clause 11.1(f).

10.3     FINANCIAL UNDERTAKINGS

         (a) Each Obligor party hereto undertakes with each of the Finance Parties that, from the Unconditional Date and thereafter throughout the Finance Period, it will procure that:

                 (i) for each Test Period, the ratio of EBITDA to Net Interest Costs is not less than 2:1;

                 (ii) as at the last day of each Test Period, the Leverage Ratio is not more than 70% until and including 30 September 2000, and thereafter 65%;

                 where a Test Period commences prior to the Unconditional Date the calculation of the Financial Definitions shall be amended so that:

                          (aa) for the purposes of calculating Net Interest Costs the whole amount of the Advances drawn down and other Utilisations as at the end of the relevant Test Period shall be deemed to have been made on the first day of such Test Period and no amount in respect of Net Interest Costs attributable to Indebtedness which is refinanced in connection with the Acquisition shall be brought into account; and

                          (bb) for all purposes Coalco will be deemed not to have been part of the Group;

         (b)     Each Obligor party hereto shall procure that:

                 (i) as from the Unconditional Date until such time as Bidco shall have acquired shares carrying the right to vote 75% of each class of shares of the Target, the Share Value of all the Target Shares acquired and effectively charged to the Security Agent shall not at any time be less than twice the aggregate of the outstanding Advances (excluding Revolving Credit Advances) at that time;

                 (ii)     on each Drawdown Date, the sum of:

                          (aa) 50% of the Share Value of all the Target Shares consisting of American Depositary Receipts acquired and effectively charged to the Security Agent, plus;

                          (bb) the Share Value of all other Target Shares acquired and effectively charged to the Security Agent,

                          shall not be less than the aggregate of the outstanding Advances;

         (c) Each of the Primary Borrower and Finco 2 undertakes with each of the Finance Parties that it will not adopt any accounting policy or change the consistency of application of its accounting principles from the Appropriate Accounting Principles unless:

                 (i) the revised policy and practice adopted from time to time is in accordance with generally accepted accounting practice in the United Kingdom, and

                 (ii) prior to any revised policy and practice being adopted the Primary Borrower has notified the Facility Agent thereof and, if required by the Facility Agent, will negotiate in good faith with the Facility Agent in order that the Financial Covenants may be amended as required by the Facility Agent in order for it to be able to make the same judgments as to the financial performance of the Group as it is able to under the present accounting policy.

                 If such negotiations are not concluded to the satisfaction of the Facility Agent within a period of 30 days from the commencement of such negotiations each of the Primary Borrower and Finco 2 agrees that it will procure that the Auditors provide financial statements reflecting the Appropriate Accounting Policies, and any reference in this Agreement to financial statements under this Agreement shall be construed as a reference to such financial statements as adjusted to reflect the Appropriate Accounting Policies;

         (d) For the purposes of calculating Net Interests Costs, any incremental impact of interest rate hedging transactions or refinancings entered into by the Primary Borrower from time to time shall be treated as varying the Net Interest Costs payable by Finco 2, whether or not they actually do so;

         (e) Each of the Primary Borrower and Finco 2 undertakes with each of the Finance Parties that it will not vary or waive the terms of the Investment Agreement, and undertakes to procure that the principal amount of the intercompany loan from the Primary Borrower to Finco 2 is not reduced save by way of amounts which are repaid by Finco 2 to the Primary Borrower and promptly applied by the Principal Borrower in repayment and permanent reduction of sums outstanding under the Facilities.

10.4    THE OFFER

         (a) The Primary Borrower, Finco 2 and Bidco each undertake with each of the Finance Parties that it shall (or shall procure that Bidco shall, as applicable):

                 (i) until the earlier of the date the Offer lapses or is finally closed, comply in all material respects with the Code, the Financial Services Act 1986 and the Act and all other applicable laws and regulations relevant in the context of the Offer;

                 (ii) provide the Facility Agent with such information regarding the progress of the Offer as it may reasonably request and, provided no breach of the Code would result, all material written advice given to it in respect of the Offer;

                 (iii) not declare the Offer unconditional at a level of acceptances below that required by Rule 10 of the Code;

                 (iv) ensure that at no time shall circumstances arise whereby a mandatory offer is required to be made by the terms of Rule 9 of the Code in respect of the Target Shares;

                 (v) not, without the prior consent of the Arrangers (acting on the instructions of the Majority Banks), waive, amend or agree or decide not to enforce, in whole or in part, the conditions of the Offer set out in paragraphs (c) (Referral) or (b) (Coalco Disposal Agreement) of Appendix 1 to the Press Release;

                 (vi) not, without the prior consent of the Arrangers (acting on the instructions of the Majority Banks), such consent not to be unreasonably withheld or delayed, waive, amend (but not including extending the Offer period, which shall be at the Primary Borrower's discretion provided that the Offer is closed within the period required by clause 10.4(f) below) or agree or decide not to invoke, in whole or in part, in any material respect, any of the other material conditions of the Offer (and the Primary Borrower, Finco 2 and Bidco acknowledge that the total Indebtedness of the Target Group requiring to be refinanced, and the amount of any contingent liabilities of the Target Group which would or might crystallise upon the Offer becoming unconditional, are material), provided that the Primary Borrower, Finco 2 and Bidco shall not be in breach of this clause (vi) if they fail to invoke a condition of the Offer because the Takeover Panel has directed that they may not do so.

         (b) Each of the Primary Borrower, Finco 2 and Bidco acknowledges and confirms to the Finance Parties that if any event or circumstance occurs which under the conditions of the Offer may entitle Bidco to lapse the Offer, Bidco will promptly notify the Facility Agent and if in the reasonable opinion of the Majority Banks such event or circumstance would have a material and adverse affect on the ability of the Borrowers to comply with their material obligations under this Agreement (or the adequacy of the facilities available for refinancing indebtedness or other liabilities of the Target Group) and the Facility Agent acting on the instructions of the Majority Banks so requests, Bidco will promptly seek the consent of the Takeover Panel to lapse the Offer. If the Takeover Panel consents to Bidco's lapsing the Offer in the light of such event or circumstance, Bidco shall then lapse the Offer promptly.

         (c) Each of the Primary Borrower, Finco 2 and Bidco shall keep the Arrangers informed and consult with them as to:

                 (i) the terms of any undertaking or assurance proposed to be given by it, any of its Affiliates or any member of the Target Group to the Director General, the Director General of Gas Supply or the Secretary of State for Trade and Industry in connection with the Offer;

                 (ii) the terms of any modification to any of the Licences proposed in connection with the Offer;

                 (iii) any terms proposed in connection with any authorisation or determination necessary or appropriate in connection with the Offer;

                 If the Majority Banks (acting reasonably) state that in their opinion such proposed undertakings(s), assurance(s), modification(s) and/or term(s), or compliance therewith, would materially and adversely affect the ability of the Group to comply with its material obligations under the Finance Documents, Bidco shall promptly request the Takeover Panel to confirm (and shall use its reasonable endeavours to ensure that the Takeover Panel does confirm) that the Takeover Panel will not object to the lapsing of the Offer as a result of the non-satisfaction of whichever of the conditions in Appendix 1 to the Press Release is relevant, provided that Bidco will not be obliged to lapse the Offer as a result of any proposed modifications of any Licence or any proposed undertakings or assurances from the Primary Borrower, Finco 2, Bidco or any member of the Target Group to be given to the Director General to the extent that such modifications, undertakings or assurances (as the case may be) are no more onerous than those set out and required by the Director General from Pacificorp and/or the Target Group in accordance with the terms of the Monopolies and Mergers Commission Report dated 19 December 1997 into the original Pacificorp offer for the Target. If the Takeover Panel gives a confirmation substantially in those terms, Bidco shall at the earliest opportunity declare the Offer lapsed by reason of the non- fulfilment of such condition(s).

         (d) Each of the Primary Borrower, Finco 2 and Bidco acknowledges and confirms to the Finance Parties that the Offer, or an accompanying circular to shareholders of the Target, should also contain a super class one resolution to be passed by the shareholders of the Target, seeking approval of the completion of the Coalco Disposal Agreement with effect on and from the Unconditional Date. Where the context permits, all references in this Agreement (and in the Offer) to the Offer being accepted and/or becoming unconditional shall be construed to include such approval being granted.

         (e) Each of the Primary Borrower, Finco 2 and Bidco undertakes to the Finance Parties that within 15 days of the date on which acceptances of the Offer are received from holders of not less than 90% of the Target Shares to which the Offer relates, Bidco shall procure that a director of Bidco issues a statutory declaration pursuant to section 429(4) of the Companies Act 1985, gives notice to all remaining holders of the Target Shares that it intends to acquire their shares pursuant to section 429 of the Companies Act 1985, and Bidco shall subsequently purchase all such shares.

         (f) Each of the Primary Borrower, Finco 2 and Bidco undertakes to the Finance Parties that Bidco shall in any event give notice to close the Offer no later than 120 days after the date of this Agreement, unless the Arrangers agree in their absolute discretion to extend such period.

10.5     DELISTING

         Each of the Primary Borrower, Finco 2 and Bidco undertakes to the Finance Parties to procure that, as soon as legally and practically possible after the Unconditional Date, the American Depositary Shares represented by the American Depositary Receipts tendered to Bidco shall be converted into ordinary shares of the Target or otherwise held in form satisfactory to the Security Agent, the Target shall be removed from the Official List of the London Stock Exchange Limited and reregistered as a private company and its American Depositary Shares shall be delisted from the New York Stock Exchange.

10.6     FINANCIAL ASSISTANCE AND GUARANTEES

         Each Obligor party hereto undertakes with each of the Finance Parties that it will take all steps available to it to procure that any company in the Target Group selected and notified to the Principal Borrower by the Facility Agent shall give such guarantees to the Security Agent as may be requested by the Facility Agent, in respect of the Indebtedness of the Borrowers to the Banks, save that no such guarantee may be requested (or, if requested, may be refused) where:

         (a) the giving of such a guarantee would be unlawful and it is not legally possible for the proposed giver of such guarantee to take steps to render the giving of such guarantee lawful; or

         (b) the giving of any such guarantee would reasonably be expected to breach a condition of any of the Licences or the Pooling and Settlement Agreement or the Gas Framework Agreement and, as a consequence, entitle the Secretary of State, the Director General or the Director General of Gas Supply to revoke or withdraw such Licence, or amend such Licence in any respect which would reasonably be expected to have a Material Adverse Effect; or

         (c)     the giving of such a guarantee would:

                 (i) cause any of the Existing Public Debt to be repayable at the option of the holder thereof or cause the coupon thereunder to increase materially; and/or

                 (ii) cause Indebtedness under the Existing Facilities to become repayable before the stated maturity date; and/or

                 (iii) cause the exercise of a put option under clause 18.1 of the Existing Guarantee (or any similar provision) in circumstances necessitating the making of a payment or payments by a company or companies in the Target Group pursuant to the terms of clause 18 of the Existing Guarantee (or any similar provision);

                 and in any such case either:

                          (aa) the aggregate amount of Existing Public Debt or Indebtedness to be repaid under the Existing Facilities and payments to be made by a Target Group company (as referred to in sub-clause (iii)) would exceed the aggregate of (A) all financing facilities then available to the Borrowers, Bidco or any member of the Target Group and (B) all Liquid Assets less (C) the Headroom; or

                          (bb) the financial consequences to the Group of refinancing such Indebtedness as referred to in (aa) above would be so materially adverse (whether in terms of coupon, all-in inherent costs or otherwise) compared with not so refinancing such Indebtedness as to make it unreasonable for the Finance Parties to require guarantees to be given.

         The Primary Borrower undertakes to use all reasonable endeavours to obtain any necessary consents under the Existing Facilities or the Existing Public Debt as are needed to enable guarantees by Target Group companies in favour of the Security Agent to be given within six months of the Unconditional Date.

         In this clause:

         "EE" means the REC (company no. 2366906);

         "EG" means Eastern Group plc (company no. 3247622);

         "EGL" means Eastern Generation Ltd (company no. 2353756);

         "EMGL" means Eastern Merchant Generation Ltd (company no. 3113665);

         "EXISTING FACILITIES" means facilities for Borrowed Money (not being capital markets issues) existing in the Target Group at the Unconditional Date, including:

         (a) the facility agreement dated 1 July 1996 (as amended and restated on 8 August 1996) between EMGL, EMPL, EE, The Industrial Bank of Japan, Limited (as arranger and agent), and the Banks and participants listed therein;

         (b) a standby facility agreement dated 28 October 1996 between EG and EGL (as guarantors), EMPL, EMGL, The Industrial Bank of Japan, Limited as arranger and agent and the financial institutions named therein;

         (c) the guarantee and indemnity dated 28 October 1996 between EG, EGL, EE, the Banks therein mentioned, Barclays Bank PLC and Barclays de Zoete Wedd Limited;

         "EXISTING PUBLIC DEBT" means capital markets issues existing in the Target Group at the Unconditional Date, including (without limitation):

         (a) the US $200,000,000 7.375% Guaranteed Notes Due 2017 and US $300,000,000 7.500% Guaranteed Notes Due 2027 issued by Eastern Group Overseas B.V. and unconditionally and irrevocably guaranteed by the Target;

         (b)     L.200,000,000 8.5% Bonds due 2025 issued by EE;

         (c)     L.200,000,000 8.75% Bonds due 2012 issued by EE;

         (d)     L.350,000,000 8.375% Bonds due 2004 issued by EE;

         "HEADROOM" means an amount agreed in good faith by the Facility Agent and the Primary Borrower to be equal to the aggregate of the Group's working capital requirements and such other amounts as the directors, acting reasonably and properly, recommend (by directors' certificate) should be reserved against other liabilities at the applicable time.


11.      NEGATIVE UNDERTAKINGS

11.1     NEGATIVE UNDERTAKINGS

         Each Obligor party hereto undertakes with each of the Finance Parties that throughout the Finance Period (but subject to clause 11.2), without the prior written consent of the Facility Agent acting on the instructions of the Majority Banks:

         (a) Negative pledge: it will not permit, and will procure that no other member of the Group will permit, any Security Interest by it or any other member of the Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues, save for any Permitted Security Interest;

         (b) No other Borrowed Money: it will not, and will procure that no member of the Group will, incur or permit to exist on its behalf any obligations in respect of Borrowed Money (excluding any guarantees, indemnities or other forms of assurance against financial loss in respect of Borrowed Money, which are referred to in clause 11.1(d) below) to any person except:

                 (i)      the Facilities;

                 (ii)     the Loan Notes;

                 (iii) Borrowed Money owed by any member of the Group to another member of the Group;

                 (iv) Borrowed Money incurred under the hedge transactions entered into pursuant to clause 10.2(f) and/or clause
                          (n) of Schedule 3, Part A;

                 (v) Borrowed Money to the extent secured by a Security Interest permitted by paragraphs (c) (d) (e) (f) and
                          (l) of the definition of Permitted Security Interest, but only for so long as such Security Interest remains a Permitted Security Interest;

                 (vi) Borrowed Money incurred to repay and discharge the Facilities in full;

                 (vii) Borrowed Money of the Target Group as at the Unconditional Date (and refinancings thereof) provided that:

                          (aa) each refinancing extends the tenor of the refinanced amount to beyond the Final Repayment Date; and

                          (bb) all refinancings shall be by way of capital markets instruments which are of a similar nature to the Target Group's existing instruments having regard to market conditions and the issuer's credit status, or are structurally or contractually subordinated to the Facilities and the Guarantees in a manner satisfactory to the Majority Banks (acting reasonably); and

                          (cc) any new facilities for Borrowed Money entered into by the Target Group between the date of this Agreement and the Unconditional Date (except the REC's facility referred to in clause 24.5) shall be cancelled and repaid in full within 180 days of the Unconditional Date;

                 (viii) provided that as a result of Borrowed Money incurred under this paragraph (viii) the outstanding Advances under the Acquisition Facility would be not more than L.1,000,000,000 and the total Borrowed Money in the Primary Borrower (excluding Borrowed Money which is subordinated to the Facilities as referred to in (ix) below) would not exceed L.1,600,000,000, Borrowed Money may be incurred by way of a Permitted Capital Markets Instrument issued by the Primary Borrower provided that the proceeds are applied solely to repay or prepay all or any part of the Facilities.

                          If the Primary Borrower shall exercise its rights to incur Borrowed Money and repay or prepay all or part of the Facilities under and in compliance with this sub-paragraph (viii) and no Default has occurred and is continuing, the Facility Agent and the Security Agent shall permit the lenders under the relevant Permitted Capital Markets Instrument (in this clause, the "New Capital Markets Lenders") to take security over the shares in Finco 2 held by the Primary Borrower and by Texas Utilities Services Inc. (in terms satisfactory to the Majority Banks) and shall execute a pari passu agreement with the New Capital Markets Lenders (in terms satisfactory to the Majority Banks) agreeing that the Finance Parties' and the New Capital Markets Lenders' security over the Finco 2 shares shall rank pari passu, and in addition the Facility Agent acting on the instructions of the Majority Banks shall elect in its discretion which of the following alternatives it wishes to occur so as to put the New Capital Markets Lenders in a pari passu position with the Finance
                          Parties:

                          (aa) the Security Agent to release all of the remaining guarantees and security constituted by the Debenture and the Guarantees, save for the Finance Parties' security over the Finco 2 shares referred to above; or

                          (bb) the Security Agent to retain all or part of the security and guarantees referred to in
                                  (aa) above, but permit the New Capital
                                  Markets Lenders to take identical security and/or guarantees to that retained and to execute a pari passu agreement with the Finance Parties (on terms satisfactory to the Majority Banks) agreeing that the guarantees and/or security held by the Finance Parties and the New Capital Markets Lenders shall rank pari passu;

                 (ix) to the extent that it is necessary to repay the outstanding Interim Advances under clause 6.1(b), or prepay Acquisition Advances under clause 6.2 but the Primary Borrower is either unable or elects not to meet such payments by upstreaming Coal Proceeds, Borrowed Money incurred which is contractually and/or structurally subordinated to the Facilities and Guarantees in a manner satisfactory to the Majority Banks;

                 (x) contracts for differences and contracts to hedge commodity and energy related exposures and positions in the ordinary course of trading;

                 (xi) in respect of the Target, Borrowed Money in addition to that permitted by sub-clauses (i) to (x) above, provided that:

                          (aa) the Target has provided a guarantee to the Security Agent in respect of all of the obligations of the Borrowers hereunder in accordance with clause 10.6; and

                          (bb) such Borrowed Money would not result in a breach of the Leverage Ratio if it were added to Consolidated Net Borrowings as at the end of the last Test Period (and calculating the Leverage Ratio taking into account any assets acquired with such Borrowed Money), and the Leverage Ratio was recalculated;

         (c) Disposals: it shall procure that neither it nor any member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, factor, discount, transfer, licence, lend, grant or lease or otherwise dispose of:

                 (i) any shares in Finco 2, Bidco, any Target Shares and any shares in REC or in any holding company thereof; or

                 (ii) all or any part of the assets or undertaking of the Target Group (except the assets referred to in paragraph (i) above), other than:

                          (aa)    to another member of the Group;

                          (bb)    pursuant to the Coalco Disposal Agreement;

                          (cc)    disposals in the ordinary course of trading;

                          (dd) disposals of obsolete or redundant plant and equipment;

                          (ee) other disposals to third parties on arm's length terms, provided that the consideration for such disposals does not exceed L.50,000,000 in aggregate for the Group in any financial year;

                          (ff) in any financial year, disposals of assets by any member of the Target Group, (1) the gross value of which (based, in relation to a disposal occurring before the first delivery of any annual audited accounts in accordance with clause 10.1(b), on the annual audited accounts in respect of the financial year to 31 December 1997 and, in relation to disposals occurring thereafter, on the audited consolidated accounts of the Target Group most recently delivered to the Facility Agent) when aggregated with all other disposals by each member of the Target Group during such financial year not permitted by any other paragraph of this clause 11.1(c), does not exceed an amount equal to 10% of the consolidated gross assets of the Target Group as shown in such annual audited consolidated accounts (excluding Coalco and its Subsidiaries) and (2) in respect of which the net proceeds of such disposal will be applied
                                  (A) within one year of their receipt in or towards acquiring for any member of the Target Group assets of a type ordinarily employed in the operation of any business permitted by clause 11.1(i) or (B) in prepayment of any Acquisition Advance or Interim Advance in accordance with clause 6.6;

                          (gg) disposals constituting the creation of Permitted Security Interests;

                          (hh) securitisations of receivables of the REC in accordance with the REC's securitisation programme in existence at the date of this Agreement; or

                          (ii) other disposals where the proceeds are upstreamed promptly to the Primary Borrower and used in repayment or prepayment of the Advances in accordance with clause 6.6;

         (d) Restriction on Guarantees: it shall not and shall procure that no other member of the Group shall give any guarantee (which includes an indemnity or other form of assurance against financial loss), except:

                 (i) where the guarantee is given by a member of the Group in connection with cash management and netting facilities extended to the Group by a bank or financial institution in the normal course of business; or

                 (ii) any guarantee, indemnity, letter of credit or similar assurance against financial loss under any Relevant Arrangements;

                 (iii)    guarantees in favour of the Finance Parties;

                 (iv) guarantees of Borrowed Money or other obligations of other members of the Group, where such guarantees are already in existence as at the Unconditional Date (including guarantees given by the same guarantor companies as had previously guaranteed the relevant obligation in respect of a new obligation which refinances or replaces the existing obligation) provided that any such guarantees of Borrowed Money entered into between the date of this Agreement and the Unconditional Date shall be discharged and released within 180 days of the Unconditional Date (unless the guarantee was created pursuant to an obligation existing as at the date of this Agreement);

                 (v)      any guarantee permitted under clause 11.1(b)(x);

                 (vi) any other guarantees given with the prior written consent of the Majority Banks;

         (e)     The Licences: it shall procure that each Licensee will:

                 (i) take all appropriate steps efficiently to perform and discharge the duties and functions of a generator of electricity or, as the case may be, public electricity supplier in accordance with the provisions of the Electricity Act and, in particular, to comply with:

                          (aa)    the terms and conditions of the Licence;

                          (bb)    the provisions of any final order or
                                  confirmed provisional order made under the Electricity Act; and

                          (cc) all Licence Undertakings given by it to the Director General and/or the Secretary of State in respect of the matters referred to in Section 25(5) of the Electricity Act;

                 (ii) not consent to any amendment to the terms and conditions of the Licence if that amendment is reasonably likely to have a Material Adverse Effect;

                 (iii) not consent to any revocation of the Licence except where a replacement Licence is to be granted to a member of the Group in its place;

                 (iv) promptly inform the Facility Agent of any material Licence Undertakings given by it or any Affiliate to the Director General, and/or the Secretary of State and subsequently comply with its terms;

                 (v)      promptly supply to the Facility Agent:

                          (aa) certified copies of all notices or orders served on it by the Director General or the Secretary of State in exercise of the powers conferred on him by the Electricity Act;

                          (bb) details of any references to the Monopolies and Mergers Commission; and

                          (cc) details of the exercise or purported exercise by the Secretary of State or the Director General of the powers conferred on him by the Fair Trading Act 1973, the Competition Act 1980 and/or Section 12 of the Electricity Act;

                 (vi) ensure that all times the Licensee has sufficient working capital to finance the performance and discharge of its duties as a generator of electricity or, as the case may be, public electricity supplier, in accordance with the provisions of the Electricity Act and the terms and conditions of any Licence; and

                 (vii) not permit any person other than a member of the Group to perform or manage on its behalf any of its functions as a public electricity supplier, as set out in any Licence and the Electricity Act;

         (f) Dividend payments: neither the Primary Borrower nor Finco 2 will:

                 (i) redeem or purchase any of its shares or otherwise reduce its share capital, or declare or pay (including, without limitation, by way of set-off, combination of accounts or otherwise) any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, to its shareholders or their Affiliates for the time being; or

                 (ii) make any payment (including, without limitation, by way of set-off, combination of accounts or otherwise) of interest or principal, or make any other payment, in respect of any loan stock or similar instrument issued by the Primary Borrower or Finco 2 (other than payments in respect of the intercompany loan from the Primary Borrower to Finco 2 referred to in the Investment Agreement), unless:

                          (aa) the Primary Borrower or, as the case may be, Finco 2 has notified the Facility Agent in writing of the proposed payment or distribution at least 15 days in advance of the proposed payment date; and

                          (bb) to the extent that the most recent financial statements provided to the Facility Agent under clause 10.1(b)(ii) and the accompanying financial covenant compliance certificates confirm in a manner satisfactory to the Facility Agent (acting reasonably) that there is no breach of the Leverage Ratio covenant, and there would still be no breach of the Leverage Ratio covenant as at the end of the financial Quarter if the proposed payment or distribution (and any related advance corporation tax or similar tax) was deducted from Adjusted Share Capital and Reserves at the end of such preceding Quarter and if Consolidated Net Borrowings was increased to reflect any increase in Consolidated Net Borrowings since the end of the preceding Quarter, and the relevant financial covenant recalculated; and

                          (cc)    no Default has occurred and is continuing; and

                          (dd)    Bidco holds at least 90% of the Target Shares;

         (g) Contracts and arrangements between the Group and the Parent: it will not, and will procure that no other member of the Group will, enter into any arrangement or contract with the Parent or any of its Subsidiaries or Affiliates (not being a member of the Group), or any Project Finance Subsidiaries, save for contracts entered into on an arm's length basis in the ordinary course of trade (and in any event neither it nor any member of the Group will make any loan to or give any guarantee in respect of the Parent or any of its Subsidiaries or Affiliates (not being a member of the Group) or Project Finance Subsidiaries) except that the Primary Borrower may

                 (i) at any time after the Unconditional Date repay to the Parent the Excess Equity Funding; or

                 (ii) make equity investments in or loans to Project Finance Subsidiaries if and to the extent:

                          (aa) such loans or equity investments are financed by further equity subscribed by the Parent or subordinated loans permitted in accordance with clause 11.1(b)(ix) made by the Parent to the Primary Borrower or Finco 2; or

                          (bb) such loans or equity investments do not exceed the amount of dividend payments which could have been made at the same time under clause 11.1(f) and the Primary Borrower and Finco 2 complies with the provisions of clause 11.1(f)(aa) to (dd) immediately prior to making such loans;

         (h) Amalgamation and merger: it will not, and will procure that no other member of the Group will, amalgamate or merge with any other company or person (other than intra-Group or if a member of the Group is the surviving corporation, and such merger or amalgamation would not result in an Event of Default);

                 (i) Change in business: it will not, and will ensure that no other member of the Group will, carry on any business other than those which are usual for electricity companies in the United Kingdom including, without limitation, electricity distribution, supply and generation and energy trading and business activities related to the gas, telecommunications and water industries. Provided that the limitation of business activities contained in this clause 11.1(i) will not apply to any other business activities carried on by members of the Group as long as such other business activities do not in aggregate account for more than 10% of the consolidated gross assets or gross revenues of the Group;

         (j) Primary Borrower, Finco 2 and Bidco business and Subsidiaries: the Primary Borrower, Finco 2 and Bidco will not (i) carry on any business or own any material assets other than their shareholdings in Finco 2, Bidco and the Target respectively, intra-group credit balances and credit balances in bank accounts (which shall be held with the Security Agent or as it directs), (ii) establish or acquire any company or other entity or (iii) incur any liabilities other than in connection with this Agreement and the Acquisition;

         (k) Target Group Acquisitions: the Primary Borrower, Finco 2 and Bidco shall procure that the Target and its Subsidiaries shall not acquire any business, assets or shares without the prior written consent of the Majority Banks, save for:

                 (i) where the business, assets or shares acquired fall within the Group's general business as described in subclause 11.1(i) above (disregarding the business activities referred to in the proviso to that clause) and are subject to regulation by a Government Entity as to pricing and operations, or constitute any other business within the limits permitted by the proviso to subclause 11.1(i) above;

                 (ii) acquisitions by Project Finance Subsidiaries where no funds or assets of, or other financial support by, the Primary Borrower, Bidco or any member of the Group are invested in, lent to or otherwise provided to such Project Finance Subsidiary in connection with or at any time after the acquisition, save as provided by clause 11.1(g); and

                 (iii) acquisitions by Project Finance Subsidiaries where any equity investment or subordinated debt required to be invested in the Project Finance Subsidiary is obtained by the Project Finance Subsidiary from third parties (or the Parent) and not from resources of the Group, save as provided by clause 11.1(g);

         (l) Treasury Transactions: it will not, and will procure that no other member of the Group will, enter into any Derivatives Transactions, save for hedging financial exposures of the Group arising in the ordinary course of business and the hedging agreements contemplated by clause 10.2(f) and clause
                 (n) of Schedule 3, Part A; and

         (m) Regulations G, T, U and X: it will not use the Facilities or the proceeds of the Facilities in contravention of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

11.2     APPLICATION TO TARGET GROUP

         No covenant or undertaking (except the financial covenants in clause 10.3(a)) shall apply to the Target Group until the Takeover Operative Date, but the Primary Borrower, Finco 2 and Bidco shall use all commercially reasonable endeavours to procure that the Target Group is run as if the covenants and undertakings in this Agreement applied to it as from the Unconditional Date.


12.      EVENTS OF DEFAULT

12.1     EVENTS OF DEFAULT

         Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Relevant Company (or any other person)) namely if:

         (a) Non-payment: any Borrower or Obligor fails to pay any sum due from it under any of the Finance Documents on its due date in the manner stipulated in the relevant Finance Document (or within three Banking Days of the due date if the delay is caused by technical difficulties or administrative error in the transfer of funds); or

         (b) Breach of certain obligations: any Borrower or other Obligor commits any breach or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 10.3, 10.4, 11.1(a), 11.1(f) or 11.1(i); or

         (c) Breach of other obligations: any Borrower or other Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any of the Finance Documents (other than any such obligations referred to in clause 12.1(a) and (b)) and in respect of any such breach or omission which, in the reasonable opinion of the Majority Banks, is capable of remedy, such action as shall remedy the same to the reasonable satisfaction of the Majority Banks shall not have been taken within 21 days of the relevant Borrower becoming aware of such default; or

         (d) Misrepresentation: any representation, warranty or statement made or deemed to be made or repeated by or on behalf of any Borrower or other Obligor in, or in connection with, any of the Finance Documents or in any notice, accounts, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading and if capable of being remedied, in the reasonable opinion of the Majority Banks, is not remedied to the reasonable satisfaction of the Majority Banks 21 days after the date on which the relevant Group Company becomes aware of such misrepresentation; or

         (e)     Cross-default:

                 (i) any Borrowed Money of a member of the Group is not paid when due or within any originally stated applicable grace period; or

                 (ii) any Borrowed Money of a member of the Group is declared or becomes capable of being declared (by reason of an event of default or default howsoever described) to be or otherwise becomes due and payable prior to its specified maturity; or

                 (iii) any Borrowed Money of a member of the Group which is repayable on demand is not repaid on demand being made,

                 in circumstances where, in all or any of the above paragraphs, the Borrowed Money amounts in aggregate at any one time to more than L.20,000,000 or its equivalent in other currencies, unless the Borrowed Money concerned is being disputed in good faith and the Primary Borrower has shown to the Facility Agent's satisfaction (acting reasonably) that it has adequate cash reserves to pay that Borrowed Money and its other outstanding debts; or

         (f) Legal process: (without prejudice to any other provision of this Agreement) any final judgment or order in an amount exceeding L.2,000,000 (or its equivalent in other currencies) made against any Relevant Company is not stayed or complied with or paid within 28 days (or in the case of payments, when due (if later)) or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any part of the undertakings, assets, rights or revenues of any Relevant Company with a book value or market value in excess of L.2,000,000 and is not discharged or stayed within 14 days; or

         (g) Insolvency: any Relevant Company (i) is deemed unable to pay its debts in accordance with Section 123(1)(a), (b) or (e) or
                 (2) of the Insolvency Act 1986 unless, in the case of Section 123(1)(a) only, a statutory notice has been withdrawn, stayed or dismissed within 14 days or (ii) is unable generally to pay its debts as they fall due; or

         (h) Administration: (i) any meeting of any Relevant Company is convened for the purpose of considering any resolution to present an application for an administration order or (ii) a petition on administration order is presented to the Court in relation to any Relevant Offeror Company or (iii) a petition for an administration order in relation to any other Relevant Company is presented to the court or an administration order is sought of the court on the basis of an undertaking to subsequently present a petition which is being contested by the Relevant Company in good faith with appropriate proceedings diligently pursued, and is not discharged within 21 days or (iv) any Relevant Company passes a resolution to present an application for an administration order or (v) an administration order is made in relation to any Relevant Company; or

         (i) Compositions etc: any steps are taken, or negotiations commenced, by any Relevant Company or by any of its creditors with a view to proposing any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving such company and any of its creditors; or

         (j) Appointment of receivers and managers: (i) any administrative or other receiver or any manager is appointed of any Relevant Company or any material part of its assets and/or undertaking or (ii) the directors of any Relevant Company request any person to appoint such a receiver or manager or (iii) any other steps are taken to enforce any Security Interest over all or any material part of the assets and/or undertakings of any Relevant Company; or

         (k) Winding up: (i) any meeting of any Relevant Company is convened for the purpose of considering any resolution for (or to petition for) its winding up or (ii) any Relevant Company passes such a resolution; or (iii) any person presents any petition for the winding up of any Relevant Company (not being a petition which the Primary Borrower can demonstrate to the satisfaction of the Facility Agent is frivolous vexatious or an abuse of the process of the court) which is not discharged within 14 days or (iv) an order for the winding up of any Relevant Company is made, not (in any case) being a winding-up of a Subsidiary of the Primary Borrower involving an amalgamation or reorganisation on a solvent basis which has been approved in advance by the Facility Agent (acting reasonably); or

         (l) Dissolution: any corporate, legal or administrative proceedings are commenced by any person (including, without limitation, the Registrar of Companies) with a view to the dissolution of any Relevant Company, not being a dissolution involving an amalgamation or reorganisation on a solvent basis which has been approved in advance by the Facility Agent (acting reasonably); or

         (m) Analogous proceedings: there occurs, in relation to any Relevant Company, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Majority Banks, appears in that country or territory to correspond with, or have an effect equivalent to, any of those mentioned in clauses 12.1(f) to (l) (inclusive) or any Relevant Company otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

         (n) Cessation of business: other than in relation to a disposal permitted under this Agreement, any Relevant Company suspends or ceases or threatens to suspend or cease to carry on its business; or

         (o)     Change of Control:

                 (i) Bidco ceases to be a wholly owned subsidiary (as that term is used in section 736 of the Act) of Finco 2; or

                 (ii) Finco 2 ceases to be a wholly owned Subsidiary of the Parent and at least a 90% owned direct subsidiary of the Primary Borrower; or

                 (iii) less than 100% (until the first anniversary of the Unconditional Date) or 75% (until the second anniversary of the Unconditional Date) or 60% (thereafter) of the equity share capital of the Primary Borrower is held by the Parent (directly or indirectly) at any time; or

                 (iv) Bidco at any time reduces its shareholding in the Target; or

                 (v) REC, any other Licensee ceases to be a wholly-owned Subsidiary of the Target; or

                 (vi)     there is a Change in Control of the Parent; or

         (p)     Distribution Business/Generation Business:

                 (i) the Group ceases, or threatens to cease, to carry on the Distribution Business;

                 (ii) all or a majority of the issued shares of the Licensee or any other Relevant Company or the whole or any material part of the assets or revenues of the Distribution Business or Generation Business are seized, nationalised, expropriated or compulsorily acquired by or under the authority of a Government Entity;

                 (iii) any change is made in the statutory or regulatory requirements applicable to the Distribution Business or Generation Business or any new statutory or regulatory requirements are imposed on it which would be reasonably likely to have a Material Adverse Effect; or

         (q)     Licences:

                 (i) the Secretary of State gives notice in writing of the revocation of a Licence for any reason or a Licence ceases to be in full force and effect in any material respect except where a similar licence is or licences are granted to a member of the Group in its place;

                 (ii) without prejudice to paragraph (i) above, any legislation (whether primary or subordinate) with regard to the creditors of Licensees or the ability of Licensees to raise finance under a Licence or with regard to generators or electricity or public electricity suppliers generally is enacted and that enactment would be reasonably likely to have a Material Adverse Effect;

                 (iii) any amendment is made to the terms and conditions of a Licence and the amendment would be reasonably likely to have a Material Adverse Effect;

         (r)     Electricity Act:

                 (i) any of the provisions of the Electricity Act (or any subordinate legislation) detailing the rights, powers, authorities, obligations and duties of the Secretary of State or the Director General, or the manner in or time at which they are to be exercised, are repealed or amended in a manner which would be reasonably likely (in the opinion of the Majority Banks) to have a Material Adverse Effect; or

                 (ii) the Licensee fails to comply with a final order (within the meaning of section 25 of the Electricity
                          Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and in either case which has not been revoked under that section or the validity of which has not been questioned under section 27 of the Electricity Act, if such failure to comply would be reasonably likely to have a Material Adverse Effect; or

         (s) Pooling and Settlement Agreement: REC or any other member of the Group ceases to be a party to the Pooling and Settlement Agreement, or any notice requiring REC or any other member of the Group to cease to be a party to the Pooling and Settlement Agreement is given to such company under the relevant clauses of the Pooling and Settlement Agreement, except where another member of the Group becomes a party to that agreement in its place;

         (t) Gas Framework Agreement: REC or any other member of the Group ceases to be a party to the Gas Framework Agreement where this would be reasonably likely to lead to a Material Adverse Effect, except where another member of the Group becomes a party to that agreement in its place;

         (u) Finance Documents: any Finance Document is not or ceases to be legal, valid and binding on or enforceable against any Obligor or is alleged by any Borrower or other Obligor to be ineffective for any reason; or

         (v) Unlawfulness: it becomes unlawful at any time for any Borrower or other Obligor to perform all or any of its material obligations under any of the Finance Documents;

         (w) Coalco Disposal Agreement: the Target varies, waives or amends any material provision of the Coalco Disposal Agreement or the Escrow Agreement (save with the prior written consent of the Majority Banks).

12.2     ACCELERATION

         The Facility Agent may, and, if so requested by the Majority Banks, shall, without prejudice to any other rights of the Finance Parties:

         (a) Certain Funds Period: during the Certain Funds Period, at any time after the happening of a Major Default; or

         (b) Other times: at any other time, after the happening of an Event of Default,

         and so long as the same is continuing, by notice to the Primary
         Borrower:

         (i) declare that the obligation of each Bank to make its Commitments available shall be terminated, whereupon the Total Commitments in respect of all Facilities shall be reduced to zero forthwith; and/or

         (ii) declare that the Advances and all interest, fees and commitment commission accrued and all other sums payable under the Finance Documents have become due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

         (iii) demand full cash cover for the Outstanding Contingent Liabilities under all Letters of Credit then outstanding in the currency in which those Letters of Credit are denominated; and/or

         (iv) declare that the Security Documents (or any of them) have become enforceable (in whole or in part).

         On or at any time after the making of any such declaration, the Facility Agent shall be entitled, to the exclusion of the Borrowers, to select the duration of Interest Periods.

12.3     LIMITED RIGHTS OF RESCISSION DURING THE CERTAIN FUNDS PERIOD

         Prior to the end of the Certain Funds Period, except as expressly permitted by clause 12.2(a), none of the Finance Parties shall have or seek to exercise any right of rescission or other remedy in consequence of any of the representations or warranties in the Finance Documents being or being proved to have been incorrect in any respect or any Borrower having failed to perform, observe or comply with any of its obligations, undertakings or agreements under the Finance Documents or otherwise (except for the Security Agent's rights under the Debenture to take control of and vote the Target Shares).

12.4     APPLICATION TO TARGET GROUP

         Without limitation to clauses 9.5, 11.2 and 12.3, the occurrence of any event falling within clause 12.1 in respect of the Target or any member of the Target Group at any time prior to the Takeover Operative Date shall not (unless it constitutes a breach of clause 11.2) constitute an Event of Default or a Default if:

         (a)     the same arises under clauses 12.1(e), (f), (i) or (u); and

         (b) the event is remedied to the satisfaction of the Majority Banks by the Takeover Operative Date.

13.      INDEMNITIES

13.1     MISCELLANEOUS INDEMNITIES

         The Primary Borrower shall within three Banking Days of demand indemnify each Finance Party, without prejudice to any of their other rights under any of the Finance Documents, against any cost, loss, claim, expense (including loss of Applicable Margin and legal fees) or liability together with any Tax thereon which such Finance Party shall certify as sustained or incurred by it as a consequence of:

         (a) any default in payment by any Borrower of any sum under any of the Finance Documents when due,

         (b)     the occurrence of any other Default,

         (c) any prepayment of the Facilities or part thereof being made otherwise than on an Interest Payment Date or, as the case may be, Maturity Date relative thereto,

         (d) any Advance not being made for any reason (excluding, but only to the extent of the indemnification of a particular Finance Party, any gross negligence or wilful default by such Finance Party) after a Drawdown Notice has been given, or

         (e)     any notice sent by telefax failing to be received,

         including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding its Contributions or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contributions or any other amount owing to such Finance Party.

13.2     CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

         (a) No payment by any Borrower under any of the Finance Documents which is made in a currency other than the currency ("CONTRACTUAL CURRENCY") in which such payment is required to be made pursuant to the relevant Finance Documents shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Facility Agent upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale.

         (b) The Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Borrower for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Facility Agent and the date on which the Facility Agent effects such sale, as to which the Facility Agent shall (as against each Borrower) have an absolute discretion.

         (c) If any sum due from any Borrower under any Finance Documents or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "FIRST CURRENCY") into another currency (the "SECOND CURRENCY") for the purpose of (i) making or filing a claim or proof against any Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any of the Finance Documents, each Borrower shall indemnify and hold harmless each Finance Party from and against any loss suffered as a result of any difference between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which each such Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

         (d) Any amount due from any Borrower under the indemnity contained in this clause 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Finance Documents and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.3     ACQUISITION FINANCE INDEMNITY

         The Primary Borrower shall forthwith on demand indemnify each Finance Party and each of their respective Affiliates and Subsidiaries and its respective directors officers and employees (each being an "INDEMNIFIED PERSON") from and against any cost, claim, loss, expense (including without limitation, the fees, costs and expenses of legal advisors arising from any legal procedures (including, without limitation, any administrative regulatory or judicial actions or investigations) to which that Indemnified Person becomes subject or joined as a party or which may be threatened or pending against it) or liability together with any Tax thereon which may be incurred or asserted against such Indemnified Person arising out of or in connection with the Offer (whether or not made) or it agreeing to finance or refinance any acquisition by Bidco or any person acting in concert with Bidco of any shares or share options of any class in Target or the use of the proceeds of any Advance (save to the extent any such loss or liability arises as a result of the gross negligence or wilful default of the relevant Finance Party).

13.4     NO SETTLEMENT WITHOUT CONSENT

         The Primary Borrower agrees on its own behalf and on behalf of each other member of the Group that, without the prior written consent of each relevant Agent and the Majority Banks, no member of the Group will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of clauses 8.4, 8.5, 8.6, 7.6, 13, 16.14, 20.2 or 20.3
         (whether or not any indemnitee thereunder (the "Indemnitee") is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

14.      UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES

14.1     UNLAWFULNESS

         (a) If it is or becomes contrary to any law or regulation or contrary to any request from or requirement of any fiscal monetary or other authority (with which such Finance Party would normally comply) for a Finance Party to contribute to any Utilisation or to maintain its Commitments in respect of a Facility or fund its Contribution to a Facility, such Finance Party shall promptly after becoming aware of the same, through the Facility Agent, notify the Primary Borrower whereupon (a) such Finance Party's Commitments shall be reduced to zero (and, if it is the Issuing Bank, it shall have no further obligation to Issue Letters of Credit if to do so would in the opinion of the Issuing Bank be or become contrary to any law or regulation or contrary to any request from or requirement of any fiscal monetary or other authority (with which such Finance Party would normally comply)) and (b) if the Facility Agent on behalf of the Finance Party so requires each relevant Borrower shall be obliged to prepay the Contribution of such Finance Party to such Facility and provide full cash cover for any Outstanding Contingent Liabilities of the relevant Finance Party on a future date specified by the Facility Agent not being earlier than the latest date permitted by the relevant law or regulation or not contrary to such request or requirement.
                 Any prepayment pursuant to this clause 14.1 shall be made together with all amounts referred to in clause 6.6.

         (b) When any relevant Borrower makes any prepayment under this clause 14.1 the Facility Agent shall not release the amount of such prepayment which is cash cover for any Outstanding Contingent Liabilities of the relevant Finance Party to such Finance Parties but shall place such monies on suspense account and such money may be used as collateral for the actual and the contingent liabilities of that Finance Party to the Issuing Bank, which liabilities shall remain in full force and effect notwithstanding such prepayment; and such Finance Party shall remain liable under all the relevant provisions of this Agreement to the Issuing Bank to pay in cash any shortfall between the amount held by the Facility Agent and its liabilities under this Agreement.

14.2     INCREASED COSTS

         If the result of any change in, or in the interpretation or application of, or the introduction of, (after the date of this Agreement):

         (a) any law (including, the introduction of the proposed Bank of England Act following the publication of the Bank of England Bill 1997) or

         (b) any regulation, request or requirement (which if not having the force of law is one of a kind with which the relevant Finance Party or, as the case may be, its holding company habitually complies), including those relating to Taxation, capital adequacy, European monetary union, liquidity, reserve assets, cash ratio deposits and special deposits or requested or required by any central bank (including without limitation any European Central Bank) or other fiscal monetary or other authority, is to:

                 (i) subject any Finance Party or its holding company to Taxes or change the basis of Taxation of any Finance Party with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Finance Party imposed in the jurisdiction in which its principal office or Facility Office is located); and/or

                 (ii) increase the cost to, or impose an additional cost on, any Finance Party or its holding company in entering into or performing its obligations under the Finance Documents and/or in making or keeping available all or part of such Finance Party's Commitments and/or maintaining or funding all or part of such Finance Party's Contributions (and/or providing any guarantee or indemnity of any other Finance Party's obligations); and/or

                 (iii) reduce the amount payable or the effective return to any Finance Party under this Agreement; and/or

                 (iv) reduce any Finance Party's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources in respect of all or any of the advances or obligations comprised in a class of advances or obligations formed by or including such Finance Party's share in Utilisations made or to be made under this Agreement; and/or

                 (v) require any Finance Party or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Finance Party under this Agreement; and/or

                 (vi) require any Finance Party or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Finance Party's Commitments or Contributions from its capital for regulatory purposes, then and in each such case (but subject to clause 8.6 and 14.3):

                          (aa) such Finance Party shall notify the Primary Borrower through the Facility Agent in writing of such event promptly upon its becoming aware of the same; and

                          (bb) following such notification the Primary Borrower shall, whether or not such Finance Party's Contribution to any Facility has been repaid, pay to the Facility Agent on demand for the account of such Finance Party the amount which such Finance Party specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Finance Party or its holding company regards as confidential) is required to compensate such Finance Party and/or its holding company in its sole discretion for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

         For the purposes of this clause 14.2 each Finance Party may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

         Each Finance Party shall use all reasonable endeavours to notify the Primary Borrower as soon as reasonably practicable of any such increased cost, reduction, payment or forgone return which is to result in a demand under clause 14.2(bb).

         For the purposes of this clause 14.2 and clause 14.4 "HOLDING COMPANY" means, in relation to a Finance Party, the company or entity (if any) within the consolidated supervision of which such Finance Party is included.

         For the purposes of this clause 14.2, the Borrowers acknowledge that any requirement that the Finance Parties treat interest hereunder as anything other than interest shall be a change in law or the interpretation thereof.

14.3     EXCEPTIONS

         Nothing in clause 14.2 shall entitle any Finance Party to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

         (a)     is taken into account in calculating the Additional Cost; or

         (b)     is the subject of an additional payment under clause 8.5; or

         (c) arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on

                 Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

         (d) is attributable to Taxation save where it is recovered under clause 14.2(i); or

         (e) is attributable to the wilful default or gross negligence of a Finance Party.

         For the purposes of clause 14.3(c) the term "APPLICABLE DIRECTIVE" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

14.4     MITIGATION

         If, in respect of any Finance Party (an "AFFECTED BANK"), circumstances arise or exist which would result in:

         (a) any Borrower being required to make an increased payment to that Finance Party pursuant to clause 8.5;

         (b) the reduction of that Finance Party's Commitment in respect of any Facility to zero or any Borrower being required to prepay that Finance Party's Contribution to any Facility pursuant to clause 14.1;

         (c) any Borrower being required to make a payment to any Finance Party to compensate such Finance Party or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 14.2(bb); or

         (d) any Borrower not being entitled to a deduction for UK corporation tax purposes in respect of interest payable under this Agreement to that Finance Party;

         then, without in any way limiting, reducing or otherwise qualifying the obligations of any Borrower under clause 8 and this clause 14 (and subject to the Borrower's rights under clause 6.5), such Finance Party shall, in consultation with the Facility Agent, endeavour to take such reasonable steps (and/or, in the case of clause 14.2(bb) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances unless the taking of such steps might (in the opinion of such Finance Party) be prejudicial to such Finance Party (or, as the case may be, its holding company) and provided that such Finance Party shall be under no obligation to take any such action if in the opinion of such Finance Party to do so might have any adverse effect upon its business, operations or financial condition.


15.      SET-OFF AND PRO-RATA PAYMENTS

15.1     SET-OFF

         Each Borrower hereby agrees that each Finance Party may at any time, whilst any Default shall be continuing notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of such Finance Party or of such Borrower jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in Sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any moneys, obligations or liabilities which are due and payable by such Borrower to such Finance Party under the Finance Documents but are unpaid. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 15.1. Each Finance Party shall notify the Facility Agent promptly upon the exercise or purported exercise of any right of set-off in relation to any member of the Group giving full details in relation thereto and the Facility Agent shall inform the other Finance Parties.

15.2     PRO-RATA PAYMENTS

         (a) If at any time any Bank (the "RECOVERING BANK") receives or recovers any amount owing to it by any Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Facility Agent (not being a payment received from a Substitute or a sub-participant in such Bank's Contribution to any Facility or any other payment of an amount due to the Recovering Bank for its sole account), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "RELEVANT RECEIPT") notify the Facility Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Facility Agent then:

                 (i) within two Banking Days of demand by the Facility Agent, the Recovering Bank shall pay to the Facility Agent an amount equal to the excess;

                 (ii) the Facility Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Borrower and shall distribute the same to the Banks (other than the Recovering
                          Bank); and

                 (iii) as between the relevant Borrower and the Recovering Bank, the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

         (b) If any part of a Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro-rata share of the amount which has to be refunded by the Recovering Bank.

         (c) Each Bank shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 15.2.

         (d) Notwithstanding the foregoing provisions of this clause 15.2, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it in breach of clause 18.2).

         (e) The amounts due from each relevant Borrower to each of the Banks shall reflect any payments and receipts among the Banks prescribed by this clause.

         (f) Nothing in this clause 15.2 shall prevent the Issuing Bank from recovering from the relevant Borrowers any amounts due under a Letter of Credit issued by the Issuing Bank.

15.3     NO RELEASE

         For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 15.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 15.2.

15.4     NO CHARGE

         The provisions of this clause 15 are not intended to, shall not, and shall not be construed so as to, constitute a charge by a Bank. In particular it is not intended to create a charge over all or any part of a sum received or recovered by any Bank in the circumstances mentioned in clause 15.2.


16.      ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES

16.1     BENEFIT AND BURDEN

         This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Borrowers and their respective successors, transferees and assigns.

16.2     NO ASSIGNMENT BY THE BORROWERS

         The Borrowers may not assign or otherwise transfer any of their respective rights or obligations under any of the Finance Documents.

16.3     SUBSTITUTION

         Each Bank (an "EXISTING BANK") may at any time assign all or any of its rights and benefits under the Finance Documents or novate in accordance with clause 16.5 all or any part of its rights, benefits and/or obligations under the Finance Documents to another Qualifying Bank (a "SUBSTITUTE") with the consent of the Issuing Bank, and with the consent of the Primary Borrower (not to be unreasonably withheld or delayed), save that such consent of the Primary Borrower will not be required to assignments or novations which take place prior to the Syndication Date.

16.4     ASSIGNMENT

         If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with clause 16.3, then, unless and until the assignee has agreed with the other Finance Parties that it shall be under the same obligations towards each of them as it would have been if it had been an original party thereto as a Bank, the other Finance Parties shall not be obliged to recognise that assignee as having the rights against each of them which it would have had if it had been such a party thereto.

16.5     SUBSTITUTION CERTIFICATE

         (a) Subject to clause 16.5 (b), if a duly completed Substitution Certificate duly executed by the Existing Bank and the Substitute is delivered to and counter-signed by the Facility Agent (for itself and the other parties to this Agreement other than the Existing Bank), then on the Effective Date (as specified in that

                 Substitution Certificate) to the extent that the Existing Bank's rights, benefits and obligations under the Finance Documents are expressed in such Substitution Certificate to be the subject of a novation in favour of the Substitute effected pursuant to this clause 16.5:

                 (i) the existing parties to the Finance Documents and the Existing Bank shall be released from their respective obligations towards one another under the Finance Documents ("DISCHARGED OBLIGATIONS") except for any obligation which the Existing Bank has to the Issuing Bank under clause 4.7 (Bank's Guarantee and Indemnity) before the date on which the novation takes place unless otherwise agreed in writing by the Issuing Bank and their respective rights against one another under the Finance Documents ("DISCHARGED RIGHTS") shall be cancelled;

                 (ii) the Substitute party to such Substitution Certificate and the existing parties to the Finance Documents shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Existing Bank;

                 (iii) the Substitute party to such Substitution Certificate and the existing parties to the Finance Documents shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Existing Bank; and

                 (iv) the Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Substitute been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer;

                 and, on such Effective Date, the Substitute shall (unless such novation is part of the syndication process carried out by the Arrangers) pay to the Facility Agent for its own account a fee of L.750. The Facility Agent shall promptly notify the other Banks of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Primary Borrower.

         (b) A Substitution Certificate executed under this clause shall be automatically effective only if and to the extent that the Substitute shall have a credit rating issued by Standard & Poors Corporation of at least A (the "Minimum Rating"). If any Substitute does not have the Minimum Rating as at the time of the transfer, then the Substitution Certificate shall not take effect until such time as the Substitute has lodged with the Security Agent such amount of cash by way of cash cover as would represent the amount required to be paid by that Substitute to the Issuing Bank, if the Issuing Bank were to call on the Bank's indemnity in respect of Letters of Credit contained in clause 4.7. Should the Issuing Bank issue any further Letters of Credit, such Substitute shall lodge such further cash cover as shall equal the contribution which it could be required to make to the Banks' indemnity in respect of such additional Letters of Credit.

16.6     RELIANCE ON SUBSTITUTION CERTIFICATE

         The Facility Agent (on behalf of itself and the Security Agent) and the Borrowers shall be fully entitled to rely on any Substitution Certificate delivered to the Facility Agent in accordance with the foregoing provisions of this clause 16 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank(s) and the Substitute(s) and none of the Facility Agent, the Security Agent and the Borrowers shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

16.7     AUTHORISATION OF FACILITY AGENT

         Each party to this Agreement irrevocably authorises the Facility Agent to counter-sign each Substitution Certificate on its behalf for the purposes of clause 16.5 without any further consent of, or consultation with, such party except, in the case of the Primary Borrower, any consent required pursuant to clause 16.3.

16.8     ACCESSION DEEDS

         The Obligors shall from time to time at the request of the Facility Agent promptly execute any accession deed to any of the Security Documents and do any other act or thing or execute such further documents as directed by the Facility Agent in connection with the transfer of rights or benefits under clause 16.3.

16.9     COSTS AND EXPENSES

         The Primary Borrower shall, promptly after demand by the Facility Agent, pay to the Facility Agent and the Security Agent the reasonable costs and expenses incurred by them or any other Finance Party in connection with the creation of valid security in respect of any Substitute taking an assignment of rights and/or an assumption of obligations pursuant to clause 16 in those jurisdictions requiring further steps to be taken following such assignment or assumption.

16.10    CONSTRUCTION OF CERTAIN REFERENCES

         If any Bank novates all or any part of its rights, benefits and obligations as provided in clause 16.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Substitute to the extent of their respective interests.

16.11    LENDING OFFICES

         Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in or pursuant to any relevant Substitution Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 16.11, such Bank shall notify the Facility Agent promptly of such change. No Bank shall exercise its rights under this clause in any manner which might reasonably be expected to result in it not being a Qualifying Bank.

16.12    DISCLOSURE OF INFORMATION

         The Obligors party to this Agreement agree that the Finance Parties may at any time disclose such information relating to the Obligors, their Affiliates and associated companies as shall come into their possession, whether or not in relation to the Facilities:

         (a)     to any prospective assignee, Substitute or sub-participant;

         (b)     to their respective advisers, professional or otherwise;

         (c)     to any Affiliate of such Finance Party;

         (d)     to the other Finance Parties;

         (e) if required to do so by an order of a court in any jurisdiction;

         (f) under any law or regulation or to any applicable regulatory authority (including the Bank of England) in any jurisdiction; and

         (g) where such information shall have already entered the public domain,

         and in the case of (a) and (b) above, subject to requiring and receiving a written confirmation from the recipient of the information that it will treat in confidence any confidential information so disclosed to it and not use it for any unauthorised purpose and, upon receipt of such confirmation, such Finance Party shall in no way be liable or responsible for such information not being kept confidential by such proposed assignee, Substitute or other person.

16.13    RESTRICTIONS ON NOVATIONS

         Any novation by an Existing Bank which is transferring part (but not all) of its Commitment may only be made under this clause 16 if (i) it is made in respect of a Commitment of L.5,000,000 or any larger integral multiple of L.5,000,000 and (ii) as a consequence of such novation (or as a consequence of that and any other novation between the same or related parties taking effect at or about the same time) the Commitment of the Existing Bank would be less than L.5,000,000.
         If part (but not all) of a Bank's Contribution is being transferred, the previous sentence shall be read as if it referred to "Contribution", "Contributions" and assignment instead of "Commitment" and "Commitments" and "novation" respectively.

16.14    NO OBLIGATION

         The Existing Bank shall not be obliged by any Finance Document to:

         (a) accept a re-transfer from the Substitute of any of the rights and/or obligations assigned or transferred under this clause 16; or

         (b) indemnify the Substitute for any losses arising by reason of any Obligor's failure to perform its obligations under any Finance Documents or otherwise.

16.15    SYNDICATION

         It is acknowledged that at the date of this Agreement the Facilities are being made available by the Underwriters with the intention that each Underwriter may transfer any part of its participation in accordance with clause 16.5 (Substitution) and, accordingly, references to the Banks shall, before the first date on which such transfer shall be made of the Underwriter's rights, benefits and obligations under this Agreement in accordance with clause 16.5 (Substitution), be construed as a reference solely to the Underwriters.

16.16    OBLIGORS' UNDERTAKINGS IN CONNECTION WITH SYNDICATION

         The Obligors acknowledge that syndication of the Facilities in accordance with this clause 16.16 and the Syndication Letter will take place and undertake to take reasonable steps to assist and co-operate with the Arrangers, the Facility Agent and the Underwriters in syndication by, among other things:

         (a) co-operating with site visits by the Banks and persons invited by the Arrangers to participate (in this clause 16.16 only, together the "BANKS");

         (b) participating at an appropriate senior management level in presentations to the Banks concerning the Parent, the members of the Group and their activities;

         (c) using reasonable endeavours to obtain appropriate authorisations from the Auditors, other accountants, consultants and professional advisers to release for the benefit of the Banks any information addressed to any Obligor and/or the Facility Agent;

         (d) refraining from making any statement, announcement or publication or doing any act or thing which may obstruct syndication in any way;

         (e) providing the Banks with such information relating to the Parent and members of the Group, and their associated companies and their activities as the Banks reasonably request;

         (f) assisting the Facility Agent and the Arrangers in the preparation and review of any information which such Facility Agent and/or the Arrangers reasonably require for the purposes of syndication, including assisting in the preparation of any information memorandum and the giving of such additional warranties as the Facility Agent may reasonably request of the contents of the information and/or the warranties in clause 9, provided that any such warranties are expressed to be to the best of the relevant Obligor's knowledge, information and belief and that the Obligors may disclose against such warranties such matters as they deem appropriate;

         (g) passing on to the Facility Agent any enquiries received by them from potential Banks; and

         (h) agreeing to amendments to the Finance Documents of an administrative or technical nature or to correct typographical or other clerical errors.


17.      FACILITY AGENT AND SECURITY AGENT

17.1     APPOINTMENT OF FACILITY AGENT AND SECURITY AGENT

         Each Finance Party (except the relevant agent) appoints the Facility Agent to act as its agent in connection with the Finance Documents to which the Facility Agent is a party and the Security Agent to act as its agent and trustee in relation to the Security Documents, and authorises each of the Facility Agent and the Security Agent to exercise such rights, remedies, powers and discretions as are specifically delegated to them by the terms of this Agreement and the Security Documents together with all reasonably incidental rights, powers and discretions. The Obligors shall be entitled to assume that the Facility Agent and the Security Agent represent the Finance Parties (except the relevant agent), the Reference Banks or the Majority Banks (as the case may be), and that all consents and notices given by the Facility Agent or the Security Agent on their behalf are validly given.

17.2     SEPARATE TREATMENT OF SYNDICATION DIVISION

         In acting as Facility Agent or Security Agent, the Facility Agent's or, as the case may be, the Security Agent's syndication division (or such other division as may undertake such task) shall be treated as a separate entity from any other of its divisions or departments and, despite the provisions of clauses 17 to 21, if the Facility Agent or Security Agent or any Related Person acts for or transacts business with any member of a group comprising the Parent and its Affiliates or associated companies (the "Parent Group") or any other person which may be a trade competitor of the Parent Group or Target Group or any member of either such group or may otherwise have commercial interests similar to those of any member of such groups in any capacity in relation to any other matter (including as a Bank under this Agreement), any information acquired by the Facility Agent or Security Agent or any Related Person in such other capacity may be treated as confidential by the Facility Agent or Security Agent. The Borrowers and Bidco hereby expressly acknowledge that the Finance Parties and Related Persons may be providing debt financing, equity capital or other services (including financial advisory services) to other persons with whom the Parent or the Group may have conflicting interests in respect of the Facilities or otherwise.

17.3     ACTIONS OF FACILITY AGENT AND SECURITY AGENT

         Each action taken or decision made by the Facility Agent or the Security Agent under or in relation to any Finance Document with requisite authority under this Agreement, including on the basis of the requisite instructions, shall be binding on all the Finance Parties.

17.4     NOTIFICATION OF RETIREMENT OF FACILITY AGENT, SECURITY AGENT OR
         ISSUING BANK

         Each of the Facility Agent, the Security Agent and/or the Issuing Bank may resign its appointment under this Agreement at any time without assigning any reason therefor by giving not less than 30 days' prior written notice to that effect to each of the other parties to this Agreement Provided that no such resignation shall be effective until a successor for such Facility Agent, Security Agent or Issuing Bank (as the case may be) is appointed in accordance with the succeeding provisions of this clause.

17.5     SUCCESSOR FACILITY AGENT, SECURITY AGENT OR ISSUING BANK

         If the Facility Agent, Security Agent or Issuing Bank gives notice of its resignation pursuant to clause 17.4, then any reputable and experienced bank or other financial institution with an office in London may after consultation with the Primary Borrower be appointed as a successor to such Facility Agent, Security Agent or Issuing Bank (as the case may be) by the Majority Banks but, if no such successor is so appointed, the Facility Agent, Security Agent or Issuing Bank (as the case may be) may appoint such a successor itself.

17.6 PROVISIONS RELATING TO SUCCESSOR FACILITY AGENT, SECURITY AGENT OR ISSUING BANK

         With effect from the date that a successor is appointed and accepts the office of Facility Agent, Security Agent or, as the case may be, Issuing Bank and executes such necessary documentation under this clause 17:

         (a) as regards the other Finance Parties and the Obligors, such successor shall become bound by all the obligations of the Facility Agent, Security Agent or, as the case may be, the Issuing Bank and become entitled to all the rights, privileges, powers, authorities and discretions of the Facility Agent, Security Agent or, as the case may be, the Issuing Bank under the Finance Documents;

         (b) the agency of the retiring Facility Agent, the trusteeship of the retiring Security Agent or, as the case may be, the duties of the Issuing Bank shall terminate and the retiring Facility Agent, Security Agent or, as the case may be, the retiring Issuing Bank shall be discharged from any further liability or obligation under the Finance Documents, but without prejudice to any liabilities which the retiring Facility Agent, Security Agent or, as the case may be, the retiring Issuing Bank may have incurred (including with respect to the retiring Issuing Bank any then outstanding Issued Letter of Credit) before the termination of its agency, trusteeship and/or duties;

         (c) the costs, charges and expenses of the retiring Facility Agent, Security Agent or, as the case may be, the retiring Issuing Bank shall be discharged if recoverable under the provisions of this Agreement;

         (d) the provisions of the Finance Documents shall continue in effect for the benefit of any retiring Facility Agent, Security Agent or, as the case may be, the retiring Issuing Bank in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency, trusteeship and/or duties (including with respect to the retiring Issuing Bank any then outstanding Issued Letter of Credit);

         (e) it is intended that (except only as may be agreed in writing between any retiring Security Agent and its successor with the prior approval of the Majority Banks), in the case of the appointment of successor to the Security Agent, the property, assets and rights vested in the retiring Security Agent pursuant to the Security Documents should, with immediate effect, be vested in such successor Security Agent under the provisions of the Trustee Act 1925, either by operation of law or, failing that, by assignment or other form of transfer or conveyance;

         (f) at any time and from time to time following such appointment of a successor to the Security Agent, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by such successor in order to transfer to such successor Security Agent (or its nominee, as such successor may direct) any such property, assets and rights which shall not have vested in such successor by operation of law and all such acts, deeds and documents under clauses 17.6(e) and (f) shall be done or, as the case may be, executed at the cost of the retiring Security Agent; and

         (g) the retiring Facility Agent, Security Agent or Issuing Bank shall (at the expense of the Primary Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions as such.

17.7     MERGER OF FACILITY AGENT, SECURITY AGENT OR ISSUING BANK

         Any corporation into which the Facility Agent, the Security Agent or the Issuing Bank may be merged or converted or any corporation with which the Facility Agent, the Security Agent or the Issuing Bank may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Facility Agent, the Security Agent or the Issuing Bank shall be a party shall, to the extent permitted by applicable law, be the successor Facility Agent, Security Agent or, as the case may be, Issuing Bank under this Agreement and the other Finance Documents (as appropriate) without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or, as the case may be, the other Finance Documents save that notice of merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Primary Borrower and the Banks.

17.8     ROLE OF ISSUING BANK

         The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Facility Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto.

18.      POWERS

18.1     GENERAL POWERS

         Each of the Facility Agent, the Security Agent, the Arrangers and the Underwriters may:

         (a) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Substitute, that identified in the Substitution Certificate under which it became a party to this Agreement) until it has received from such Bank a notice designating some other office of such Bank as its Facility Office, and may act upon any such notice until the same is superseded by a further such notice;

         (b) engage and pay for the advice or services of any lawyers, accountants or other advisers whose advice or services may seem necessary, expedient or desirable to it and may rely upon any advice so obtained;

         (c) rely as to matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate or statement signed by or on behalf of that Obligor;

         (d) rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed;

         (e) refrain from exercising any right, power or discretion vested in it under any Finance Document unless and until instructed by the Majority Banks or, where required, all of the Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised, and it shall not be liable for acting or refraining from acting in accordance with or in the absence of such instructions;

         (f) refrain from taking any step to protect or enforce the rights of any Finance Party under any Finance Document and from beginning any legal action or proceeding arising out of or in connection with any Finance Document until it has been indemnified and/or secured as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

         (g) refrain from doing anything which would or might in its opinion be contrary to any applicable law or any requirements (whether or not having the force of law) of any governmental, judicial or regulatory body or otherwise render it liable to any person, and do anything which is in its opinion necessary to comply with any such applicable law or requirement;

         (h) do any act or thing in the exercise of any of its powers and duties under the Finance Documents which may lawfully be done and which in its absolute discretion it deems advisable for the protection and benefit of the Finance Parties collectively;

         (i) perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel or agents; and

         (j) accept deposits from, lend money (secured or unsecured) to and generally engage in any kind of banking or other business with, be the owner or holder of any shares or other securities of, and provide advisory or other services to the Parent and its Affiliates, and/or the Group or any of the Finance Parties, without any liability to account.

18.2     SPECIFIC POWERS OF FACILITY AGENT AND SECURITY AGENT

         Each of the Facility Agent and the Security Agent:

         (a)     may assume that:

                 (i) any representation made by the Obligors in or in connection with the Finance Documents is true;

                 (ii)     no Default has occurred;

                 (iii) no Obligor is in breach of or default under its obligations under any Finance Document; and

                 (iv) any right, power, authority or discretion vested in any of the Finance Documents upon the Majority Banks, all Banks, or any other person or group of persons has not been exercised, unless the Facility Agent or, as the case may be, the Security Agent has in its capacity as agent (or where relevant, as agent and trustee) for the relevant Finance Parties received actual notice to the contrary from any other party to any Finance Document;

         (b) shall be at liberty to place any Finance Document and any other instruments, documents or deeds delivered to it pursuant thereto or in connection therewith for the time being in its possession in any safe deposit, safe or receptacle selected by the Security Agent or Facility Agent, as the case may be, or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and may make any such arrangements as it thinks fit for allowing the Primary Borrower access to, or its solicitors or auditors possession of, such documents when necessary or convenient and, in the absence of gross negligence or wilful default on its part, shall not be responsible for any loss thereby incurred;

         (c) may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons all or any of the rights, trusts, powers, authorities and discretion vested in it by any Finance Document and such delegation may be made upon such terms and subject to such conditions and subject to such regulations as the Security Agent or Facility Agent, as the case may be, may think fit and shall not be bound to supervise the proceedings or (in the absence of gross negligence or wilful default on its part) be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate;

         (d) notwithstanding anything else herein contained, may refrain from doing anything which would or might in its opinion be contrary to any relevant law of any jurisdiction or any relevant directive or regulation of any agency of any state or which would or might otherwise render it liable to any persons and may do anything which is, in its opinion, necessary or desirable to comply with any such law, directive or regulations;

         (e) may indemnify itself and/or every attorney, agent or other person appointed by it under any Finance Document out of the Trust Property against all Liabilities (as defined in clause 20.3) and/or in respect of any other matter or thing done or omitted to be done in any way relating to any Finance Document or by law and/or acting as Facility Agent or Security Agent (as the case may be);

         (f) shall have the power to institute, prosecute and defend any suits or actions or other proceedings affecting the Facility Agent or Security Agent respectively or the Trust Property and to compromise any matter or difference or submit any such matter to arbitration and to compromise or compound any debts owing to the Facility Agent or Security Agent respectively or any other claims against it or any such terms as it shall deem sufficient and to make petition upon such terms as it shall deem desirable;

         (g) save as otherwise expressly provided herein, shall have absolute discretion as to the exercise or non exercise (and as to the manner and time of any such exercise) of all rights, trust, powers, authorities and discretions vested in it by any of the Finance Documents but shall be entitled to refrain from exercising any right, power or discretion vested in it as agent or trustee under any Finance Document unless and until instructed by the Majority Banks or, where required under this Agreement, all Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

         (h) shall have absolute discretion as to the exercise or non-exercise (and as to the manner and time of any such exercise) of all rights, trust, powers, authorities and discretions in relation to any matter, or in any context, not expressly provided for by this Agreement to act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks;

         (i) shall have the power to give or enter into any indemnity, warranty, guarantee, undertaking or covenant or to enter into any type of agreement as it shall, with the approval of the Majority Banks (or, where required under this Agreement, all Banks) and subject to all other provisions of the Finance Documents, think fit in relation to the Trust Property;

         (j) shall (subject to clause 19) be entitled (in its own name or in the names of nominees) to invest moneys from time to time including in the case of the Security Agent moneys forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by the Security Documents which, in the opinion of the Facility Agent or (as the case may be) the Security Agent, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of itself as it may think fit without being under any duty to diversify the same and it shall not be responsible for any loss due to interest rate or exchange rate fluctuations;

         (k) with respect to its own Commitments and Contributions (if any), shall have the same rights and powers under this Agreement and the other Finance Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the other Finance Documents and the term "BANKS" shall, unless the context clearly otherwise indicates, include the Security Agent and the Facility Agent in their individual capacities as Banks.

18.3     SPECIFIC POWERS OF SECURITY AGENT

         The Security Agent:

         (a) shall have all the powers and discretions conferred upon trustees by the Trustee Act 1925 (to the extent not inconsistent herewith) and upon the Security Agent by this Agreement and the other Finance Documents and upon a receiver appointed under any Finance Documents (as though the Security Agent were a receiver thereunder);

         (b) shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement;

         (c) shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Agreement or any of the Security Documents as it affects the Security Agent and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Agent) shall be conclusive and shall bind all the other parties to this Agreement and the Security Documents;

         (d) may at any time appoint any person (whether or not a trust corporation) to act either as a separate trustee or as a co-trustee jointly with it (i) if it considers such appointment to be in the interests of the Finance Parties or
                 (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems relevant for the purposes hereof, and shall give prior notice to the Primary Borrower and the Facility Agent of any such appointment; and any person so appointed shall have such powers, authorities and discretions (including the receipt and payment of money) and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall have the same benefits under clauses 17 to 23 as the Security Agent; and the Security Agent shall have power in like manner to remove any person so appointed; and may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges and expenses incurred by the Security Agent in performing its function as trustee hereunder;

         (e) has at its absolute discretion the right to make or retain or register in the names of nominees any investment of any part or all of the Trust Property;

         (f) without prejudice to the provisions of any of the Finance Documents, shall have the right to, but shall not be under any obligation to, insure any of the Trust Property or to require any other person to maintain any such insurance and (in the absence of gross negligence or wilful default on the part of the Security Agent) shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance;

         (g) may at its sole discretion, and without reference to the Finance Parties, release any asset or assets from the Security Documents to the extent that their disposal or release is permitted or required by the terms of this Agreement or any of the Security Documents;

         (h) shall be entitled to make the deductions and withholdings (on account of Taxes or otherwise) from payments to the Facility Agent hereunder which it is required by any applicable law to make, and to pay all Taxes which may be assessed against it in respect of any of the Trust Property, in respect of anything done by it in its capacity as trustee or otherwise by virtue of its capacity as trustee;

         (i) shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and shall be entitled to rely on the Facility Agent's certificate as to the entitlement of all or any of the Finance Parties; and

         (j) shall be authorised to execute each of the Security Documents on behalf of the Finance Parties.

19.      DUTIES

19.1     SPECIFIC DUTIES OF THE FACILITY AGENT AND THE SECURITY AGENT

         Each of the Facility Agent and the Security Agent (for the benefit of the other Finance Parties only) shall:

         (a) promptly upon receipt inform each Bank of the contents of any notice or document or other information received by it on or after the date of this Agreement in its capacity as Facility Agent under this Agreement from any Obligor or as Security Agent under the Security Documents from any Obligor;

         (b) promptly notify each Bank of the occurrence of any Default or any material breach by any Obligor in the due performance of its obligations under this Agreement or any Security Document of which the Facility Agent or, as the case may be, the Security Agent (in its capacity as such) has received written notice from any other party to any Finance Document;

         (c) save as otherwise provided herein, act in accordance with any instructions given to it by the Majority Banks (which instructions shall be binding on all of the Finance Parties);

         (d) if so instructed by the Majority Banks (or, where so required under this Agreement, all Banks), refrain from exercising any right, remedy power or discretion vested in it under the Finance Documents;

         (e) except as regards purely administrative acts, consult whenever reasonably practicable with the Banks before doing or refraining from doing any act or thing in the exercise of its powers as agent and/or trustee;

         (f) to the extent that it receives or recovers monies following the service of a notice in accordance with Clause 12.2 pursuant to or as a result of any breach of any Finance Document to be applied in discharging any obligation (whether actual or contingent, present or future) of any Obligor under any Finance Document, apply such monies (without prejudice to the respective rights of the Facility Agent or the Security Agent pursuant to any Finance Document to credit any monies received by it to any suspense account) as between the Finance Parties in accordance with clause 8.9 as if they were a partial payment; and

         (g) shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Facility Agent), the Facility Agent or any Receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent, Facility Agent or such Receiver may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against any Borrower or any other person liable.

19.2     SPECIFIC DUTIES OF SECURITY AGENT

         The Security Agent (for the benefit of the other Finance Parties only) shall:

         (a) during the Trust Period hold the Trust Property as trustee upon trust for the Finance Parties from time to time and (as well after as before enforcement) perform and exercise (as the case may be) the obligations, rights and benefits vested or to be vested in the Security Agent by the Finance Documents or any document entered into pursuant thereto in accordance with the provisions of Clauses 17 to 23.

         (b) (subject to the provisions contained in clause 3.3 (Certain Funds Period)) only make demand under the Security Documents and to the extent practicable enforce the security constituted by the Security Documents:

                 (i) before the Final Repayment Date at the direction of the Majority Banks, if any of the Facilities has been declared to be immediately due and payable by the Facility Agent under clause 12.2; or

                 (ii) on or after the Final Repayment Date at the direction of any Bank, if any Borrower defaults in repaying the Facilities in full on the Final Repayment Date or in paying any other amount due by any Borrower to any Finance Party, under the Finance Documents; or

                 (iii) at any time, if requested to do so by a member of the Group which has granted security to the Security Agent;

         (c) hold any recoveries which it receives under the security constituted by the Security Documents on trust for distribution to the Finance Parties, in accordance with the provisions of this clause 19 and shall hold the security constituted by the Security Documents on trust for the Finance Parties, to give effect to this Agreement and shall exercise its rights, powers and duties under the Security Documents (and particularly those concerned with the protection and enforcement of the security afforded by such documents) and/or under this Agreement for the benefit of all Finance Parties; and

         (d) carry out all dealings with the other Finance Parties through the Facility Agent.


20.      EXONERATION

20.1     ABSENCE OF OBLIGATION ON INITIAL FINANCE PARTIES

         Despite anything to the contrary expressed or implied in any Finance Document, each of the Facility Agent, the Security Agent, the Issuing Bank, the Arrangers and the Underwriters shall:

         (a) not be bound to enquire as to and will have no liability in respect of:

                 (i) whether or not any representation or warranty made by any Obligor under or in connection with any Finance Document is true complete or adequate;

                 (ii)     the occurrence or otherwise of any Default;

                 (iii) the performance by any Obligor of its obligations under any Finance Document; or

                 (iv) any breach or default by any Obligor of or under its obligations under any Finance Document;

         (b) not be bound to account to any Finance Party for any fee or other sum or the profit element of any sum received by it for its own account;

         (c) not be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or duty of confidentiality or be otherwise actionable at the suit of any person;

         (d) not be under any fiduciary or other duty towards any Finance Party or under any obligations other than those expressly provided for in any Finance Documents;

         (e) not be liable (in the absence of its own gross negligence or willful default):

                 (i) for any failure, omission, or defect in the due execution, delivery, validity, legality, adequacy, performance, enforceability, or admissibility in evidence of any Finance Document or any communication, report or other document delivered under any Finance Document; or

                 (ii) in respect of its exercise or failure to exercise any of its powers and duties under any Finance Document; or

         (f) not have any duties, obligations or liabilities other than those expressly provided for in this Agreement and (in the case of the Security Agent) the Security Documents and have no liability or responsibility (in the absence of its own gross negligence or wilful default) of any kind to:

                 (i) any member of the Group arising out of or in relation to any failure or delay in the performance or breach by any Finance Party (other than itself) of any of its obligations under or in connection with any Finance Document; or

                 (ii)     any Finance Party arising out of or in relation to:

                          (aa) the financial condition of any member of the Group; or

                          (bb) any failure or delay in the performance or breach by any Obligor of any of its obligations under or in connection with any Finance Document or the Facilities;

         (g) not be bound to check or enquire on behalf of any other Finance Party into or liable for the adequacy, accuracy, execution, genuineness, enforceability, admissibility in evidence or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

         (h) be entitled to accept without enquiry, requisition or objection such right and title as any Obligor may have to that part of the property belonging to it (or any part thereof) which is the subject matter of any Finance Document and not be bound or concerned to investigate or make any enquiry into the right or title of such person to such property (or any part thereof) or, without prejudice to the foregoing, to require such person to remedy any defect in such person's right or title as aforesaid;

         (i) in enforcing the security constituted by the Finance Documents and in determining the respective entitlements of the Finance Parties, be entitled to rely on its own account;

         (j) be entitled to invest monies which in the opinion of the Facility Agent or Security Agent (as the case may be) may not be paid out promptly following receipt in the name or under the control of such Facility Agent or Security Agent (as the case may be) in any of the investments for the time being authorised by law for the investment by trustees of trust monies or in any other investments whether similar to the aforesaid or not which may be requested by the Majority Banks or by placing the same on deposit in the name or under the control of the Facility Agent or the Security Agent as the Facility Agent or Security Agent (as the case may be) may think fit and the Facility Agent and Security Agent (as the case may be) may at any time vary or transpose any such investments for or into any others of a like nature and (in the absence of gross negligence or wilful default on the part of such Facility Agent or Security Agent) shall not be responsible for any loss thereby incurred whether due to depreciation in value of such investments or any other reason whatever;

         (k) not be bound to take any steps or perform any obligation or exercise any right or fulfil any request if to do so might in its sole opinion breach or conflict with or contradict or be contrary to any rule, regulation, law, regulatory requirement, court order or judgment in any jurisdiction or expose the Facility Agent, the Security Agent, the Arrangers or the Underwriters to liabilities in any jurisdiction or be otherwise actionable at the suit of any person;

         (l)     not be liable for any failure:

                 (i) to require the deposit with it of any deed or document certifying, representing or constituting the title of any of the Obligors to any of the property mortgaged, charged, assigned or otherwise encumbered by or pursuant to any of the Security Documents;

                 (ii) to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Finance Documents;

                 (iii) to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of any of the Obligors;

                 (iv) to effect or procure registration of or otherwise protect any of the security created by the Security Documents by registering the same under any applicable registration laws in any territory;

                 (v) to take, or to require any of the Obligors to take, any steps to render the security created by the Security Documents effective or to secure the creation of any ancillary charge under the laws of any other jurisdiction; or

                 (vi) to require any further assurances in relation to any of the Security Documents;

                 (vii) to become or remain a mortgagee or heritable creditor in possession (or equivalent in any foreign jurisdiction);

                 (viii) to take or omit to take any other action under or in connection with the Security Documents or any aspect thereof (save as otherwise expressly provided in clause 19); or

                 (ix) in the case of each of the Facility Agent, Arrangers and Underwriters, by the Security Agent to perform or discharge any of its duties or obligations under the Security Documents;

         (m) in the case of the Security Agent, not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any trustee or co-trustee of the Security Agent if the Security Agent shall have exercised reasonable care in the selection of such trustee or co-trustee; and

         (n) have no liability (save as otherwise provided in clauses 17 to 23) otherwise in connection with the Facilities or their negotiations or for acting (or as the case may be refraining from acting) in connection with the instructions of the Majority Banks.

20.2     INDEMNITY FROM BANKS

         Each Bank and the Issuing Bank shall, in its Proportion, on demand by the Facility Agent, the Security Agent or any Arranger from time to time, indemnify the Facility Agent or, as the case may be, the Security Agent or the Arranger, against any and all fees (to the extent properly chargeable by the Facility Agent or, as the case may be, the Security Agent or the Arranger under any Finance Document but not promptly recovered from the Obligors), costs, claims and expenses and liabilities including any VAT thereon:

         (a) to which the Facility Agent or, as the case may be, the Security Agent becomes subject by reason of it acting as agent or security trustee; or

         (ii) incurred by the Facility Agent or, as the case may be, the Security Agent or any attorney, agent, delegate or other person appointed by the Facility Agent or the Security Agent under any Finance Document in relation to or arising out of the taking or holding of any of the security given or created by or pursuant to any of the Finance Documents or in the execution or purported or attempted execution of the rights, trusts, powers, authorities, discretions and obligations vested in it; or

         (iii)   which it is otherwise entitled to recover from any Obligor,

         in each case under any of the Finance Documents or by law, including those relating to all actions, proceedings, claims and demands in respect of any matter or thing done or omitted in any way relating to the Finance Documents any exercise or non exercise of any right, power or discretion, and all amounts due to the Facility Agent or the Security Agent by way of remuneration for acting as agent or trustee (as the case may be) under any of the Finance Documents (collectively
         the "LIABILITIES").   Each Borrower shall counter-indemnify the Banks
         and the Issuing Bank against all payments by them under this clause
         20.2. If a Bank or the Issuing Bank (referred to in this clause 20.2 as a "defaulting Bank") fails to pay its due contribution under this indemnity, then the Facility Agent or, as the case may be, the Security Agent may (without prejudice to its other rights and remedies) deduct the amount due from the defaulting Bank from any sums which are then or afterwards in its possession which would otherwise be payable to the defaulting Bank.

20.3     INDEMNITY FROM TRUST PROPERTY

         The Security Agent and every employee, officer, trustee or co-trustee or other person appointed by it in connection with its appointment under the Security Documents (each a "PROTECTED PARTY") shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by any Protected Party:

         (a) in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Security Documents;

         (b) as a result of any breach by a member of the Group of any of its obligations under any Security Document;

         (c) in respect of any Environmental Claim made or asserted against a Protected Party which would not have arisen if the Security Documents had not been executed; and

         (d) in respect of any matter or thing done or omitted in any way relating to the Trust Property or the provisions of any of the Security Documents.

         The rights conferred by this clause 20.3 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Security Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs, claims, charges or expenses incurred or suffered by it in connection with any of the Security Documents or the performance of any duties under any of the Security Documents. Nothing contained in this clause 20.3 shall entitle any Protected Party to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person's own gross negligence or wilful misconduct.

20.4     DISCLAIMER

         Neither the Facility Agent, the Security Agent, nor any Arranger or Underwriter accepts responsibility to any other Finance Party for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and neither the Facility Agent, the Security Agent, nor any Arranger or Underwriter shall be under any liability to any other Finance Party as a result of taking or omitting to take any action in relation to any Finance Document (except in the case of its gross negligence or wilful misconduct).

20.5     NO ACTIONS AGAINST INDIVIDUALS

         Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent, the Security Agent, any Arranger or Underwriter any claim it may have against any of them in respect of the matters referred to in clause 20.4.

20.6     CREDIT APPRAISALS

         It is agreed by each Bank, by virtue of its execution of this Agreement or its accession to this Agreement, that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group, and, accordingly, each Bank confirms to the Facility Agent, the Security Agent, and each Arranger and Underwriter that it:

         (a) does not enter into this Agreement nor accede to it on the basis of and has not relied on and will not rely on any statement, opinion, forecast or other representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made by, or agreed to, the Facility Agent, the Security Agent, any Arranger, any Underwriter or any other Bank to induce it to enter into this Agreement or any other Finance Document except as expressly set out therein and the remedies available in respect of any such misrepresentation or untrue statement made to such Bank shall be limited to a claim for breach of contract under this Agreement; and

         (b) has not relied on and will not rely on the Facility Agent, the Security Agent, any Arranger, any Underwriter or any other
                 Bank:

                 (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by or on behalf of any member of the Group in connection with any Finance Document and/or the transactions contemplated in the Finance Documents (whether or not such information has been or is after the date of this Agreement circulated to such Bank by the Facility Agent, the Security Agent, any Arranger or Underwriter or as the case may be any other Bank); or

                 (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

         Provided that clause 20.6(a) shall not apply to any statement or representation made fraudulently, or to any provision of this Agreement which was induced by fraud for which the remedies available shall be all those available under English law.

20.7     EXONERATION OF RELATED PERSONS

         All the provisions of this clause 20 and of any other provision of any Finance Document protecting (including indemnifying) or limiting the liability of any Finance Party, or exonerating it from liability or responsibility, which may enure to the benefit of the such Finance Party shall also be deemed to be given for the benefit of the Security Agent and all Related Persons to whom they are capable of relating or in respect of whom they are capable of taking effect.

20.8     PRE-CONTRACTUAL EFFECT OF EXONERATION

         For the avoidance of doubt, the guarantee, indemnity, exonerations and other protections in favour of the Facility Agent, the Security Agent, the Arrangers, the Underwriters and the Related Persons contained in the Finance Documents shall take effect in respect of all events, action and omissions occurring before the execution and completion of this Agreement as well as events, actions and omissions occurring on or after its execution and completion and to the extent that any liability should be adjudged to have arisen prior to the date of this Agreement, such liability is hereby completely released.

20.9     COMMON PARTIES

         Notwithstanding that the Facility Agent and the Security Agent may from time to time be the same entity, the Facility Agent and the Security Agent have entered into this Agreement in their separate capacities as agent or (as appropriate) security agent and trustee for the Finance Parties provided that, where this Agreement provides for the Facility Agent or Security Agent to communicate with or provide instructions to another Facility Agent or Security Agent while the two parties in question are the same entity, it will not be necessary for there to be any such formal communication or instructions.


21.      ENFORCEMENT AND RECOVERIES

21.1     OBLIGATIONS OWED BY OBLIGORS TO FINANCE PARTIES

         Each Obligor agrees that:

         (a) the security comprised in the Security Documents may be enforced, realised and distributed by the Security Agent and Facility Agent in accordance with their respective powers and obligations to the Finance Parties set out in clauses 18 and 19;

         (b) the obligations and liabilities the subject of the Security Documents shall only be discharged by virtue of receipt or recovery by the Security Agent of monies, or of payments made by the Security Agent hereunder, to the extent that the ultimate recipient actually receives monies from the Security Agent hereunder;

         (c) if it receives any sum from any person which, pursuant to the Finance Documents, should have been paid to the Security Agent, such sum shall be held on trust for the Finance Parties and shall forthwith be paid over to the Security Agent;

         (d) it hereby waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the security created pursuant to the Facility Documents be enforced in any particular order or manner or that any sum received or recovered from any person or by virtue of the enforcement of any of the security or any other Encumbrance of any nature over any assets or revenues, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied, whether on receipt or recovery or at any time thereafter.

21.2     OBLIGATIONS OWED BY FINANCE PARTIES TO FACILITY AGENT AND SECURITY
         AGENT

         The Finance Parties agree between themselves:

         (a) to furnish to the Facility Agent, for transmission to the Security Agent, such information as the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable for the purpose of enabling the Security Agent to perform its functions as trustee or administrator;

         (b) to co-operate with each other and with the Security Agent and any Receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 19.1; and

         (c) not to take any action separately to enforce or attempt to enforce any of the Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by any of the Security Documents.

21.3     PERPETUITY PERIOD

         The trusts constituted or evidenced in or by the Security Documents shall remain in full force and effect during the Trust Period.

22.      DETERMINATION OF MATTERS

22.1     MAJORITY BANK MATTERS: AMENDMENTS AND WAIVERS

         Except as provided in clause 22.4 and 22.5 (Unanimous consent), with the prior written consent of the Majority Banks, the Facility Agent (or as the case may be, the Security Agent) and the Primary Borrower may from time to time:

         (a) enter into written amendments, supplements or modifications to the Finance Documents (however fundamental) for the purpose of adding any provisions to the Finance Documents or changing in any manner the rights and/or obligations of any of the Borrowers, the Facility Agent, the Security Agent and the Banks; and

         (b) execute and deliver to any Borrower a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Facility Agent (or, as the case may be, Security Agent) may specify in such instrument, any of the requirements of any of the Finance Documents, or giving any consents or approvals thereunder.

22.2     DOCUMENTATION OF MAJORITY BANK CHANGES

         Any action so authorised and effected by the Facility Agent or the Security Trustee under clause 22.1 shall be documented in such manner as the Facility Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Facility Agent and (without prejudice to the generality of clause 17.3) shall be binding on all the Banks.

22.3     MAJORITY BANK MATTERS: ENFORCEMENT

         If the Facility Agent makes a declaration under clause 12.2 the Facility Agent shall, in the names of all the Banks, take such action on behalf of the Banks and conduct such negotiations with any Borrower and any other members of the Group and generally administer the Advances in accordance with the wishes of the Majority Banks. All the Banks shall be bound by the provisions of this clause 22.3 and no Bank shall be entitled to take action independently against any Borrower or any other member of the Group without the prior consent of the Majority Banks.

22.4     ALL BANK MATTERS: AMENDMENTS AND WAIVERS

         Except with the prior written consent of all the Banks, the Facility Agent shall not have authority on behalf of the Banks to agree with any Borrower any amendment or modification to this Agreement or to vary or waive breaches of or defaults under or otherwise excuse performance of any provision of this Agreement by any Obligor, if the effect of such would be to:

         (a)     reduce the Applicable Margin;

         (b) postpone the due date or reduce the amount of any payment of principal, interest, commitment commission or other amount payable by any Borrower under this Agreement;

         (c) change the currency in which any amount is payable by any Borrower under this Agreement;

         (d) have the effect of changing the amount of any Facility, any Bank's Commitment or the principal or face amount or currency of any Advance;

         (e) extend any period during which a Drawdown Notice may be delivered;

         (f) change any provision of this Agreement which expressly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

         (g) change the definitions of Borrowed Moneys, Security Interests, Event of Default, Major Default, Majority Banks, Default, Cancellation Date, Certain Funds Period, Available Commitment Termination Date or Substitution Certificate;

         (h)     change clause 15.2 (Pro-rata Payments) or clause 3.3; or

         (i)     change this clause 22 or clause 23.

22.5     ALL BANK MATTERS: SECURITY

         Except with the prior written consent of all the Banks, the Facility Agent shall not have authority on behalf of the Banks to authorise the Security Agent to agree amendments or modifications to the Security Documents with the members of the Group (or the Parent on their behalf) and/or vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the Security Documents by any member of the Group if the effect of such would be to:

         (a) release any member of the Group from the security constituted by any Security Document;

         (b) release any of the Charged Assets from the security constituted by any Security Document other than any such release (pursuant to (a) or (b)) as part of a disposal made pursuant to the terms of this Agreement or once the Facilities have been repaid and/or discharged in full and the Finance Period has terminated;

         (c) agree with the Parent or any other member of the Group any amendment of, or action in relation to, any of the Security Documents which would have the effect of:

                 (i) extending the due date or reducing the amount of any payment under any Security Document or

                 (ii) changing the currency in which any amount is payable under any Security Document.

22.6     EXECUTION OF NEW SECURITY

         For the purposes of this clause 22 it is expressly agreed and acknowledged that the execution of a guarantee and/or deed of adherence by a new Subsidiary or other Obligor or proposed Obligor or any deed or instrument pursuant to a further assurance provision in this Agreement or the other Finance Documents shall not constitute an amendment or modification to, or variation of, any of the Finance Documents.

22.7     VETO OF SECURITY AGENT AND FACILITY AGENT

         Regardless of any other provision in this Agreement, the Facility Agent, or as the case may be, the Security Agent, shall not be obliged to agree to any such waiver, amendment, supplement or modification if it would:

         (a)     amend, modify or waive any provision of clause 22; or

         (b) otherwise amend, modify or waive any of the Facility Agent's, the Arrangers' or the Security Agent's rights under any of the Finance Documents or subject the Facility Agent or the Security Agent to any additional obligations under such documents.

22.8     ADMINISTRATIVE DETERMINATIONS

         The Facility Agent may determine purely administrative matters without reference to the Banks.

23.      BASIS OF DECISIONS

23.1     MEANING OF MAJORITY BANKS

         Where this Agreement or any of the Security Documents provides for any matter to be determined by reference to the opinion of, or to be subject to the consent or request of, the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions, but so that (as between the Obligors and the Finance Parties) the Obligors shall each be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks when notified to this effect by the Facility Agent whether or not this is the case.

23.2     NOTICE TO MAJORITY BANKS

         If, within 10 Banking Days (or in the case of any approval sought under clause 10.4, 2 Banking Days) of the Facility Agent despatching to each Bank a notice requesting instructions (or confirmation of instructions) from the Banks or the agreement of the Banks to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Facility Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (subject to clause 23.4) the Facility Agent shall treat any Bank which has not so responded as having indicated a desire to be bound by the wishes of 66 2/3 per cent. of those Banks (measured in terms of the relevant Contributions or, if none, the relevant Commitments of those Banks) which have so responded. Any Bank which notifies the Facility Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

23.3     MEANING OF ALL BANKS

         Where this Agreement or any other Finance Document, provides for any matter to be determined by reference to the opinion of, or to be subject to the consent of or request of all of the Banks or the Banks acting unanimously or for any action to be taken on the instruction of all the Banks such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by all the Banks (or the Banks acting unanimously) if all the Banks shall have received prior notice (the "AGENT'S NOTICE") of such matter containing a request for written instructions from such Bank to be received by the Facility Agent or, as the case may be, the Security Agent within ten Banking Days of the receipt (or the deemed receipt pursuant to clause 25.1(b)) of the Agent's Notice. If, in respect of a Bank, the Facility Agent or the Security Agent, as appropriate:

         (a) shall not have received written instructions in respect of such matter from such Bank; and

         (b) the Facility Agent or Security Agent shall have received written instructions in respect of such matter from at least five other Banks,

         in each case within such time period (and subject to clause 23.4), such Bank shall be deemed to have irrevocably renounced and waived its right to make any such determination, approval, consent or provide instructions to the Facility Agent or the Security Agent in respect of such matter; shall not have any rights, recourse or remedy against the Facility Agent or the Security Agent in respect of such matter; and shall be bound (as shall each of the Obligors) by the determination, approval, consent or instructions of the other Banks in respect of such matter. Clauses 23.1 and 23.2 shall not apply in relation to those matters which are to be decided by all the Banks.

23.4     LATE RESPONSES

         In any case where a Bank fails to respond within the time limit set down under clauses 23.2 or 23.3, such Bank's response, if it responds before any determination or instruction is acted upon or communicated to any Obligor, will be taken into account as if it had been received within the time limit Provided that the Facility Agent has received actual notice of such response before any such action or communication.

23.5     COSTS

         If any Borrower requests, or if the Facility Agent requires in accordance with clause 10.3(c) or any other provision of this Agreement, any amendment, supplement, modification or waiver under clause 22.1 (Majority Bank matters) or clauses 22.4 or 22.5 (All Bank matters), then the Borrowers shall, on demand by the Facility Agent, reimburse the Facility Agent for all costs and expenses (including legal fees), together with any VAT on them, incurred by the Facility Agent in the negotiation, preparation and execution of any written instrument contemplated by clause 22.1 (Majority Bank matters) or clauses 22.4 or 22.5 (All Bank matters).

23.6     NO PARTNERSHIP

         This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

23.7     CHANGE OF REFERENCE BANKS

         If:

         (a) the whole of the Contributions (if any) of any Reference Bank are prepaid;

         (b) the Commitments (if any) of any Reference Bank are reduced to zero prior to the end of the Finance Period;

         (c) a Reference Bank novates the whole of its rights and obligations (if any) as a Bank under this Agreement; or

         (d) a Reference Bank ceases to provide quotations to the Facility Agent upon request for the purposes of determining LIBOR (where such quotations are required having regard to the definition of "LIBOR" in clause 1.2)

         the Facility Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and after consultation with the Primary Borrower appoint another Bank to replace such Reference Bank.

24.      MATTERS CONCERNING THE BORROWERS

24.1     ADDITIONAL BORROWER

         The Primary Borrower may, at any time during the term of this Agreement (unless a Default shall have occurred and be continuing), notify the Facility Agent that a Permitted Borrower is to be designated as an additional Borrower under the Revolving Credit Facility. Such notice shall be in writing and signed by the Primary Borrower and the relevant Permitted Borrower and shall take effect in accordance with its terms on the condition that:

         (a) such Permitted Borrower shall have entered into an Accession Certificate with the Facility Agent which, subject to (b) below, the Facility Agent shall execute on behalf of all the parties to this Agreement (and all such parties so authorise the Facility Agent without any further consent of, or consultation with, such party); and

         (b) such Permitted Borrower, before entering into such an Accession Certificate, shall have fulfilled all appropriate conditions precedent, as notified to the Primary Borrower by the Facility Agent, to the satisfaction of the Facility Agent including the delivery to the Facility Agent of the documents and evidence referred to in Part C of Schedule 3 in form and substance satisfactory to the Facility Agent.

         Upon satisfaction of such conditions such Permitted Borrower shall become a party to this Agreement in the capacity of a Borrower in respect of the Revolving Credit Facility and shall assume all the obligations and rights of such a Borrower under this Agreement.

24.2     PRIMARY BORROWER AS OBLIGORS' AGENT

         Each Obligor by its execution of this Agreement or an Accession Certificate, as the case may be, irrevocably appoints and authorises the Primary Borrower:

         (a) as agent for each Borrower and Bidco to receive all notices, requests, demands or other communications under this Agreement which shall, without prejudice to any other effective mode of serving the same, be properly served on the Obligor concerned if served on the Primary Borrower in accordance with clause 25.1; and

         (b) to give all notices (including any Drawdown Notices) and instructions and make such agreements expressed to be capable of being given or made by such Obligor or Obligors in this Agreement (including an agreement for the continuance of any guarantee or security) notwithstanding that they may affect such Obligor without further reference to, or the consent of, such Obligor and such Obligor shall, as regards the Finance Parties, be bound thereby as though such Obligor itself had given such notice or instructions or made such agreement.

24.3     OBLIGATIONS UNCONDITIONAL

         The obligations of each Obligor under this Agreement and the Security Documents are unconditional and irrevocable (subject to the express provisions of this Agreement or any Security Document) and shall not be in any way affected or discharged by reason of any matter affecting the Offer or the Acquisition (or the Offer Documents). Each Obligor acknowledges that any approval or authorisation given under this Agreement or a Security Document by a Finance Party in relation to the Offer or the Acquisition (or the Offer Documents) shall not constitute any representation or warranty by such (or any) Finance Party as to the adequacy or effectiveness of such Offer or the Acquisition (or the Offer Documents), the purchase consideration payable by Bidco, the commercial advisability of any Obligor or Bidco entering into the arrangements contemplated thereby or otherwise.

24.4     OBLIGATIONS SEVERAL

         The obligations of each Obligor under this Agreement and the Security Documents are several and the failure of any Obligor to perform such obligations shall not release any other Obligor of its obligations under this Agreement.

24.5     STAND-ALONE REVOLVING CREDIT FACILITY TO REC

         The Finance Parties and the Obligors agree that they shall as soon as reasonably practicable after the date of the Press Release agree the form of an agreement for a stand-alone revolving credit facility to be made available by the Banks to REC (the "REC Facility Agreement").
         The REC Facility Agreement shall be entered into between the Finance Parties and REC upon the Unconditional Date and, upon such date, the Commitment of each Bank in respect of the Revolving Credit Facility shall reduce by an amount equal to the commitment assumed by such Bank under the REC Facility Agreement. The REC Facility Agreement shall be on terms and subject to conditions identical, mutatis mutandis, to the terms and conditions of the Revolving Credit Facility as set out herein save that it shall:

         (a) create a commitment on the part of each of the Banks (pro rata to their respective Proportions) of an aggregate amount of L.250,000,000;

         (b)     be available for the general corporate purposes of REC;

         (c) have an Applicable Fees Rate of 0.25% and an Applicable Margin of 0.50%;

         (d) contain no covenants, representations and warranties or events of default referencing any person other than REC and that all such covenants, representations and warranties and events of default shall be confined to, and to events occurring in respect of, the REC (but otherwise corresponding where applicable, to the covenants, representations and warranties and events of default in this Agreement which by their terms herein operate to include the REC Group) and without limitation to the above the following clauses shall not appear in the REC Facility Agreement: 9.2, 10.2(e), (f), (g), 10.4, 10.5, 10.6, 11.1(f), 12.1(o)(i), (ii) or (iii), 12.1(w), and
                 any covenant contained in clause 10.3 shall be replaced by the covenant in clause 20.14(b) of the agreement between the Target, Citibank International plc (as agent), Barclays Bank PLC and Midland Bank plc dated 5 August 1996.

         Following such stand-alone REC facility being executed:

                 (i) the Revolving Credit Facility shall reduce by the principal amount of the commitment created under such stand-alone REC facility; and

                 (ii) amounts committed or outstanding thereunder shall not be deemed to be committed or outstanding under this Agreement.

25.      NOTICES AND OTHER MATTERS

25.1     ADDRESS FOR NOTICE

         Every notice, request, demand or other communication under this Agreement shall:

         (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

         (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter, when delivered personally or 2 days after it has been put into the post and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the time of despatch of any telefax is after close of business in which case it shall be deemed to have been received at the opening of business on the next business day); and

         (c)     be sent:

                 (i) to the Primary Borrower (for itself, Bidco, Finco 2 and the other Borrowers) at:

                          Kempson House
                          Camomile Street
                          London EC3A 7AN

                          Telefax:         +44 171 283 6500
                          Attention:       Andrew Bamber/Marcus Dougherty

                 (ii)     to the Facility Agent at:

                          Chase Manhattan International Ltd
                          Trinity Tower
                          9 Thomas More Street
                          London E1 9YT

                          Telefax:         +44 171 777 2353
                          Attention:       Stephen Clarke

                 (iii)    to the Security Agent at:

                          Chase Manhattan International Ltd
                          Trinity Tower
                          9 Thomas More Street
                          London E1 9YT

                          Telefax:         +44 171 777 2353
                          Attention:       Stephen Clarke

                 (iv)     to the Issuing Bank at:

                          The Chase Manhattan Bank
                          Trinity Tower
                          9 Thomas More Street
                          London E1 9YT

                          Telefax:         +44 171 777 2353
                          Attention:       Stephen Clarke

                 (v) to each Bank at its address or telefax number specified in schedule 1 or in, or pursuant to, any relevant Substitution Certificate

                 (vi)     to the Arrangers:

                          Chase Manhattan plc
                          125 London Wall
                          London EC2Y 5AJ

                          Telefax:         +44 171 777 3840
                          Attention:       Cheryl Boucher/Kristian Orssten

                          Lehman Brothers International
                          3 World Financial Center
                          10th Floor
                          200 Vesey Street
                          New York
                          NY 10285

                          Telefax:         001 212 528 0819
                          Attention:       Michele Swanson

                          Merrill Lynch Capital Corporation
                          C/o Merrill Lynch & Co
                          World Financial Center
                          North Tower
                          250 Vesey Street
                          New York
                          NY 10281

                          Telefax:         001 212 447 8405
                          Attention:       Chris Reilly

                 or to such other address or telefax number as is notified by the Primary Borrower, or a Finance Party, as the case may be, to the other parties to this Agreement.

25.2     NOTICE TO FACILITY AGENT

         Every notice, request, demand or other communication under this Agreement to be given by a Borrower shall be given by the Primary Borrower and by the Primary Borrower to any other party shall be given to the Facility Agent for onward transmission as appropriate and to be given to a Borrower shall (except as otherwise provided in this Agreement) be given by the Facility Agent to the Primary Borrower.

25.3     NO IMPLIED WAIVER, REMEDIES CUMULATIVE

         No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement and each of the Security Documents are cumulative and are not exclusive of any remedies provided by law.

25.4     ENGLISH TRANSLATIONS

         All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the Finance Parties shall be entitled to rely.

25.5     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

25.6     SEVERANCE

         If any provision of this Agreement is held to be illegal, invalid or unforceable in whole or in part this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.


26.      GOVERNING LAW AND JURISDICTION

26.1     LAW

         This Agreement shall be governed by English law.

26.2     SUBMISSION TO JURISDICTION

         The parties to this Agreement agree for the benefit of the Finance Parties that:

         (a) if any party has any claim against any other arising out of or in connection with this Agreement, such claim shall (subject to clause 26.2(c)) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

         (b) the jurisdiction of the High Court of Justice in England over any such claim against any Finance Party shall be a non-exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

         (c) nothing in this clause 26.2 shall limit the right of any Finance Party to refer any such claim against any Borrower to any other court of competent jurisdiction outside England, to the jurisdiction of which any Borrower hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   SCHEDULE 1

                        THE BANKS AND THEIR COMMITMENTS


===========================================================================================================
                                                                 COMMITMENTS
-----------------------------------------------------------------------------------------------------------

                BANK                 ACQUISITION FACILITY       INTERIM FACILITY       REVOLVING CREDIT
                                              L.                       L.                  FACILITY
     ADDRESS AND TELEFAX NUMBER                                                               L.
-----------------------------------------------------------------------------------------------------------
 The Chase Manhattan Bank                    591,666,667              383,333,334           233,333,334

 125 London Wall
 London
 EC2Y 5AJ

 Fax: +44 171 777 3840
 Attn: Jane Ritchie
-----------------------------------------------------------------------------------------------------------

 Lehman Commercial Paper Inc.                591,666,666              383,333,333           233,333,333

 3 World Financial Center
 10th Floor
 200 Vesey Street
 New York
 NY 10285

 Fax: +212 528 0819
 Tel:  +212 526 0330
 Attn: Michele Swanson
-----------------------------------------------------------------------------------------------------------

 Merrill Lynch Capital                       591,666,667              383,333,333           233,333,333
 Corporation

 4 World Financial Center
 C/o Merrill Lynch & Co
 North Tower
 7th Floor
 250 Vesey Street
 New York
 NY 10281 1307

 Tel: +212 449 8405
 Attn: Chris Reilly
===========================================================================================================

                                   SCHEDULE 2

                            FORMS OF DRAWDOWN NOTICE


                                     PART A

                      THE ACQUISITION AND INTERIM FACILITY


To:      [NAME AND ADDRESS OF FACILITY AGENT]
                                                                          [DATE]

Attention:
                L.   CREDIT FACILITIES AGREEMENT DATED     1998

1. We refer to the above Agreement and hereby give you notice that we wish to draw down an [Acquisition/Interim] Advance [under the Loan Note Facility]:

         (a)         on         19 ;

         (b)         in the sum of L. ;

         (c)         [with a first Interest Period in respect thereof of
                     .............. months.]  [with the first Interest
                     Period in respect thereof to expire on
                     ............................. 19      ] ; and

         (d) [the proceeds of such Advance to be credited to [NAME AND NUMBER OF ACCOUNT] at [NAME OF BANK IN LONDON] [Loan Note Collateral Account].

2. We confirm that each condition specified in clause 3 is satisfied on the date of this Drawdown Notice.] OR

3.       We confirm that:

         (a)         the Advance is an Offer Advance;

         (b) [the date of this Drawdown Notice is within the Certain Funds Period; and]

         (c) each condition in clause 3.3 is satisfied on the date of this Drawdown Notice.]


3. Words and expressions defined in the Agreement shall have the same meanings where used herein.

                              For and on behalf of
                             TU FINANCE (NO. 1) LTD


                         ------------------------------
                                    Director

                                     PART B

                         THE REVOLVING CREDIT FACILITY


To:      [NAME AND ADDRESS OF FACILITY AGENT]
                                                                          [DATE]
Attention:

             L.      CREDIT FACILITIES AGREEMENT DATED         1998


1. We refer to the above Agreement and hereby give you notice that [NAME OF BORROWER] wishes to draw a Revolving Credit Advance:

         (a)     on o 19        ;

         (b)     in the sum of L.      ;

         (c)     with a Maturity Period in respect thereof of        months; and

         (d) the proceeds of such fund to be credited to [NAME AND NUMBER OF ACCOUNT] with [DETAILS OF BANK IN LONDON].

2.       We confirm that:

         (a) no event or circumstance has occurred and is continuing which constitutes a Default; and

         (b) the applicable representations and warranties contained in clause 9 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

3. Words and expressions defined in the Agreement shall have the same meanings where used herein.


                              For and on behalf of
                               [NAME OF BORROWER]


                         ------------------------------
                                    Director

                                     PART C

                               LETTERS OF CREDIT


To:      [NAME AND ADDRESS OF FACILITY AGENT]


Attention:

                                                                          [DATE]

               L.     CREDIT FACILITIES AGREEMENT DATED      1998

1. We refer to the above Agreement and hereby give you notice that [NAME OF BORROWER] requests the Issue of a Letter of Credit as follows:

         (a)              Drawdown Date: [             ]

         (b)              Expiry Date: [                 ]

         (c)              Currency: [               ]

         (d)              Beneficiary: [              ]

         (e)              Amount: [              ]

         (f)              Purpose: [                         ]

         (g)              Issue instructions: [           ]

         (f)              Documents required to be presented:  [      ].

2.       We confirm that:

         (a) no event or circumstance has occurred and is continuing which constitutes a Default; and

         (b) the applicable representations and warranties contained in clause 9 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

3. Words and expressions defined in the Agreement shall have the same meanings where used herein.

                              For and on behalf of
                               [NAME OF BORROWER]



                            ----------------------

                                   Director

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

         PART A DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT
                    PRIOR TO THE ISSUE OF THE PRESS RELEASE

(a) Certified copies of the memorandum and articles of association and the certificate of incorporation and any change of name certificates of the Primary Borrower, Finco 2 and Bidco, in the agreed form.

(b) Certified copies of resolutions of the shareholders and the board of directors of each of the Primary Borrower, Finco 2 and Bidco in the agreed form approving:

         (i) the execution and delivery of and the performance of their respective obligations under the Finance Documents to which they are a party;

         (ii) the acquisition of the Target on the terms and subject to the conditions set out in the Offer Documents and the issuing of the Offer Documents;

         (iii)   the execution and completion of the Investment Agreement; and

         (iv) (in the case of the shareholders' resolutions) the adoption of their respective articles of association,

         and authorising a person or persons (specified by name or office) on behalf of each of them to sign such documents and any other documents to be delivered by them under such documents.

(c) A certificate of a duly authorised signatory of each of the Primary Borrower, Finco 2 and Bidco setting out the names and specimen signatures of the persons authorised to sign on behalf of such companies the documents referred to in clause (b) above and any other documents to be delivered by such companies pursuant to them, and confirming that the resolutions referred to in (b) above are still in effect and have not been varied or rescinded.

(d) The opinions of Lovell White Durrant, English solicitors for the Facility Agent and (in the agreed form) of the Parent's US counsel.

(e) Certified copies of the Press Release and the Offer Documents, each as despatched by Bidco, and of the Loan Note Instrument (in the agreed form) and the Investment Agreement (duly executed).

(f)      The Agreed Projections.

(g)      Certified copies of the Coalco Disposal Agreement and the Escrow
         Agreement.

(h) A side letter from the Parent to the Facility Agent in the agreed form confirming that it is aware of the terms of this Agreement, that it and its Subsidiaries will comply with clear market and syndication obligations in the same terms as are in clause 10.2(e) and clause 16.16, and that it will:

         (i) not permit the memorandum and articles of association of the Primary Borrower to be amended without the prior written consent of the Facility Agent;

         (ii) not receive any dividends, distributions or other payments from the Primary Borrower or any other member of the Group save as permitted by clause 11.1(f), and in the event that it does receive any such payments in breach of clause 11.1(f), it will hold them on trust for the payer and forthwith return them to the payer; and

         (iii) provide and maintain appropriate senior management for the Group during the continuance of the Facilities.

(i)      A report from Coopers & Lybrand in the agreed form.

(j) The Fee Letters, duly executed and countersigned, and the fees and expenses payable under the Fee Letters and under clause 7 on or before the date of issue of the Press Release.

(k)      The Syndication Letter, duly countersigned.

(l) Written confirmation that an option has been purchased to buy a fixed sum of L. Sterling with the amount of the Coal Proceeds.


         PART B DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT
                             TO THE FIRST DRAWDOWN

(a) Written confirmation from a duly authorised officer of the Primary Borrower that the Office of Fair Trading has announced that it is not the intention of the Secretary of State for Trade and Industry to refer the Acquisition, or any matters arising from it, to the Monopolies and Mergers Commission.

(b) Evidence satisfactory to the Facility Agent, to the Arrangers and the Banks dated as at the date of the first Drawdown Notice that completion of the Coalco Disposal Agreement is unconditional in all respects save for any condition or conditions relating to the Offer becoming unconditional in all respects, and that the consideration required for the purchaser to complete the Coalco Disposal Agreement has been received in full by the Escrow Agent (as defined in the Escrow Agreement), subject to the Escrow Agreement, and that such amount will be released unconditionally to the Target without the need for any further confirmations, consents, permissions or actions from or on the part of any person, save only for the confirmation (referred to in (d) below) from the financial advisers to the Offer that the Offer has become unconditional in all respects.

(c)      Evidence satisfactory to the Facility Agent that

         (i) the Parent (in respect of 90% of the required amount) and Texas Utilities Services Inc. (in respect of 10%) have invested an amount of L.1,678,082,000 in cash in subscription for equity share capital in the Primary Borrower and Finco 2 respectively; and

         (ii) the Primary Borrower has in turn invested the entire sum subscribed under paragraph (i) above by way of equity share capital into Finco 2, and Finco 2 shall have invested the entire sum (including the subscription monies provided by TU Services Inc.) by way of equity share capital into Bidco; and

         (iii) the cash proceeds of such investments referred to in (ii) above have been paid in full by Bidco to the receiving bankers for the financing of the Acquisition; and

         (iv) all shares acquired at such time pursuant to the Loan Note Alternative and the Share Alternative have been transferred to and are beneficially owned by Bidco.

(d) A certified copy of the announcement by the financial advisers to the Offer that the Offer has become or has been declared unconditional in all respects.

(e) All share certificates representing Target Shares which Bidco owns as at the first Drawdown Date, together with stock transfer forms executed in blank to enable the Security Agent or its nominee to become registered as the owner of such shares, except to the extent that such share certificates are lodged with the receiving bankers to the Offer or any brokers executing market purchases on the Parent or Bidco's behalf and are covered by the acknowledgement issued by such persons to the Security Agent referred to in sub-clause (k) of Part A of this Schedule.

(f) Written confirmation from a duly authorised officer of the Primary Borrower that the terms and conditions of the Offer have not been waived, amended, varied or declared to be satisfied other than in compliance with the terms of this Agreement.

(g) The fees and expenses payable under the Fees Letters and under clause 7 on or before the Unconditional Date.

(h) The Loan Note Instrument, duly executed by the parties thereto; the Debenture, duly executed by the Primary Borrower, Finco 2 and Bidco; and the Share Charge duly executed by Texas Utilities Services Inc., together with:

         (i) such directions by Bidco to, and/or undertakings from, the trustees of the American Depositary Receipts and American Depositary Shares and/or the person performing similar functions to the Receiving Bankers to the offer in the United States as the Agent, acting reasonably and on counsel's advice, considers to be normal and appropriate for perfecting a valid security interest in the United States over such depositary receipts and depositary shares; and

         (ii) share certificates and stock transfer forms executed in blank in respect of the whole of the issued share capital of Finco 2 and Bidco;

(i)      Certified copies of:

         (i) the agreement appointing Royal Bank of Scotland plc as receiving bankers to the Offer, in the agreed form; and

         (ii) the notice to the receiving bankers and any brokers engaged to purchase Target Shares in the market and their acknowledgement, each in the form set out in the Third Schedule to the Debenture.

               PART C TO BE DELIVERED BY EACH PERMITTED BORROWER

(a) A certified copy of the certificate of incorporation and the memorandum and articles of association of the Permitted Borrower.

(b) A certified copy of the resolutions of the board of directors of the Permitted Borrower evidencing approval of this Agreement and the Security Documents (to which that company is a party) and authorising its appropriate duly authorised officers to execute and deliver this Agreement and those Security Documents and to give all notices and take all other action required by the relevant company under this Agreement and those Security Documents.

(c) Specimen signatures, authenticated by the company secretary or a director of the Permitted Borrower, of the persons authorised in the resolutions of the board of directors referred to in paragraph (b) above.

(d)      The Accession Certificate duly executed by the Permitted Borrower.

(e) A certificate of a director of the Permitted Borrower certifying that the borrowing and/or guaranteeing of the Total Commitments in respect of the Revolving Credit Facility would not cause any borrowing limit binding on the Permitted Borrower to be exceeded.

(f) A cross-guarantee executed by the Permitted Borrower and the other Revolving Credit Facility Borrowers in favour of the Security Agent of each other's liabilities under the Revolving Credit Facility (excluding any such liabilities which the relevant Borrower is not permitted by law to guarantee), in the form required by the Facility Agent.

                                   SCHEDULE 4

                         CALCULATION OF ADDITIONAL COST

1. The Additional Cost for any period shall (subject to paragraph 5 below) be calculated in accordance with the following formula:

                   BY + L(Y X) + S(Y Z)  per cent per annum
                   --------------------
                                    100 (B + S)

         where on the day of application of the formula:

         B is the percentage of the Facility Agent's eligible liabilities which the Bank of England then requires the Facility Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Sterling deposits are offered by the Facility Agent to leading banks in the London Interbank Market at or about 11 a.m. on that day for the relevant period;

         L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Facility Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England;

         X is the rate at which secured Sterling investments may be placed by the Facility Agent with members of the London Discount Market Association at or about 11 a.m. on that day for the relevant period or, if greater, the rate at which Sterling bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11 a.m. on that day;

         S is the percentage of the Facility Agent's eligible liabilities which the Bank of England requires the Facility Agent to place as a special deposit; and

         Z is the interest rate expressed as a percentage per annum allowed by the Bank of England on special deposits.

2.       For the purpose of this schedule 4:

2.1 "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

2.2 "RELEVANT PERIOD" in relation to each period for which Additional Cost falls to be calculated means:

          (a)    if it is 3 months or less, that period; or

          (b)    if it is more than 3 months, 3 months.

2.3 In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5 per cent and Y = 15 per cent BY is calculated as 0.5 x 15.

2.4 The formula shall be applied on the first day of each relevant period. Each amount shall be rounded up to the nearest four decimal places.

2.5 If the Facility Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Facility Agent (after consultation with the Banks) shall notify the Primary Borrower of the manner in which the Additional Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the parties.

                                   SCHEDULE 5

                        FORM OF SUBSTITUTION CERTIFICATE
                          (REFERRED TO IN CLAUSE 16.5)

NB       1.      Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.

         2. It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Bank by the Substitute in consideration of the novation (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Effective Date is a rollover date, mismatches of parties' funding may arise. This Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Bank may grant to the Substitute pending the Effective Date.




To: [NAME OF FACILITY AGENT] on its own behalf, as Facility Agent and on behalf of each other party to the Agreement mentioned below.

Attention:                                                                [DATE]

                            SUBSTITUTION CERTIFICATE

This Substitution Certificate relates to a L.[    ] Facilities Agreement (the
"AGREEMENT") dated 2 March 1998 between TU Finance (No. 1) Ltd as the initial Borrower (1) TU Finance Ltd and Bidco (2), Chase Manhattan plc, Lehman Brothers International, Merrill Lynch Capital Corporation as Arrangers (3), various banks and financial institutions as Underwriters (4) The Chase Manhattan Bank as Issuing Bank (5) Chase Manhattan International Limited as Facility Agent (6) and Chase Manhattan International Limited as Security Agent (7). Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1. [Existing Bank] (the "EXISTING BANK") (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [Substitute Bank] (the "SUBSTITUTE") to accept by way of novation the portion of such participation specified in the schedule to this Substitution Certificate by counter-signing and delivering this Substitution Certificate to the Facility Agent at its address for the service of notices specified in the Agreement.

2. The Substitute hereby requests the Facility Agent (on behalf of itself, the other Finance Parties, the Borrowers and all other parties to the Agreement) to accept this Substitution Certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 16.5 of the Agreement so as to take effect in accordance with the terms of such clause 16.5 on [date of transfer] (the "EFFECTIVE DATE") or on such later date as may be determined in accordance with the terms of the Agreement.

3. The Facility Agent (on behalf of itself, the other Finance Parties, the Borrowers and all other parties to the Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 16.5 of the Agreement so as to take effect in accordance with the terms of such clause 16.5.

4.       The Substitute confirms:

         (a) that it has received a copy of the Agreement and each of the Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

         (b) that it has not relied upon any statement, opinion, forecast or other representation or warranty made by the Existing Bank or any other party to induce it to enter into this Substitution Certificate;

         (c) that it has made and will continue to make, without reliance on the Existing Bank or any other Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of any Borrower and the Group and its own independent investigation of the financial condition, prospects and affairs of any Borrower and the Group in connection with the making and continuation of the Facilities under the Agreement and the other Finance Documents;

         (d) that neither the Existing Bank nor any other Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any other member of the Group whether coming into its possession before the making of any Advance or at any time or times thereafter, other than (in the case of the Facility Agent) as provided in clause 19.1 of the Agreement;

         (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Agreement, the Security Documents, any other Finance Document and this Substitution Certificate and has not relied and will not rely on the Existing Bank or any other Finance Party or any statements made by any of them in that respect;

         (f) that, accordingly, none of the Existing Bank nor any other Finance Party makes any representations or warranties in respect of, or shall have any liability or responsibility to the Substitute in respect of, any of the foregoing matters or any other matter referred to in clause 20 of the Agreement;

         (g)       that it is a Qualifying Bank; and

         (h) that it has signed an appropriate confidentiality undertaking issued by the Existing Bank.

5. The Substitute hereby undertakes to the Existing Bank, the Finance Parties, the Borrowers and each of the other parties to the Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Agreement will be assumed by it after counter-signature of this Substitution Certificate by the Facility Agent.

6. The Substitute irrevocably and unconditionally guarantees to and indemnifies the Issuing Bank as required under clause 4.7 (Banks' Guarantee and Indemnity).

7. Without limiting the above paragraphs, nothing in this Substitution Certificate obliges the Existing Bank to:

         (a) accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

         (b) support any losses incurred by the Substitute by reason of any non-performance by the Borrowers or any other party to the Agreement or any of the Security Documents or any document relating thereto of any of its obligations under the same.

8. This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

NOTE: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties to this Substitution Certificate on the date appearing below.


                                  THE SCHEDULE



THE ACQUISITION FACILITY

Commitment (L.)                                                     Portion Transferred (L.)
         [ ]                                                                 [ ]

Contribution (L.)               Next Interest Payment Date          Portion Transferred (L.)

         [ ]                               [ ]                               [ ]



THE INTERIM FACILITY

Commitment (L.)                                                     Portion Transferred (L.)

         [ ]                                                                 [ ]

Contribution (L.)               Next Interest Payment Date          Portion Transferred (L.)

         [ ]                               [ ]                               [ ]



THE REVOLVING CREDIT FACILITY

Commitment (L.)                                                     Portion Transferred (L.)

         [ ]                                                                 [ ]

Contribution (L.)               Next Maturity Date(s)               Portion Transferred (L.)

         [ ]                               [ ]                               [ ]


Transferor's share of                                               Portion of Letters of Credit
Outstanding Letters of Credit                                       Transferred

         [ ]                                                                 [ ]

                      ADMINISTRATIVE DETAILS OF SUBSTITUTE

Lending Office:
Account for payments:
Telephone:
Telefax:
Attention:

[EXISTING BANK]                            [SUBSTITUTE]
By:                                       By:
   ----------------------------              ----------------------------
Date:                                      Date:


THE FACILITY AGENT
By:                                       By:
   ----------------------------              ----------------------------
Date:                                      Date:

on its own behalf and on behalf of all other parties to the Agreement (other than the Existing Bank)

                                   SCHEDULE 6

                         FORM OF ACCESSION CERTIFICATE

To:      [NAME OF FACILITY AGENT] on its own behalf as Facility Agent and on behalf of each other party to the Agreement.

Attention:                                                      [Date]
                            ACCESSION CERTIFICATE

This Accession Certificate relates to a L. Facilities Agreement (the "AGREEMENT") dated 2 March 1998 between, among others, the Primary Borrower
(1), Finco 2 and Bidco (2), Chase Manhattan plc, Lehman Brothers International, Merrill Lynch Capital Corporation as Arrangers (3), various banks and financial institutions as Underwriters (4) The Chase Manhattan Bank as Issuing Bank (5) Chase Manhattan International Limited as Facility Agent (6) and Chase Manhattan International Limited as Security Agent (7). Terms defined in the Agreement shall have the same meaning in this Accession Certificate.

1. [ ] (the "ACCEDING BORROWER") hereby requests the Facility Agent (on behalf of itself and all other parties to the Agreement) to accept this Accession Certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 24.1 of the Agreement so as to take effect in accordance with the respective terms thereof on the date hereof.

2. The Acceding Borrower is, pursuant to this Accession Certificate, acceding to the Agreement as a Borrower in respect of the Revolving Credit Facility (only) and accordingly shall, subject to the terms of this Accession Certificate and the Agreement, become a Revolving Credit Facility Borrower under the Agreement.

3. The Facility Agent (on behalf of itself, and all other parties to the Agreement) confirms the novation effected by this Accession Certificate pursuant to and for the purposes of clause 24.1 of the Agreement so as to take effect in accordance with the terms thereof.

4. The Acceding Borrower hereby undertakes to the Facility Agent (on behalf of itself and the other Finance Parties) that it will perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it as a Borrower after acceptance of this Accession Certificate by the Facility Agent.

5. [This Accession Certificate is intended to take effect as a Deed notwithstanding that the Facility Agent may execute it under hand only.]

6. This Accession Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Accession Certificate has been entered into as a Deed on the date above.

                      NOTICE DETAILS OF ACCEDING BORROWER

Address:
Telephone:
Telefax:
Attention:

THE ACCEDING BORROWER

[Execution particulars Acceding Borrower to execute as a Deed]




THE FACILITY AGENT

By:



on its own behalf and on behalf of
all the other parties to the Facility Agreement.

                                   SCHEDULE 7

                         TERMS OF BORROWERS' INDEMNITY


1. Each Borrower unconditionally and irrevocably undertakes to the Issuing Bank as follows:

         (a) each Borrower will at all times on demand indemnify the Issuing Bank against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges whatsoever (except those arising from the gross negligence or wilful misconduct of the Issuing Bank) in relation to or arising out of the Issue of any Letter of Credit and each Borrower will pay to the Facility Agent for the account of the Issuing Bank in immediately available funds and in the currency in which the relevant Letter of Credit is denominated the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise howsoever) and all losses, costs or expenses suffered or incurred from time to time by the Issuing Bank, arising under any liability which the Issuing Bank has incurred under the Issue of any Letter of Credit and any of the indemnities relating thereto;

         (a) the liability of each Borrower under this indemnity shall not be affected by any time being given or by anything being done by the Issuing Bank unless the same constitutes the gross negligence or wilful misconduct of the Issuing Bank.

2. Each of the Borrowers specifically releases and indemnifies the Issuing Bank against the consequences of:

         (a) the failure of the Issuing Bank or any other person to receive any telex or telephone message in a form in which it was despatched; and

         (b) any delay that may occur during the course of the transmission of any such message save in respect of any failure arising from the gross negligence or wilful misconduct of the Issuing Bank.

3.       (a)     The obligations of any Borrower under this Agreement and any
                 L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit and to repay any drawing under a Letter of Credit which is converted into Advances, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                 (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the relevant Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                 (iii) the existence of any claim, set-off, defence or other right that the relevant Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                 (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, (save where the Issuing Bank should decline to make payment under the terms of the Uniform Customs and Practice for Documentary Credits
                          (1993) (ICC Publication No. 500 (the "UCPDC")) invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                 (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or transferee of any Letter of Credit, including any arising in connection with any voluntary or involuntary proceeding, process or arrangement under any law, regulation or procedure relating to insolvency in any jurisdiction including in relation to winding up, bankruptcy, administration, administrative receivership, receivership and management, receivership, judicial custodianship, judicial trusteeship or the appointment of a judicial conservator or other official or the reconstruction, rescheduling, readjustment, moratorium or suspension of payments of any Indebtedness;

                 (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the relevant Borrower in respect of any Letter of Credit; or

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defence available to, or a discharge of, the relevant Borrower;

         (b) The obligations of each of the Borrowers under the Senior Finance Documents shall not be affected in any way by reason of any time or other indulgence which may be granted:

                 (i) to the Issuing Bank by any beneficiary of any Letter of Credit; or

                 (ii) by the Issuing Bank to any person from whom it may seek reimbursement in respect of sums paid out by it under any Letter of Credit or any other obligation pursuant thereto or pursuant to this Agreement, as the case may be.

4. The Issuing Bank may, at any time, without affecting any security created by, pursuant to or in relation to this Agreement or the rights, powers and remedies conferred upon it by this Agreement, any such security or by law:

         (a) offer or agree to or enter into agreement for the extension or variation of the Issue of any Letter of Credit (provided it does so in accordance with written instructions of the Borrower); or

         (b) offer or agree to give any time or other indulgence for any sums paid out by it under any Letter of Credit or any obligation pursuant to any Letter of Credit.

5. Any rights conferred on the Issuing Bank by this Agreement and by each document executed in relation to this Agreement shall be in addition to and not in substitution for or derogation of any other rights which the Issuing Bank may at any time have to seek from any person reimbursement of or indemnification against payments made or liabilities incurred under any Letter of Credit, any obligation pursuant thereto or to this Agreement.

6. Any satisfaction of obligations by any Borrower or any other person to the Issuing Bank or any discharge given by the Issuing Bank to any Borrower or any other person in respect of obligations under this Agreement or any related agreement between the Issuing Bank and any Borrower or any other person shall be, and be deemed always to have been, void if any act satisfying any of such obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided by law (otherwise than as a result of any act or default by the Issuing Bank).

7. Any Letter of Credit shall be considered to be outstanding until the later of:

         (a) its Expiry Date, or a reasonable time after its Expiry Date to allow for the presentation of documents through an advising bank; and

         (b) if, in the opinion of the Issuing Bank, its liability under the Letter of Credit does not expire on its stated Expiry Date or there is any doubt as to its Expiry Date, the date of return of the document evidencing the Issuing Bank's liability to the relevant beneficiary under any Letter of Credit.

8.       Each Borrower confirms and agrees that:

         (a) the Issuing Bank shall make any payment that appears to be duly requested or demanded in writing by any beneficiary under any Letter of Credit subject to its compliance (where applicable) with its obligations as Issuing Bank under the UCPDC regardless of whether or not the relevant Borrower shall be in any way in breach of any of its obligations under or by virtue of the transaction in connection with which the Letter of Credit was Issued and without making any further reference to the relevant Borrower or any investigation as to the bona fide nature, validity or genuineness of any such request or demand (unless, under applicable law, the Issuing Bank is under no obligation to make such payment), and

         (b) the liability of such Borrower hereunder and the right and obligation of the Issuing Bank to make such payment shall be in no way diminished or prejudiced if it should appear that, as between the relevant Borrower and that beneficiary, that beneficiary was not entitled for whatever reason to demand payment under the Letter of Credit or that such demand was not valid or genuine (subject as mentioned in paragraph 8(a) above).

                                   SCHEDULE 8

                   TERMS OF INTERBANK GUARANTEE AND INDEMNITY


1. Each Bank agrees to pay to the Facility Agent for the account of the Issuing Bank on demand made through the Facility Agent under clause
         4.7 (Banks' Guarantee and Indemnity) to such account as the Facility Agent may have specified for the purpose in immediately available funds and in the currency in which the relevant Letter of Credit is denominated, its Proportion of:

         (a) any and every sum of money which such Borrower shall from time to time be liable to pay to the Issuing Bank in respect of that Letter of Credit in full without set-off or counterclaim on the later of the date that the Issuing Bank has itself to make payment under the Letter of Credit (as notified by the Facility Agent to such Bank in the demand) and two Banking Days after receipt by such Bank of such demand; and

         (b) full cash cover for the Outstanding Contingent Liabilities under that Letter of Credit at any time after the Issuing Bank has become entitled to demand an indemnity through the Facility Agent in respect thereof from the relevant Borrower and which shall not have been paid at the time such demand is made.

2. Where a Bank makes a payment pursuant to paragraph 1 after the date on which the Issuing Bank makes the relevant payment under the Letter of Credit in question, such Bank shall pay on demand to the Issuing Bank its Proportion (as calculated in clause 4.7) of such amount as the Issuing Bank certifies as necessary to compensate it for funding the amount demanded in the interim.

3. No assurance, security or payment avoided under any law relating to bankruptcy, liquidation, insolvency, reconstruction or reorganisation or any similar laws and no release, settlement, arrangement or discharge which may have been given or made on the basis of any such assurance, security or payment shall prejudice or affect the right of the Issuing Bank to recover from each of the Banks to the full extent of their obligations under clause 4.7.

4. The obligations of each Bank under clause 4.7 shall not be impaired, affected or revoked by any act, omission, matter, thing or circumstance whatsoever which but for this provision might operate to release or exonerate such Bank from all or any part of its obligations under clause 4.7 or reduce, impair or affect such obligations or cause all or any part of such obligations to be irrecoverable from or unenforceable against any Obligor or to discharge, reduce, affect or impair any of such obligations, including without limitation:

         (a) any time, waiver or indulgence granted to any person or the forbearance of the Issuing Bank in enforcing the obligations of any person under any Finance Document or in respect of any other guarantee, security, obligation, right or remedy;

         (b) the recovery of any judgment against any person or any action to enforce the same;

         (c) the taking of any other security from any person or the failure, refusal, or neglect to take, perfect or enforce, any rights, remedies or securities from or against any person or all or any part of the security constituted by any of the Finance Documents;

         (d) any alteration in the constitution of any Obligor or any defect in or irregular exercise of the borrowing or other powers of any person or any legal limitation, disability, incapacity or other circumstance relating to any person or any legal limitation, disability, incapacity or other circumstance relating to any person whether arising in relation to any Finance Document or otherwise howsoever;

         (e) subject to clause 22.4 and 22.5 (Unanimous consents), any amendment or supplement to or variation of any L/C Related Document or any other Finance Document;

         (f) the insolvency, bankruptcy, liquidation, reconstruction or reorganization of, or analogous proceedings relating to any person or any composition or arrangement made by any of them with the Issuing Bank, any Bank or any other person or any transfer or extinction of any liabilities of any Obligor by any law, order regulation, decree, court order or similar instrument;

         (g) any irregularity, unenforceability or invalidity of any obligations of any person under any security or document (to the intent that such Bank's obligations under clause 4.7 shall remain in full force as if there were no such irregularity, unenforceability or invalidity);

         (h)     the occurrence of an Event of Default;

         (i) the existence of any claim, set-off defence or other right which any Obligor may have against any beneficiary of any Letter of Credit or any other person; or

         (j) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect.

5. The Issuing Bank shall be entitled to enforce the obligations of each Bank under clause 4.7 without making any demand on or taking any proceedings against or filing any proof of claim in any insolvency, winding up, dissolution or liquidation of any person or exhausting any right or remedy against any person or taking any action to enforce any part of the security constituted or evidenced by any of the Finance Documents.

6. The obligations of each Bank under clause 4.7 shall be continuing obligations and shall extend to the ultimate balance of the obligations referred to therein. If, for any reason, such obligations cease to be continuing obligations, the Issuing Bank may open a new account with or continue any existing account with any person and the liability of each Bank in respect of amounts guaranteed by it pursuant to clause 4.7 at the date of such cessation shall remain regardless of any payments in or out of any such account.

7. The Issuing Bank's rights under clause 4.7 shall be in addition to and shall be in no way prejudiced by any other rights of or security held by the Issuing Bank in relation to the obligations of any Obligor.
         The Issuing Bank's rights under clause 4.7 are in addition to and are not exclusive of those provided by law.

8. A certificate of the Issuing Bank as to any amount due to it from any Bank pursuant to clause 4.7 shall be conclusive (in the absence of manifest error).

PRIMARY BORROWER, FINCO 2 AND BIDCO

Signed for and on behalf of
TU FINANCE (NO. 1) LTD
(company number 3505836)

/s/ TU Finance (No. 1) Ltd
----------------------------


Signed for and on behalf of
TU FINANCE (NO.  2) LTD
(company number 3514100)

/s/ TU Finance (No. 2) Ltd
----------------------------



Signed for and on behalf of
TU ACQUISITIONS PLC
(company number 3455523)

/s/ TU Acquisitions PLC
-----------------------------------




JOINT LEAD ARRANGERS

Signed for and on behalf of
CHASE MANHATTAN PLC
as Arranger

/s/ Chase Manhattan plc
-----------------------------------



Signed for and on behalf of
LEHMAN BROTHERS INTERNATIONAL
as Arranger

/s/ Lehman Brothers International
-----------------------------------

Signed for and on behalf of
MERRILL LYNCH CAPITAL CORPORATION
as Arranger

/s/ Merrill Lynch Capital Corporation
-------------------------------------



ORIGINAL BANKS

Signed for and on behalf of
THE CHASE MANHATTAN BANK
as Underwriter

/s/ The Chase Manhattan Bank
------------------------------------



Signed for and on behalf of
LEHMAN COMMERCIAL PAPER INC
as Underwriter

/s/ Lehman Commercial Paper Inc
------------------------------------



Signed for and on behalf of
MERRILL LYNCH CAPITAL CORPORATION
as Underwriter

/s/ Merrill Lynch Capital Corporation
------------------------------------



ISSUING BANK



Signed for and on behalf of
THE CHASE MANHATTAN BANK
as Issuing Bank

/s/ The Chase Manhattan Bank
------------------------------------

FACILITY AGENT

Signed for and on behalf of
CHASE MANHATTAN INTERNATIONAL LIMITED
as Facility Agent

/s/ Chase Manhattan International Limited
------------------------------------------



SECURITY AGENT

Signed for and on behalf of
CHASE MANHATTAN INTERNATIONAL LIMITED
as Security Agent

/s/ Chase Manhattan International Limited
------------------------------------------